                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Flextronics International Ltd.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                        Flextronics International Ltd.
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 15, 1996

To our Shareholders:

     You are cordially invited to attend and NOTICE IS HEREBY GIVEN of the Annual General Meeting of FLEXTRONICS INTERNATIONAL LTD. (the "Company") which will be held at the Sheraton San Jose, 1801 Barber Lane, Milpitas, California, United States of America, at 9:00 a.m., California time on August 15, 1996 for the following purposes:

  As Ordinary Business

     1. To re-elect the following Directors, who will retire pursuant to Article 95 of the Articles of Association of the Company, to the Board of Directors:

        (a) Robert R.B. Dykes

        (b) Michael E. Marks

        (c) Andrew W. Russell

     2. To re-elect Stephen J.L. Rees, who will cease to hold office pursuant to
Article 101 of the Articles of Association of the Company, to the Board of Directors.

     3. To receive and adopt the Audited Accounts of the Company for the fiscal year ended March 31, 1996 together with the Reports of the Directors and Auditors thereon.

     4. To consider and vote upon a proposal to reappoint Ernst & Young as independent auditors for the Company for the fiscal year ending March 31, 1997 and to authorize the Board of Directors to fix their remuneration.

  As Special Business

     5. To pass the following resolution as an Ordinary Resolution:

          RESOLVED THAT approval be and is hereby given for the Company's 1993 Share Option Plan (the "1993 Plan") to be amended to increase the maximum number of Ordinary Shares authorized for issuance under the 1993 Plan from 1,500,000 Ordinary Shares to 2,000,000 Ordinary Shares and that an additional 500,000 Ordinary Shares be reserved for issuance under the 1993 Plan, and that such Ordinary Shares, when issued and paid for in accordance with the terms of the 1993 Plan, shall be validly issued, fully paid and nonassessable Ordinary Shares in the capital of the Company.

     6. To pass the following resolution as an Ordinary Resolution:

          RESOLVED THAT pursuant to the provisions of Section 161 of the Companies Act, Cap. 50, and notwithstanding the provisions of Article 46 of the Articles of Association of the Company but subject otherwise to the provisions of that Act and the Articles of Association of the Company, the Board of Directors be and are hereby authorized to allot and issue or grant options in respect of Ordinary Shares in the capital of the Company or to allot and issue such shares in the capital of the Company pursuant to the exercise of any option granted in respect thereof to such persons on such terms and conditions and with such rights or restrictions as they may think fit to impose and as are set forth in the Articles of Association of the Company aforesaid and that such authority shall continue in force until the conclusion of the next Annual General Meeting or the expiration of the period within which the next Annual General Meeting of the Company is required by law to be held, whichever is the earlier.

  As Ordinary Business

     7. To transact any other business as may properly be transacted at any Annual General Meeting.

     The Board of Directors has fixed the close of business on June 25, 1996 as the record date for determining those shareholders who will be entitled to receive copies of this Notice and accompanying Proxy Statement. However, holders of record on August 15, 1996 will be entitled to vote at the Annual General Meeting.

     A shareholder (member) entitled to attend and vote at the Annual General Meeting is entitled to appoint a proxy to attend and vote on his or her behalf. A proxy need not also be a shareholder (member). Representation of at least
33 1/3% of all outstanding Ordinary Shares of Flextronics International Ltd. is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. An instrument appointing a proxy must be left at the registered office of the Company located at 36, Robinson Road, #18-01, City House, Singapore 068877 or at The First National Bank of Boston, 150 Royall Street, M/S 45-01-07, Canton, Massachusetts 02021, United States of America not less than forty-eight (48) hours before the time appointed for holding the meeting. Your proxy may be revoked at any time prior to the time it is voted.

                                          By Order of the Board of Directors,

                                          Yap Lune Teng
                                          Joint Secretary

Singapore
June 25, 1996

SHAREHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT CAREFULLY PRIOR TO RETURNING
                                 THEIR PROXIES

                                PROXY STATEMENT
                                      FOR
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                       OF
                         FLEXTRONICS INTERNATIONAL LTD.

                           TO BE HELD AUGUST 15, 1996

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Flextronics International Ltd. (the "Company") of proxies to be voted at the Annual General Meeting which will be held at 9:00 a.m., California time on August 15, 1996 at the Sheraton San Jose, 1801 Barber Lane, Milpitas, California in the United States of America, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting. This Proxy Statement and the proxy card were first mailed to shareholders of record on June 25, 1996 on or about June 25, 1996. The entire cost of soliciting proxies will be borne by the Company.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The close of business on June 25, 1996 was the record date for shareholders entitled to notice of the Annual General Meeting. As of that date, the Company had 13,266,483 Ordinary Shares, S$0.01 par value per share (the "Ordinary Shares"), issued and outstanding. All of the Ordinary Shares issued and outstanding on August 15, 1996 are entitled to vote at the Annual General Meeting, and shareholders of record on August 15, 1996 entitled to vote at the meeting will on a poll have one (1) vote for each Ordinary Share so held on the matters to be voted upon.

     Ordinary Shares represented by proxies in the accompanying form which are properly executed and returned to the Company will be voted at the Annual General Meeting in accordance with the shareholders' instructions contained therein. The affirmative vote of the holders of a majority of the issued shares present and voting in person or by proxy at the Annual General Meeting is required to re-elect the directors nominated pursuant to Proposal Nos. 1(a), (b) and (c) and 2, and to approve the ordinary resolutions in Proposal Nos. 3, 4, 5 and 6. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Neither abstentions nor broker non-votes are counted in tabulations of the votes cast on proposals presented to shareholders.

     In the absence of contrary instructions, shares represented by proxies will be voted FOR Proposals 1, 2, 3, 4, 5 and 6. Management does not know of any matters to be presented at this Annual General Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any shareholder of record has the right to revoke his or her proxy at any time prior to voting at the Annual General Meeting by submitting a subsequently dated proxy or by attending the meeting and voting in person. To be effective, a proxy must be deposited at the registered office of the Company located at 36 Robinson Road #18-01, City House, Singapore 068877 or at The First National Bank of Boston, 150 Royall Street, M/S 45-01-07, Canton, Massachusetts 02021, United States of America, at least forty-eight (48) hours before the time set for the Annual General Meeting.

     The Company has prepared in accordance with Singapore law, Singapore dollar financial statements to be distributed as part of this Proxy Statement. Except as otherwise stated herein, all monetary amounts in this Proxy Statement have been presented in U.S. dollars.

                       PROPOSALS 1(A), (B) AND (C) AND 2:

                            RE-ELECTION OF DIRECTORS

     At each Annual General Meeting at least one-third ( 1/3) of the Directors (or, if their number is not a multiple of three (3), the number nearest to but not less than one-third ( 1/3)) are required to retire from office. The Directors required to retire in each year are those who have been in office longest since their last re-election or appointment. As between persons who became or were last re-elected Directors on the same day, those required to retire are (unless they otherwise agree among themselves) determined by lot. Retiring Directors are eligible for re-election. The first three (3) names set forth below are the three (3) members of the Board of Directors who will retire and are eligible for re-election and have been nominated to stand for re-election at the 1996 Annual General Meeting. Under Article 101 of the Articles of Association of the Company, any person appointed as a Director of the Company by the Board of Directors shall hold office only until the next Annual General Meeting of the Company and shall then be eligible for re-election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such Meeting in the manner stated above. The fourth (4th) name set forth below is the member of the Board of Directors who was so appointed on April 15, 1996 and is eligible for re-election and has been nominated to stand for re-election at the 1996 Annual General Meeting. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for Directors listed below. In the event any nominee is unable or declines to serve as a Director at the time of the Annual General Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors, in accordance with Article 100 of the Articles of Association of the Company, to fill the vacancy. In the event that additional persons are nominated for election as Directors, in accordance with Article 100 of the Articles of Association of the Company, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

     THE BOARD RECOMMENDS A VOTE FOR THE RE-ELECTION OF THE THREE (3) DIRECTORS SET FORTH BELOW AND THE RE-ELECTION OF MR. REES TO THE BOARD.

NOMINEES TO BOARD OF DIRECTORS

     Robert R.B. Dykes (age 47) -- Mr. Dykes has served as a Director of the Company since January 1994. Mr. Dykes has been Executive Vice President, Worldwide Operations and Chief Financial Officer of Symantec Corporation, an application and system software products company, since 1988.

     Michael E. Marks (age 45) -- Mr. Marks has been the Company's Chief Executive Officer since January 1994 and its Chairman of the Board since July 1993. He has been a Director of the Company since December 1991. From November 1990 to December 1993, Mr. Marks was President and Chief Executive Officer of Metcal, Inc., a precision heating instrument company. From September 1989 to November 1990, Mr. Marks was Vice President of Operations at Electronic Arts, an interactive multimedia company. From 1988 to 1989, he was Senior Vice President and General Manager of Flex Holdings Pte Limited (the predecessor to the Company). Mr. Marks received a B.A. and M.A. from Oberlin College and an M.B.A. from the Harvard Business School.

     Andrew W. Russell (age 57) -- Mr. Russell has served as a Director of the Company since September 1991. Mr. Russell has been employed by Jardine Fleming Investment Management since July 1990. From 1988 to July 1990 he was a director of Standard Chartered Asia Development Capital Ltd., a venture capital firm.

     Stephen J.L. Rees (age 35) -- Mr. Rees has served as a Director of the Company since April 15, 1996 and as Chairman of Astron Group Ltd. ("Astron") since the acquisition of Astron by the Company in February 1996. Since November 1991 Mr. Rees has been Chairman and Chief Executive Officer of Astron. Prior to 1991, Mr. Rees held several senior management positions at Siemens A.G. in Europe and Singapore. Mr. Rees holds a B.A. in Finance from the City of London Business School and graduated in Production Technology and Mechanical Engineering from the HTL St. Polten Technical Institute in Austria.

DIRECTORS NOT STANDING FOR RE-ELECTION

     Bernard J. Lacroute (age 52) -- Mr. Lacroute has served as a Director of the Company since July 1993. Mr. Lacroute has been a partner of Kleiner Perkins Caufield & Byers, a Northern California venture capital firm, since 1989. Mr. Lacroute also serves as a director of Radius, Inc. and several privately-held companies.

     Tsui Sung Lam (age 46) -- Mr. Tsui has been the Company's President and Chief Operating Officer since January 1994 and a Director from May 1990 to June 1990 and from September 1991 to present. From June 1990 to December 1993, he was the Company's Managing Director and Chief Executive Officer. From 1982 to June 1990, Mr. Tsui served in various positions with Flex Holdings Pte Limited (the predecessor to the Company) including Vice President of Asian Operations. Mr. Tsui received Diplomas in Production Engineering and Management Studies from Hong Kong Polytechnic and a Certificate in Industrial Engineering from Hong Kong University.

     Michael J. Moritz (age 41) -- Mr. Moritz has served as a Director of the Company since July 1993. Mr. Moritz has been a General Partner of Sequoia Capital, a venture capital firm, since 1988. Mr. Moritz also serves as a director of Global Village Communication, Inc. and several privately-held companies. Mr. Moritz is also a director of Yahoo! Inc. and Global Village Communication, Inc.

     Richard L. Sharp (age 49) -- Mr. Sharp has served as a Director of the Company since July 1993. He has been the Chairman, President, Chief Executive Officer and a director of Circuit City Stores, Inc., a consumer electronics and appliances retailer, since June 1986. Mr. Sharp also serves as a director of S&K Famous Brands, Inc. and the James River Corporation.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of one hundred and thirty-two (132) meetings during fiscal 1996. One hundred and nine (109) of these meetings were held solely for the purpose of approving the allotment of Ordinary Shares of the Company in connection with employee stock option exercises, as required under Singapore law, and were not, except for one (1) meeting, attended by the full Board of Directors. During the period for which each Director was a Director or a committee member, all Directors except Messrs. Moritz, Dykes, Lacroute, Russell and Sharp attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served. Of the twenty-three (23) meetings held primarily for purposes other than the approval of allotments of Ordinary Shares of the Company in connection with employee stock option exercises, all Directors, except for Messrs. Moritz, Russell, Sharp, Dykes and Lacroute, attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

     The Board of Directors has created an Audit Committee and a Compensation Committee of the Board. The Audit Committee is composed of Robert R.B. Dykes and Michael J. Moritz and is charged with reviewing the Company's annual audit and meeting with the Company's independent accountants to review the Company's internal controls and financial management practices. The Compensation Committee, which is composed of Andrew W. Russell and Richard L. Sharp, recommends to the Board of Directors compensation for the Company's key employees and administers the employee share option plans. The Audit Committee held one (1) meeting in fiscal 1996 and the Compensation Committee held eight
(8) meetings in fiscal 1996. There is no nominating committee or a committee performing the functions of a nominating committee.

                             DIRECTOR REMUNERATION

     Each non-employee Director who does not reside in Singapore receives stock options pursuant to the automatic option grant provisions of the Company's 1993 Share Option Plan. Pursuant to this program, Richard L. Sharp, Robert R.B. Dykes, Bernard J. Lacroute, Michael J. Moritz and Andrew W. Russell each received option grants for 3,000 Ordinary Shares in fiscal 1996. In addition, all Directors receive reimburse-ment of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No Director who is an employee of the Company receives compensation for services rendered as a Director.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning the compensation paid or accrued by the Company for services rendered during fiscal 1996, 1995 and 1994 by the Chief Executive Officer and each of the four most highly compensated executive officers whose total salary and bonus for fiscal 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                             AWARDS(1)
                                                      ANNUAL COMPENSATION   ------------
                                             FISCAL   -------------------     OPTIONS       ALL OTHER
        NAME AND PRINCIPAL POSITION           YEAR     SALARY     BONUS      (# SHARES)    COMPENSATION
- -------------------------------------------  ------   --------   --------   ------------   ------------
Michael E. Marks...........................   1996    $275,000   $132,500      150,000       $ 19,188(2)
  Chairman of the Board and                   1995     250,000     45,750       25,000         16,374(3)
  Chief Executive Officer                     1994      80,002         --       75,000          3,267(4)
Tsui Sung Lam..............................   1996     249,176    143,313       40,000         39,988(5)
  President and Chief Operating Officer       1995     216,028     67,533           --         18,288(6)
                                              1994     201,390     28,105      130,050         12,091(7)
Dennis P. Stradford........................   1996     191,100     65,066       13,000         21,835(8)
  Senior Vice President of Sales and          1995     182,000     45,018           --         16,000(9)
  Marketing                                   1994     163,603     50,000      100,830         15,230(10)
Goh Chan Peng..............................   1996     163,718     65,976       15,000         24,217(11)
  Chief Financial Officer                     1995     134,193     49,544           --         14,122(12)
                                              1994     117,793     40,707       82,830         10,854(13)
Michael McNamara...........................   1996     173,250     53,626       15,000         11,778(14)
  Vice President, President of U.S.           1995     165,000     15,468           --          6,600(15)
  Operations                                  1994          --         --       30,000             --

- ---------------

 (1) In July 1993, options granted in fiscal 1993 by one of the Company's subsidiaries to purchase shares of that subsidiary were cancelled and the Company replaced such subsidiary options with grants of options to purchase a like number of Ordinary Shares at the same exercise price. The number of option shares covered by these replacement grants are as follows: Mr. Tsui:
     115,050; Mr. Stradford: 91,830; and Mr. Goh: 67,830.
 (2) Includes an auto allowance of $8,978, $4,370 in Company contributions to the Company's 401(k) plan and $5,839 in life and disability insurance premium payments.
 (3) Includes an auto allowance of $7,204, $4,520 in Company contributions to the Company's 401(k) plan and $4,650 in life insurance premium payments.
 (4) Includes an auto allowance of $1,800 and $1,467 in Company contributions to the Company's 401(k) plan.
 (5) Includes $736 in life insurance premium payments and $39,252 in Company contributions to the Central Provident Fund. The Central Provident Fund is a statutory savings plan to provide for employees' retirement in Singapore.
 (6) Includes $671 in life insurance premium payments and $17,617 in Company contributions to the Central Provident Fund.
 (7) Includes $625 in life insurance premium payments and $11,466 in Company contributions to the Central Provident Fund.

 (8) Includes $5,587 in life insurance premium payments, an auto allowance of $7,200 and $3,832 in Company contributions to the Company's 401(k) plan and a travel allowance of $5,216.
 (9) Includes $3,340 in life insurance premium payments, an auto allowance of $7,200 and $5,460 in Company contributions to the Company's 401(k) plan.
(10) Includes $3,400 in life insurance premium payments, an auto allowance of $7,200 and $4,630 in Company contributions to the Company's 401(k) plan.
(11) Includes $736 in life insurance premium payments and $23,481 in Company contributions to the Central Provident Fund.
(12) Includes $671 in life insurance premium payments and $13,451 in Company contributions to the Central Provident Fund.
(13) Includes $625 in life insurance premium payments and $10,229 in Company contributions to the Central Provident Fund.
(14) Represents an auto allowance of $11,778.
(15) Represents an auto allowance of $6,600.

OPTION GRANT TABLE

     The following table provides information concerning the grants of options to purchase the Company's Ordinary Shares made in fiscal 1996 to the persons named in the Summary Compensation Table. No stock appreciation awards were granted to any such person in fiscal 1996 except to the extent described in footnote (1) to this table. Certain option grants have been made to the persons named in the Summary Compensation Table in fiscal 1997. See also "Stock Awards Table."

                                                                                          POTENTIAL REALIZABLE
                                                                                                  VALUE
                                                                                         AT ASSUMED ANNUAL RATES
                                                                                             OF SHARE PRICE
                                           % OF TOTAL                                         APPRECIATION
                                         OPTIONS GRANTED                                   FOR OPTION TERM(3)
                           OPTIONS        TO EMPLOYEES     EXERCISE PRICE   EXPIRATION   -----------------------
          NAME          GRANTED (#)(1)   IN FISCAL YEAR      ($/SH)(2)         DATE       5% ($)        10% ($)
- --------------------------------------   ---------------   --------------   ----------   ---------     ---------
Michael E. Marks........     150,000          24.12            $14.75          4/9/00    1,391,429     3,526,155
Tsui Sung Lam...........      40,000           6.43             14.75          4/9/00      371,048       940,308
Dennis P. Stradford.....      10,000           1.61             14.75          4/9/00       92,762       235,077
Goh Chan Peng...........      10,000           1.61             14.75          4/9/00       92,762       235,077
                              5,000             .80             35.75         3/21/01      112,414       284,881
Michael McNamara........      10,000           1.61             14.75          4/9/00       92,762       235,077
                              5,000             .80             35.75         3/21/01      112,414       284,881

- ---------------

(1) The options are exercisable at the rate of (i) 25% upon completion of twelve months of service beginning on the date the option was granted and (ii) then 1/36th of the remaining balance in each calendar month thereafter. The options will become immediately exercisable for all of the option shares in the event the Company is acquired by merger or sale of substantially all of the Company's assets or outstanding Ordinary Shares, unless the options are assumed or otherwise replaced by the acquiring entity. The Compensation Committee has authority to provide for the acceleration of each option in connection with certain hostile tender offers or proxy contests for Board membership. Each option includes a limited stock appreciation right pursuant to which the option will automatically be canceled upon the occurrence of certain hostile tender offers, in return for a cash distribution from the Company based on the tender offer price per share. The options have a maximum term of five (5) years, subject to earlier termination in the event of the optionee's cessation of service with the Company.
(2) The exercise price of the option may be paid in cash or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Compensation Committee has the authority to reprice outstanding options through the cancellation of those options and the grant of replacement options with an exercise price equal to the lower fair market value of the option shares on the regrant date.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of share price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Ordinary Share prices.

YEAR-END OPTION TABLE

     The following table sets forth certain information regarding the exercise of options to purchase Ordinary Shares during fiscal 1996 and unexercised options held as of March 31, 1996 by the individuals named in the Summary Compensation Table.

                     AGGREGATED OPTION EXERCISES IN FISCAL
                     1996 AND FISCAL YEAR-END OPTION VALUES

                                                                                             VALUE OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                         SHARES                              AT MARCH 31, 1996 (#)         AT MARCH 31, 1996 ($)(2)
                      ACQUIRED ON          VALUE        -------------------------------   ---------------------------
       NAME           EXERCISE (#)    REALIZED ($)(1)   EXERCISABLE       UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------  --------------   ---------------   -----------       -------------   -----------   -------------
Michael E. Marks...       8,000           101,360          81,062            160,938        1,695,724     2,920,166
Tsui Sung Lam......      40,000           828,200          53,542             43,458        1,355,900       825,010
Dennis P.
  Stradford........      24,000           483,530          13,958             15,042          353,748       320,722
Goh Chan Peng......      15,000           378,700          24,292             22,708          630,516       388,394
Michael McNamara...           0                 0          19,792             25,208          494,069       448,531

- ---------------
(1) Market value on the date of exercise, less option exercise price.
(2) Calculated on the basis of the fair market value of the Company's Ordinary Shares at year-end on March 29, 1996 of $30.50 per share minus the per share exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Russell and Sharp. No officers of the Company serve on the Compensation Committee. Andrew W. Russell is employed by Jardine Fleming Investment Management which manages JF Asia Select Limited, which owns more than 5% of the Company's outstanding shares. In July 1993, JF Asia Select Limited purchased 258,075 Ordinary Shares from the Company and an aggregate of 23,094 Ordinary Shares from certain other shareholders at $2.92 per share. In December 1993, the Company sold 1,622,934 Ordinary Shares at $4.33 per share to a group of investors, including 264,843 Ordinary Shares to JF Asia Select Limited and 23,076 Ordinary Shares to Mr. Sharp.

EMPLOYMENT AND CONSULTING AGREEMENTS

     In July 1993 the Company entered into employment agreements with each of Messrs. Tsui, Stradford and Goh. Under these agreements, Mr. Tsui is entitled to receive an annual salary of S$344,539, Mr. Stradford is entitled to receive an annual salary of $175,000 and Mr. Goh is entitled to receive an annual salary of S$207,103. In March 1996 the Compensation Committee increased the base salaries of Messrs. Stradford, Tsui and Goh to $191,000, S$390,359 and S$264,328, respectively. The Company is required to pay each of Messrs. Tsui and Goh their base salary for a period of 12 months upon their termination by the Company without cause (as defined therein) or their resignation from the Company with good reason (as defined therein); with respect to Mr. Stradford, the Company agreed to pay a lump sum amount equal to his base salary for nine months or, if longer, one month for each complete year of service subject to a maximum of 12 months.

     The Compensation Committee has the authority to provide for the acceleration of one or more options held by the Company's Chief Executive Officer and other executive officers under the 1993 Plan in connection with a change in control or the subsequent termination of the optionee's service with the Company.

     In connection with the Company's acquisition of Astron, the Company entered into a Services Agreement (the "Services Agreement") with Astron Technologies Limited, a subsidiary of the Company ("ATL") and Croton Technology Ltd., a company under the management and control of Mr. Rees (the "Consultant Company"), and Astron entered into a Supplemental Services Agreement (the "Supplemental Services Agreement") with Mr. Rees. Since the acquisition, Mr. Rees has become a Director of the Company and he continues to act as Chairman of Astron. Under the terms of the Services Agreement, Mr. Rees will act as President of ATL and the Consultant Company will develop the business of ATL through June 1998. The Services Agreement provides that the Consultant Company will receive (i) a lump sum payment of $15 million on June 30, 1998, $5 million of which is payable in cash and $10 million of which is payable in cash or the Ordinary Shares of the Company at the option of the Company and (ii) an annual fee in the amount of $90,000. The Services Agreement terminates on June 30, 1998 but may be terminated for cause under the terms described therein.

     Pursuant to the terms of the Supplemental Services Agreement, Mr. Rees will act as Chairman of Astron and be responsible for maintaining and developing the business of Astron, and, in exchange, will receive annually a salary of $140,000. The Supplemental Services Agreement terminates on June 30, 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors sets the base salary of the Company's executive officers and approves individual bonus programs for executive officers. The Committee took no action with respect to executive compensation in fiscal 1996, other than approving certain year-end bonuses earned in accordance with a bonus plan previously adopted by the Board of Directors and authorizing salary increases to eight (8) executive officers. Option grants to executive officers are made by the Committee, and the Committee has complete discretion in establishing the terms of each such grant. The following is a summary of policies of the Company that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

GENERAL COMPENSATION POLICY

     The Company's overall policy is to offer its executive officers cash-based and equity-based compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the Company's primary objectives is to have a significant portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance.

     The principal factors taken into account in establishing each executive officer's compensation package are summarized below. Additional factors may be taken into account to a lesser degree, and the relative weight given to each factor varies with each individual in the discretion of the Committee. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Cash Based Compensation. The Company sets base salary for executive officers on the basis of personal performance and internal comparability considerations. The aggregate amount of the Company's annual bonus pool in fiscal 1996 was based solely on net income. The bonus pool was allocated to executive officers, including the Chief Executive Officer, in an amount equal to approximately 30% of the total combined base salaries of all of the executive officers. The Company also has a 401(k) retirement savings plan for U.S. employees to which it can contribute a portion of profits and such contribution is allocated to eligible participants in proportion to their total compensation for the year relative to the total aggregate compensation for all eligible participants. The Company believes that all employees share the responsibility of achieving profits.

     Long-Term Equity-Based Compensation. The Committee intends to make stock option grants from time to time. Each grant is designed to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire the Company's Ordinary Shares at a fixed price per share (the market price on the grant date) over a specified period of time (up to five (5) years), thus providing a return to the officer only if he or she remains in the employ of the Company and the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set at a level that is intended to create a meaningful opportunity for share ownership based upon the individual's current position with the Company, but there is also taken into account the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods and the number of options held by the individual at the time of grant. The relative weight given to these factors varies with each individual in the sole discretion of the Committee.

     CEO Compensation. Mr. Marks' base salary is based on the Company's expectation of his personal performance and comparisons to the base salaries of other executive officers of the Company. With respect to Mr. Marks' base salary, it is the Company's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors.

     Deduction Limit for Executive Compensation. Recently enacted Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits federal income tax deductions for compensation paid to the Chief Executive Officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions.

     The Company believes that stock options granted to its executives qualify for the performance-based exception to the deduction limit.

     Because it is unlikely that other compensation payable to any Company executive would exceed the deduction limit in the near future and because final regulations have not been issued under Section 162(m), the Committee has not yet considered whether it will seek to qualify compensation other than options for the performance-based exception or will prohibit the payment of compensation that would exceed the deduction limit. However, in approving the amount and form of compensation for Company executives, the Committee will continue to consider all elements of cost to the Company of providing that compensation.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                                          Andrew W. Russell
                                          Richard L. Sharp

PERFORMANCE GRAPH

     The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Ordinary Shares, assuming $100 invested, compared with the cumulative total return, assuming dividend reinvestment, of the Standard & Poor's 500 Stock Index and the peer group indicated below, during the period from March 18, 1994 (the date of the Company's initial public offering) through March 29, 1996.

     The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performances of the Company's Ordinary Shares.

                COMPARISON OF 24 MONTH CUMULATIVE TOTAL RETURN*

    AMONG FLEXTRONICS INTERNATIONAL LTD., THE S&P 500 INDEX AND A PEER GROUP

                         FLEXTRONICS
  MEASUREMENT PERIOD    INTERNATIONAL   S&P       PEER
(FISCAL YEAR COVERED)        LTD.       500       GROUP
      3/18/94                100        100       100
      3/94                    89         95        88
      3/95                    98        109        85
      3/96                   218        144       137

* $100 INVESTED ON 03/18/94 IN STOCK, PEER GROUP
  OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING MARCH 31.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Performance Graph will not be incorporated by reference into any of those prior filings; nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Ordinary Shares and other equity securities of the Company. Additionally, officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the year ended March 31, 1996 with all Section 16(a) filing requirements applicable to the Company's officers, Directors and greater than ten-percent (10%) beneficial owners except that Mr. Marks filed three (3) late reports.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 31, 1996 regarding the beneficial ownership of the Company's Ordinary Shares, by (i) each Director,
(ii) each executive officer named in the Summary Compensation Table and (iii) all Directors and executive officers as a group. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

                                                                    NUMBER OF SHARES        PERCENT
                              NAME                                 BENEFICIALLY OWNED     OF TOTAL(1)
- -----------------------------------------------------------------  ------------------     -----------
Michael E. Marks.................................................         453,627(2)          3.45%
Tsui Sung Lam....................................................          51,715(3)             *
Dennis P. Stradford..............................................          28,833(4)             *
Goh Chan Peng....................................................          27,974(5)             *
Michael McNamara.................................................          68,870(6)             *
Robert R.B. Dykes................................................          33,950(7)             *
Bernard J. Lacroute..............................................         716,202(8)          5.44
Michael Moritz...................................................         788,562(9)          5.91
Andrew W. Russell................................................         964,761(10)         7.33
Stephen J.L. Rees................................................          45,801(11)            *
Richard L. Sharp.................................................         730,528(12)         5.55
All directors and executive officers as a group (14 persons).....       3,818,266(13)        27.27

- ---------------
   * Less than 1%

 (1) Percentage ownership is based upon 13,168,041 Ordinary Shares outstanding as of March 31, 1996. Unless otherwise indicated, the persons and entities named above have sole voting and sole investment power with respect to all of the shares listed as being beneficially owned by them, subject to community property laws, where applicable.

 (2) Includes 368,014 shares beneficially owned by Ironwood Capital (all of which were distributed to its partners on or about May 16, 1996 in a pro-rata distribution without consideration, at which time Mr. Marks received 187,007 shares). Mr. Marks is a partner of Ironwood Capital and may be deemed to share voting and investment power with respect to shares beneficially owned by Ironwood Capital. Mr. Marks disclaims beneficial ownership of such shares except for those shares in which he has a pecuniary interest. Also includes 81,479 shares subject to options exercisable within 60 days held by Mr. Marks.

 (3) Includes 50,083 shares subject to options exercisable within 60 days held by Mr. Tsui.

 (4) Includes 7,833 shares subject to options exercisable within 60 days held by Mr. Stradford.

 (5) Includes 27,833 shares subject to options exercisable within 60 days held by Mr. Goh.

 (6) Includes 21,458 shares subject to options exercisable within 60 days held by Mr. McNamara.

 (7) Includes 33,750 shares subject to options exercisable within 60 days held by Mr. Dykes.

 (8) Includes 468,013 shares beneficially owned by Kleiner Perkins Caufield & Byers ("KPCB") VI, L.P. and 71,793 shares held by KPCB VI Founders Fund, L.P. for each of which KPCB VI Associates, L.P. is the general partner. Mr. Lacroute is a general partner of KPCB VI Associates, L.P. Mr. Lacroute disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 33,750 shares subject to options exercisable within 60 days held by Mr. Lacroute and 1,854 shares beneficially owned by the Bernard and Ronni Lacroute Trust.

 (9) Includes 708,389 shares beneficially owned by Sequoia Capital Growth Fund, a limited partnership, and 46,423 shares held by Sequoia Technology Partners III, a limited partnership. Mr. Moritz is a general partner of Sequoia Partners (CF), which is the general partner of Sequoia Capital Growth Fund, and Mr. Moritz is a limited partner of Sequoia Technology Partners III. Mr. Moritz disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. Also includes 23,750 shares subject to options exercisable within 60 days held by Mr. Moritz.

(10) Includes 931,011 shares beneficially owned by JF Asia Select Limited. See footnote 2 on page 12. Mr. Russell disclaims beneficial ownership over such shares. Also includes 33,750 shares subject to options exercisable within 60 days held by Mr. Russell.

(11) Also includes 4,754 shares held by Mrs. Janine Margaret Rees.

(12) Includes 225,000 shares held by Bethany Limited Partnership. Mr. Sharp, the general partner of Bethany Limited Partnership, may be deemed to share voting and investment power with respect to such shares. Mr. Sharp disclaims beneficial ownership of all such shares except to the extent of his proportionate interest therein. Also includes 33,750 shares subject to options exercisable within 60 days.

(13) Includes 309,785 shares subject to options exercisable within 60 days.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to the only persons who beneficially owned (to the Company's knowledge) more than 5% of the Company's Ordinary Shares as of March 31, 1996. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

                                                                     SHARES BENEFICIALLY
               NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNED NUMBER       PERCENT(1)
- -------------------------------------------------------------------  -------------------   ----------
JF Asia Select Limited(2)..........................................        964,761             7.33%
  c/o Standard Chartered Bank
  8th Floor, Edinburgh Tower
  The Landmark
  Central, Hong Kong
Capital Group(3)...................................................        845,000             6.42
  11100 Santa Monica Blvd.
  Los Angeles, California 90025
Sequoia Capital(4).................................................        788,562             5.91
  3000 Sand Hill Road
  Building 4, Suite 280
  Menlo Park, California 94025
Richard L. Sharp(5)................................................        730,528             5.55
  c/o Circuit City Stores, Inc.
  9950 Mayland Drive
  Richmond, Virginia 23233
Kleiner, Perkins, Caufield & Byers(6)..............................        716,202             5.44
  2750 Sand Hill Road
  Menlo Park, California 94025

- ---------------

(1) Percentage ownership is based upon 13,168,041 registered Ordinary Shares as of March 31, 1996.

(2) Jardine Fleming Investment Management Limited ("JFIM"), a corporation with a board of directors comprised of twenty-six (26) individuals, manages JF Asia Select Limited. Robert H.L. Thomas and Andrew Russell, a director and employee, respectively, of JFIM have managerial responsibilities with respect to assets of JF Asia Select Limited and, as such, may be deemed to share voting and investment power over such shares. Messrs. Thomas and Russell disclaim beneficial ownership over such shares.

(3) Comprised of 545,000 shares owned by SMALLCAP WORLDFUND, INC. and 300,000 shares owned by American Variable Insurance Series -- Growth Fund.

(4) Includes 708,389 shares held by Sequoia Capital Growth Fund, a limited partnership, and 46,423 shares held by Sequoia Technology Partners III, a limited partnership. Sequoia Partners (CF) is the general partner of Sequoia Capital Growth Fund and has sole voting and investment power over such shares. The general partners of Sequoia Partners (CF) are Donald T. Valentine, Pierre R. Lamond, Thomas F. Stephenson, Michael J. Moritz and Gordon Russell. The general partners of Sequoia Technology Partners III are Donald T. Valentine, Pierre R. Lamond, Thomas F. Stephenson and Gordon Russell.

(5) Includes 225,000 shares beneficially owned by Bethany Limited Partnership. Mr. Sharp, the general partner of Bethany Limited Partnership, may be deemed to share voting and investment power with respect to such shares. Mr. Sharp disclaims beneficial ownership of all such shares except to the extent of his proportionate interest therein. Also includes 33,750 shares subject to options exercisable within 60 days held by Mr. Sharp.

(6) Includes 468,013 shares held by Kleiner Perkins Caufield & Byers ("KPCB") VI, L.P. and 71,793 shares held by KPCB VI Founders Fund, L.P. KPCB VI Associates, L.P. is the general partner of Kleiner Perkins Caufield & Byers VI, L.P. and KPCB VI Founders Fund, L.P. and its general partners are Brook
    H. Byers, L. John Doerr, Vinod Khosla, E. Floyd Kvamme, Joseph S. Lacob, James P. Lally and Bernard J. Lacroute. Also includes 33,750 shares subject to options exercisable within 60 days held by Mr. Lacroute and 1,854 shares beneficially owned by the Bernard and Ronni Lacroute Trust.

CERTAIN TRANSACTIONS

     Venture capital entities affiliated with Kleiner Perkins Caufield & Byers owned outstanding preferred shares of nCHIP, Inc. ("nCHIP") representing an aggregate of approximately 18% of nCHIP's outstanding voting stock on a fully diluted basis. Upon the acquisition of nCHIP by the Company in January 1995, 370,295 Ordinary Shares were issued to entities affiliated with Kleiner Perkins Caufield & Byers in exchange for their nCHIP shares. The Company negotiated the acquisition on an arms length basis with nCHIP. No appraisal of the value of the nCHIP shares acquired was made.

     In April 1995 Flextronics Technologies, Inc., a wholly-owned subsidiary of the Company, loaned $500,000 to Michael E. Marks, the Company's Chairman and Chief Executive Officer, pursuant to a promissory note (the "Note"). The Note has a five year term and bears interest at a rate of 7.21% compounded semi-annually.

     In fiscal 1996 the Company had net sales of approximately $2.1 million to Metcal, Inc., a precision heating instrument company. Prior to becoming the Company's Chief Executive Officer in January 1994, Michael E. Marks was the President and Chief Executive Officer of Metcal, Inc. The Company believes that sales made to Metcal, Inc. were made on terms no less favorable to the Company than those that could have been obtained from third parties.

     In fiscal 1996, the Company had net sales of approximately $47 million to Global Village Communication, Inc. ("Global Village"). Mr. Moritz, a Director of the Company, is affiliated with Sequoia Capital, which through its affiliates owns more than 10% of the outstanding shares of Global Village. Mr. Moritz is also a director of Global Village. The Company believes that sales made to Global Village were made on terms no less favorable to the Company than those that could have been obtained from third parties.

     Following the acquisition of Astron, its Managing Director, Stephen J.L. Rees, was made a director of the Company on April 15, 1996. At the date of the Astron acquisition a loan of $2,908,000 to Mayfield International Limited ("Mayfield"), a company in which Mr. Rees has a beneficial interest, was outstanding. The loan is secured by a corporate guarantee from Mayfield's holding company and it bears interest at 7.15% per annum. Astron has also rented an office from Mayfield, and rentals charged to Astron during the period amounted to $34,669. Additionally, on February 4, 1996, a Lease was executed between Astron and Mayfield for the Hong Kong facility. The Company believes that the Lease was made on terms no less favorable to Astron than those that could have been obtained from third parties.

     See "Employment and Consulting Agreements."

                                  PROPOSAL 3:

           TO RECEIVE AND ADOPT THE AUDITED ACCOUNTS OF THE COMPANY,
              INCLUDING THE REPORTS OF THE DIRECTORS AND AUDITORS

     The Company's Annual Report for the fiscal year ended March 31, 1996 (the "Annual Report") accompanies this Proxy Statement. The Annual Report includes the Company's United States dollar financial statements prepared in conformity with United States generally accepted accounting principles. The Company's Singapore dollar financial statements prepared in conformity with Singapore generally accepted accounting principles also accompany this Proxy Statement. The United States dollar financial statements and the Singapore dollar financial statements are referred to herein collectively as the "Financial Statements." The Financial Statements are accompanied by auditor's reports of Ernst & Young. The Company publishes its consolidated financial statements in U.S. dollars, which is the principal currency in which it conducts its business. The Company's Singapore dollar financial statements have been prepared and circulated to shareholders as a part of this Proxy Statement as required by Singapore law.

     THE BOARD RECOMMENDS A VOTE FOR THE RECEIPT AND ADOPTION OF THE COMPANY'S FINANCIAL STATEMENTS, INCLUDING THE DIRECTORS' REPORT AND AUDITOR'S REPORTS INCLUDED THEREIN.

                                  PROPOSAL 4:

                REAPPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
              AND AUTHORIZATION TO BOARD TO FIX THEIR REMUNERATION

     The firm of Ernst & Young served as independent public accountants for the Company for the fiscal year ended March 31, 1996. The Board of Directors intends to engage Ernst & Young as independent public accountants to audit the accounts and records of the Company for the fiscal year ending March 31, 1997, and to perform other appropriate services. The Company does not expect that a representative from Ernst & Young will be present at the Annual General Meeting.

     THE BOARD RECOMMENDS A VOTE FOR THE REAPPOINTMENT OF ERNST & YOUNG FOR FISCAL YEAR 1997 AND AUTHORIZATION FOR THE BOARD OF DIRECTORS TO FIX THEIR REMUNERATION.

                                  PROPOSAL 5:

           ORDINARY RESOLUTION TO APPROVE THE INCREASE OF THE NUMBER
       OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 1993 SHARE OPTION PLAN

     The Company's shareholders are being asked to approve an amendment to the 1993 Share Option Plan (which was adopted by the Board of Directors and approved by the shareholders in 1993) (the "1993 Plan") to increase the number of the Company's Ordinary Shares authorized for issuance under the 1993 Plan by 500,000 shares, from 1,500,000 shares to 2,000,000 shares. The Board believes the share increase is necessary for the Company to continue to have a sufficient reserve of Ordinary Shares available under the 1993 Plan to attract and retain the services of key individuals essential to the Company's long-term success.

     THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL TO THE AMENDMENT OF THE COMPANY'S 1993 PLAN.

     The following is a summary of the principal features of the 1993 Plan, as most recently amended. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company at the Company's offices located at 2241 Lundy Avenue, San Jose, California 95131.

EQUITY INCENTIVE PROGRAMS

     The 1993 Plan contains two (2) separate equity incentive programs: (i) a Discretionary Option Grant Program and (ii) an Automatic Option Grant Program. The Discretionary Option Grant Program will be administered by the Compensation Committee of the Board. This committee (the "Plan Administrator") will have complete discretion (subject to the provisions of the 1993 Plan) to authorize option grants under the 1993 Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder.

SHARE RESERVE

     A total of 1,500,000 Ordinary Shares have been reserved for issuance over the ten year term of the 1993 Plan. In no event may any one participant in the 1993 Plan be granted options or separately exercisable stock appreciation rights for more than 500,000 Ordinary Shares in the aggregate over the term of the 1993 Plan after July 1, 1995.

     In the event any change is made to the outstanding Ordinary Shares by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the 1993 Plan and to each outstanding option.

     As of March 31, 1996, 1,055,683 Ordinary Shares were subject to outstanding options and 362,830 shares were available for option grants under the 1993 Plan.

ELIGIBILITY

     Officers and other key employees of the Company and its parent or subsidiaries (whether now existing or subsequently established) and consultants and independent contractors of the Company and its parent and subsidiaries are eligible to participate in the Discretionary Option Grant Program. Non-employee members of the Board are only eligible to participate in the Automatic Option Grant Program.

     As of June 1, 1996 approximately nine (9) executive officers and 170 other employees were eligible to participate in the 1993 Plan, and five (5) non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

     The fair market value per Ordinary Share on any relevant date under the 1993 Plan is the closing selling price per share on that date on the Nasdaq National Market. On June 20, 1996, the closing selling price per share was $26.00.

                       DISCRETIONARY OPTION GRANT PROGRAM

     Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty five percent (85%) of the fair market value per Ordinary Share on the option grant date. No granted option will have a term in excess of five (5) years.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The Plan Administrator is authorized to issue two (2) types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

          Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested Ordinary Shares subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in Ordinary Shares.

          Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect for at least six (6) months may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

     The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Ordinary Shares and to issue replacement options with an exercise price based on the market price of Ordinary Shares at the time of the new grant.

                         AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, each individual who was serving as a non-employee Board member on January 24, 1994 was automatically granted at that time an option grant for 30,000 Ordinary Shares. Each individual who first becomes a non-employee Board member after such date, will automatically be granted at that time an option grant for 30,000 Ordinary Shares. In addition, on the date of each Annual

General Meeting, beginning with the 1994 Annual General Meeting, each individual who is at that time serving as a non-employee Board member, whether or not such individual is standing for reelection, will automatically be granted an option to purchase 3,000 Ordinary Shares, provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 3,000-share options which any one non-employee Board member may receive over the period of Board service. However, a non-employee Board member who is a resident of Singapore is not eligible to participate in the Automatic Option Grant Program.

     Each option will have an exercise price per share equal to 100% of the fair market value per Ordinary Share on the option grant date and a maximum term of five (5) years measured from the option grant date.

     Each option will become exercisable for the option shares in twenty-four
(24) equal monthly installments over the optionee's period of Board service, with the first such installment to become exercisable upon the completion of one
(1) month of Board service measured from the option grant date.

     Each automatic option grant will automatically accelerate upon the optionee's death or permanent disability or upon an acquisition of the Company by merger or asset sale or a hostile change in control of the Company. In addition, upon the successful completion of a hostile take-over, each automatic option grant which has been outstanding for at least six (6) months may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

                               GENERAL PROVISIONS

ACCELERATION

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full. The Plan Administrator has the discretionary authority to accelerate any options assumed or replaced in connection with such acquisition upon the subsequent termination of the optionee's service within a designated period following the acquisition. In connection with a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Grant Program either at the time of such change in control or upon the subsequent termination of the optionee's service.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

     The Plan Administrator may permit one or more optionees to pay the exercise of outstanding options under the 1993 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any optionee may not exceed the cash consideration payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the optionee's period of service.

AMENDMENT AND TERMINATION

     The Board may amend or modify the 1993 Plan in any or all respects whatsoever subject to any required shareholder approval. The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate on November 30, 2003.

STOCK AWARDS

     The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of Ordinary Shares subject to options granted between April 1, 1995 and March 31, 1996 under the 1993 Plan together with the weighted average exercise price payable per share.

                               STOCK AWARDS TABLE

                                                                                         WEIGHTED
                                                                        NUMBER OF        AVERAGE
                                NAME                                  OPTION SHARES   EXERCISE PRICE
- --------------------------------------------------------------------  -------------   --------------
Michael E. Marks....................................................     150,000          $14.75
  Chairman of the Board and Chief Executive Officer
Tsui Sung Lam.......................................................      40,000           14.75
  President and Chief Operating Officer
Dennis P. Stradford.................................................      10,000           14.75
  Senior Vice President of Sales and Marketing
Goh Chan Peng.......................................................      15,000           21.75
  Chief Financial Officer
Michael McNamara....................................................      15,000           21.75
  Vice President, President of U.S. Operations
All current executive officers as a group (9 persons)...............     320,000           19.34
All non-employee directors as a group (5 persons)...................      15,000           23.75
All employees, excluding current officers and non-executive officers     291,783           22.32
  as a group (170 persons)..........................................

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which such ordinary income is recognized by the optionee.

                              ACCOUNTING TREATMENT

     Option grants with exercise prices less than the fair market value of the shares on the grant date will result in a compensation expense to the Company's earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such expense will be accruable by the Company over the period that the option shares are to vest. Option grants at 100% of fair market value will not result in any charge to the Company's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                               NEW PLAN BENEFITS

     Under the Automatic Option Grant Program, 3,000 shares are expected to granted to Messrs. Sharp, Russell, Dykes, Lacroute and Moritz on the date of the Annual General Meeting at an exercise price per share equal to the closing selling price per Ordinary Share on that date on the Nasdaq National Market.

                              SHAREHOLDER APPROVAL

     The affirmative vote of the holders of a majority of the issued shares of the Company present in person or by proxy at the Annual General Meeting is required for approval of the amendment to the 1993 Plan.

                                  PROPOSAL 6:

                 ORDINARY RESOLUTION TO APPROVE VARIOUS MATTERS
                      RELATING TO ORDINARY SHARE ISSUANCES

     The Company is incorporated in the Republic of Singapore. Under Singapore law, new Ordinary Shares may only be issued with the prior approval of the shareholders of the Company at a general meeting. Such approval, if granted, is effective from the date of the meeting at which it was given to the date of the next Annual General Meeting of Shareholders of the Company. The Board believes that it is advisable and in the best interest of the Company for the shareholders to authorize the Directors to issue new shares for future financing transactions, acquisitions and other proper corporate opportunities and purposes. Having additional shares available and authorized for issuance in the future gives the Company greater flexibility to pursue corporate opportunities and enables the Directors to issue new shares without the expense and delay of an extraordinary general meeting of shareholders.

     The Company is seeking shareholder approval to issue new Ordinary Shares during the period from the 1996 Annual General Meeting Date to the 1997 Annual General Meeting Date. If obtained, shareholder approval of this proposal will lapse on the 1997 Annual General Meeting Date.

     THE BOARD RECOMMENDS A VOTE FOR THE RESOLUTION RELATING TO ORDINARY SHARE ISSUANCES.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be considered at the next Annual General Meeting of Shareholders must be received by the Company no later than February 25, 1997. Any proposals must be mailed to the Company's San Jose, California offices, 2241 Lundy Avenue, San Jose, California 95131, Attention: Chief Executive Officer. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at this Annual General Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          Yap Lune Teng
                                          Joint Secretary

June 25, 1996
Singapore

               DIRECTORS' REPORT AND AUDITED FINANCIAL STATEMENTS

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

                                 31 MARCH 1996

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

               DIRECTORS' REPORT AND AUDITED FINANCIAL STATEMENTS

DIRECTORS
Michael E. Marks
Tsui Sung Lam
Andrew W. Russell
Richard L. Sharp
Michael J. Moritz
Bernard J. Lacroute
Robert Roscoe Bernard Dykes
Stephen J.L. Rees (Appointed on 15 April 1996)

SECRETARIES
Choo Wai Hong
Patricia Seet Geok Neo
Yap Lune Teng

REGISTERED OFFICE
36 Robinson Road #18-01
City House
Singapore 068877

AUDITORS
Ernst & Young

                                     INDEX

                                                                                        PAGE
                                                                                       ------
Report of the directors..............................................................     1-9
Statement by directors...............................................................      10
Report of the auditors...............................................................      11
Profit and loss accounts.............................................................      12
Balance sheets.......................................................................      13
Consolidated statement of cash flows.................................................   14-16
Notes to the accounts................................................................   17-31

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

                            REPORT OF THE DIRECTORS

     The directors have pleasure in presenting their report together with the audited accounts of the company and of the group for the financial year ended 31 March 1996.

PRINCIPAL ACTIVITIES

     The company is principally engaged in investment holding. The activities of the subsidiary companies are in the design, assembly and manufacture of computer industrial grade printed circuit boards sub-assemblies, products that require advanced electronic packaging and the manufacture of multi-chip modules; systems assembly and testing; and trading of components.

RESULTS FOR THE FINANCIAL YEAR

                                                                          GROUP       COMPANY
                                                                         --------     --------
                                                                          $'000        $'000
Loss for the year transferred to accumulated losses....................  $(25,003)    $(66,723)
                                                                          =======      =======

     In the opinion of the directors of the company, the results of the operations of the company and of the group during the financial year have not been substantially affected by any item, transaction or event of a material and unusual nature except as disclosed in the accounts.

TRANSFERS TO/FROM RESERVES AND PROVISIONS

                                                                            GROUP     COMPANY
                                                                           -------    --------
                                                                            $'000      $'000
The following amounts have been credited/(debited) to:
ACCUMULATED LOSSES
  Exchange difference arising on translation.............................  $(1,949)    $  (699)
SHARE PREMIUM ACCOUNT
  Premium on issue of ordinary shares....................................   44,230      44,230
  Expenses on issuance of shares.........................................   (1,649)     (1,649)
                                                                           =======     =======

DIVIDENDS

     No dividend has been declared or paid since the end of the previous financial year of the company. The directors of the company do not recommend that a final dividend be paid for the current financial year.

SHARE CAPITAL

     The company issued the following shares of $0.01 each during the financial year:

          (a) 1,000,000 Ordinary Shares for cash at a premium of $32,889,000 in respect of the secondary listing.

          (b) 305,592 Ordinary Shares as part consideration on the purchase of subsidiaries.

          (c) 304,201 Ordinary Shares for cash at a premium of $1,410,000 by virtue of the exercise of share options previously granted.

     There were no debentures issued by the company or any corporation in the group during the financial year.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

ACQUISITION AND DISPOSAL OF SUBSIDIARIES

     The following subsidiaries were acquired during the year:

                                                                               IN PROCESS
                                                        NET TANGIBLE           RESEARCH &
                                                    ASSETS/(LIABILITIES)     DEVELOPMENT AND
                                       INTEREST          ON DATE OF            INTANGIBLE
           NAME OF COMPANY             ACQUIRED         ACQUISITION              ASSETS           CONSIDERATION
- -------------------------------------  --------     --------------------     ---------------      -------------
                                                          US$'000                US$'000             US$'000
Assembly & Automation (Electronics)
  Ltd. ..............................     100%               (604)                   237              4,057
Astron Group Limited.................     100%             16,960                 31,813             48,773
Subsidiaries held by Astron Group
  Limited:
Astron Group (China) Ltd. ...........   96.25%
Hiromichi Limited....................     100%

     During the year, Astron Technologies Limited was incorporated with 2 ordinary shares of $1 each at par for cash. Astron Technologies Limited is a subsidiary of the Company.

     There was no disposal of any subsidiary during the financial year.

DIRECTORS OF THE COMPANY

     The directors of the company in office at the date of this report are:

        Michael E. Marks
        Tsui Sung Lam
        Andrew W. Russell
        Richard L. Sharp
        Michael J. Moritz
        Bernard J. Lacroute
        Robert Roscoe Bernard Dykes
        Stephen J.L. Rees                   (Appointed on 15 April 1996)

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

     The following directors who held office at the end of the financial year had, according to the register required to be kept under Section 164 of the Companies Act, Cap. 50, an interest in shares of the company or the company's subsidiaries, as stated below:

         NAME OF DIRECTOR AND COMPANY IN WHICH INTERESTS   AT BEGINNING OF       AT END OF
                            ARE HELD                       FINANCIAL YEAR      FINANCIAL YEAR
        -------------------------------------------------  ---------------     --------------
        Interest in the company's Ordinary Shares of
          $0.01 each
          Mr. Michael E. Marks...........................          500              10,000
          Mr. Tsui Sung Lam..............................        6,632               1,632
          Mr. Richard L. Sharp...........................      483,153             471,778
          Mr. Michael J. Moritz..........................           --              10,000
          Mr. Bernard J. Lacroute........................           --               1,854
          Mr. Robert R. B. Dykes.........................           --                 200
        Interest in options to acquire Ordinary Shares of
          $0.01 each
          Mr. Michael E. Marks...........................      100,000             242,000
          Mr. Tsui Sung Lam..............................       97,000              97,000
          Mr. Andrew W. Russell..........................       33,000              36,000
          Mr. Richard L. Sharp...........................       33,000              36,000
          Mr. Michael J. Moritz..........................       33,000              26,000
          Mr. Bernard J. Lacroute........................       33,000              36,000
          Mr. Robert R. B. Dykes.........................       33,000              36,000

     Since the end of the previous financial year, except as disclosed above and in the accompanying accounts, no director of the company has received or become entitled to receive a benefit by reason of a contract made by the company or a related corporation with the director or with a firm of which he is a member, or with a company in which he has a substantial financial interest.

     Neither at the end of the financial year, nor at anytime during that year, did there subsist any arrangements, to which the company is a party, whereby directors might acquire benefits by means of the acquisition of shares in, or debentures of, the company or any other body corporate except for those disclosed under the options mentioned above.

SHARE OPTION PLANS

     The company and a subsidiary company approved on 14 June 1990 a Share Option Plan ("SOP") which would enable management staff of subsidiary companies to acquire 'B' Convertible Preference shares of $1 each in a subsidiary company at a price to be determined by the Board of Directors from time to time. The company also had an Incentive Share Plan ("ISP") whereby management staff including executive directors are eligible for allocation of incentive shares when certain performance targets are met. These schemes were terminated during the financial year ended 31 March 1994.

     In July 1993, the company adopted an Executives' Share Option Scheme ("SOS") and an Executives' Incentive Share Scheme ("ISS") to supersede and replace the SOP and ISP respectively. The SOS and ISS are for selected management employees of the company. Both plans are valid for ten years until 8 July 2003 but may be extended subject to certain approvals. In July 1993, the company granted stock options for 116,640 Ordinary Shares exercisable at US$8.75 per share under the SOS to selected management employees and stock options for 19,078 Ordinary Shares at $0.01 per share under the ISS to selected management employees. As a result of the 2 for 1 bonus issue during the financial year ended 31 March 1994, the following adjustments

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES were made in February 1994 to the number of shares under option and the subscription price of such options by the Committee administering the SOS and the ISS in accordance with the Rules of the SOS and ISS :

          (i) In respect of the SOS, stock options for 344,520 Ordinary Shares, net of cancellation of options, at a subscription price of US$2.92; and

          (ii) In respect of the ISS, stock options for 54,618 Ordinary Shares, net of cancellation of options, at a subscription price of $0.01.

     The objective of the SOS is to provide an opportunity to selected management employees of the company to have an equity interest in the company. Under the SOS, an option is exercisable at a rate in each calendar month of 1/48 of the total number of shares over which an option has been granted, beginning one year after the grant date. For options granted upon the adoption of the SOS, such calendar month is deemed to have commenced on the later of 1 July, 1992 or the calendar month in which the employee began employment. For other options granted, such calendar month will commence in the calendar month in which such options were granted. The options granted under the SOS become exercisable on 8 July 1994 by notice in writing to the company accompanied by a remittance for the aggregate subscription cost and expire on 8 July 1998 unless any such option has lapsed by reason of the cessation of the employee's employment with the company or the employee's death. As at 31 March 1996, the number and class of unissued shares under these options granted under the SOS were 82,141, net of cancellation of options for 1,989 Ordinary Shares, as 101,250 Ordinary Shares have been issued during the financial year by virtue of the exercise of such options, whether granted before or during the financial year.

     In December, 1993, the company adopted the 1993 Share Option Plan (the "Plan"). The Plan is divided into two components: the discretionary option grant program and the automatic option grant program. The discretionary option grant program provides for the grant of options to purchase Ordinary Shares of the company to key employees (including officers and directors) and certain consultants of the company or its parent or subsidiary corporations. The automatic option grant program provides for the automatic grant of options to non-employee Board members who do not reside in Singapore.

     At 31 March 1995, 900,000 Ordinary Shares have been authorised for issuance under the Plan. During the financial year a further 600,000 Ordinary shares were authorised under the Plan. The Plan provides for the grant of incentive stock options which qualify for favourable tax treatment under the U.S. federal tax laws and non-statutory options which do not so qualify. Only employees may be granted incentive stock options. The exercise price of incentive stock options and of automatic option grants may not be less than 100% of the fair market value of the Ordinary Shares on the date of grant. The exercise price of non-statutory options must be at least 85% of fair market value on the date of grant.

     The discretionary option grant program is administered by the Compensation Committee ( the "Committee"). The Committee as Plan Administrator has complete discretion to determine eligible individuals, the number of shares subject to a discretionary grant, the status of an option as either an incentive option or a non-statutory option, the vesting schedule and the maximum term for which any discretionary option is to remain outstanding. The automatic option grant program is self-executing.

     Pursuant to the automatic option grant program each non-employee Board member who does not reside in Singapore will be granted an option to purchase 30,000 Ordinary Shares upon initially joining the Board. Thereafter, each such non-employee Board member is to be awarded annually an option to purchase 3,000 Ordinary Shares. Such options will be granted at the fair market value on the date of grant.

     Options granted under the Plan may become exercisable in one or more installments over the participant's period of service. The Plan Administrator has full authority to accelerate the exercisability of any outstanding option or the vesting of any issued shares.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

     No option may have a term in excess of 5 years and each option will be subject to earlier termination in the event of the optionee's cessation of service with the company. Outstanding options will not be transferable other than in connection with the optionee's death. The Plan will terminate ten years from the effective date, unless sooner terminated by the Board of Directors of the company (the "Board").

     In the event of a "corporate transaction," each option outstanding under the discretionary option grant program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase the capital stock of the successor corporation will automatically accelerate in full, except as limited by the terms of the agreements evidencing those options. Each outstanding automatic option grant will also automatically accelerate in full, whether or not such grant is to be assumed or replaced. A "corporate transaction" includes certain mergers, acquisitions and sales or other dispositions of all or substantially all of the assets of the company.

     The Plan Administrator also has authority to provide for the automatic acceleration of outstanding discretionary option grants prior to a "change in control." A "change in control" includes (i) an acquisition of more than 50% of the company's outstanding voting stock pursuant to a hostile tender or exchange offer or (ii) a change in the composition of the Board effected through a contested election of Board members. The Committee has similar discretion to provide for the immediate vesting of unvested options upon such a "change in control." Each outstanding automatic option grant will also automatically accelerate in full upon such a "change in control."

     The Plan Administrator may effect the cancellation of outstanding options under the discretionary option grant program in return for the grant of new options for the same or a different number of option shares at an exercise price per share not less than 85% of the fair market value of the Ordinary Shares on the new grant date.

     In December, 1993, options to subscribe for 233,790 Ordinary Shares had been granted under the Plan at an exercise price of US$4.33 per share (fair market value at the date of grant) to a selected group of management employees. Such options expire on 1 December 1998 unless earlier terminated as mentioned above. Additional options to purchase 150,000 Ordinary Shares at an exercise price of US$6.67 per share were granted in January 1994 to five non-employee Board members. Such options expire on 24 January 1998 unless earlier terminated as mentioned above.

     During the financial year ended 31 March 1996, the following options were granted pursuant to the Plan in respect of 641,783 unissued Ordinary Shares of $0.01 each of the company:

                                NUMBER OF
GRANT DATE     EXPIRY DATE     SHARE OPTION     EXERCISE PRICE
- ----------     -----------     ------------     --------------
                                                     US$
 10.4.1995      09.4.2000         371,150         14.75
 09.5.1995      08.5.2000          20,000         15.50
 01.6.1995      30.5.2000          20,000         18.00
 08.6.1995      07.6.2000          11,200         17.9375
 26.6.1995      25.6.2000          11,500         20.125
 24.7.1995      23.7.2000           5,000         24.625
 18.8.1995      17.8.2000          15,000         23.75
 19.9.1995      18.9.2000          23,100         24.00
 04.1.1996      03.1.2001          30,020         27.00
 22.3.1996      21.3.2001         134,813         35.75
                                  =======
                                  641,783

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

     As at 31 March 1996, the number of unissued shares under these options granted under the Plan were 1,055,683 Ordinary Shares, net of cancellation of options for 20,625 Ordinary Shares, as 76,187 Ordinary shares under these options have been issued during the financial year by virtue of the exercise of such options, whether granted before or during the financial year. The exercise price of these options become due in cash or on a cashless basis upon exercise of the options.

     The persons to whom options under the SOS, ISS or the Plan have been granted do not have any right to participate by virtue of the options, in any share issue of any other company.

     In January 1995, the company acquired 100% interest in nCHIP, Inc., in consideration for the issue of an aggregate of up to 2,450,000 Ordinary Shares of $0.01 each including the issue of the proportionate number of such shares to nCHIP employees who had been granted nCHIP employee stock options under the nCHIP Stock Option Plan, adopted by the company, and which were outstanding at such time and assumed by the company and converted in the acquisition into options to purchase approximately 345,389 Ordinary Shares of the company.

     Following the assumption of the nCHIP Stock Option Plan in the acquisition, the Compensation Committee of the company's Board of Directors will serve as the plan administrator and will have full power and authority to interpret the provisions of the nCHIP Stock Option Plan and the assumed options so converted at the time of the acquisition and to resolve all questions relating to the terms and conditions of those options.

     Under the nCHIP Stock Option Plan, options may be granted to key employees (including officers and directors) of nCHIP and its parent and subsidiary corporations and to independent consultants who are not residents of Singapore. However, following the acquisition, the company does not intend to make any new option grants under the nCHIP Stock Option Plan other than to effect the assumption of the nCHIP options in the acquisition.

     The outstanding options under the nCHIP Stock Option Plan may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986 of the United States of America or non-statutory stock options not intended to satisfy such requirements. Each outstanding incentive stock option has an exercise price per share not less than one hundred percent (100%) of the fair market value of the nCHIP Common Stock on the original grant date. For non-statutory stock options, the exercise price per share is not less than eighty-five percent (85%) of such fair market value. In no event, however, will any option assumed by the company have an exercise price per share less than the par value per Ordinary Share subject to that assumed option. The exercise price may be paid in cash or, at the discretion of the plan administrator, pursuant to a deferred payment arrangement. Any financial assistance provided shall be effected in compliance with the applicable provisions of Section 76(9)(b) of the Companies Act, Cap. 50, or any successor statutory provision.

     No assumed option will have a term in excess of five (5) years from the effective date of the acquisition, provided that in no event will any assumed option be outstanding from its original date of grant by nCHIP for a term in excess of ten (10) years. However, any outstanding options held by the optionee at the time of cessation of service will normally not remain exercisable beyond the limited post-service period designated in the option agreement (normally ranging from a minimum of 30 days to a maximum of 18 months based upon the reason for such cessation of service). During that period, the option will generally be exercisable only for the number of shares for which the option is exercisable at the time of the optionee's cessation of service. For purposes of the nCHIP Stock Option Plan, an individual will be deemed to continue in service for so long as that person performs services for nCHIP or any parent or subsidiary corporation of the Combined Company as defined therein, whether as an employee or independent consultant.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

     The plan administrator will have complete discretion to accelerate the exercisability of outstanding options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     Outstanding options held by any existing optionee who does not enter into an amendment to his or her option agreement providing for certain changes required to comply with Singapore law will not be assumed by the company in the acquisition but will instead accelerate in full immediately prior to the acquisition and will terminate, to the extent not exercised, immediately after the acquisition. It is a condition to the company's obligation to effect the acquisition that optionees (including all officers of nCHIP) who hold in the aggregate options to purchase at least 90% of the shares of nCHIP Common Stock issuable pursuant to the outstanding nCHIP options enter into such amendments to their option agreements.

     Outstanding options assumed by the company under the nCHIP Stock Option Plan will not accelerate in connection with the acquisition and will continue to become exercisable in accordance with the exercise schedule in effect for each option immediately prior to the acquisition. In the event the company is subsequently acquired by merger, each assumed option outstanding at that time under the nCHIP Stock Option Plan will either be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation. However, should the successor corporation elect not to assume or replace those options in connection with such acquisition, then each outstanding option will automatically become fully and immediately exercisable for all the Ordinary Shares at the time subject to that option.

     The acceleration of options in the event of a corporate acquisition may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the company.

     In the event any change is made to the outstanding Ordinary Shares by reason of any recapitalisation, stock dividend, stock split, liquidating dividend, dividend in property other than cash, combination of shares, exchange of shares or other change in corporate structure effected without receipt of consideration by the company appropriate adjustments will be made to the number and/or class of securities and price per share in effect under each assumed option outstanding at that time.

     The fair market value of the company's Ordinary Shares issuable upon exercise of assumed options on any relevant date will be the closing selling price per share on that date on the Nasdaq National Market. If there are no reported sales for such date, then the closing selling price for the last previous date for which such quotation exists will be determinative of fair market value.

     The company's Board of Directors may amend or modify the assumed nCHIP Stock Option Plan in any or all respects whatsoever. However, no such amendment may, without the approval of the company's shareholders (i) increase the maximum number of shares issuable under the nCHIP Stock Option Plan, except to reflect certain changes in the company's capital structure, (ii) materially modify the eligibility requirements for option grants or (iii) otherwise materially increase the benefits accruing to participants under the nCHIP Stock Option Plan. The company's Board of Directors may terminate the nCHIP Stock Option Plan at any time and the nCHIP Stock Option Plan will in all events terminate on August 25, 1998. Each assumed option outstanding at the time of such termination will remain in force in accordance with the provisions of the agreements evidencing such grant.

     Following the acquisition, a maximum of 345,389 Ordinary Shares of the company will be subject to the nCHIP options assumed by the company in the acquisition at a weighted average exercise price of $1.74 payable per Ordinary Shares.

     The date of expiration of such options would be 26 January 2000.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

     As at 31 March 1996, the number of unissued shares under these options granted under nCHIP Stock Option Plan were 169,236, net of cancellation of options for 48,472 Ordinary Shares, as 126,764 Ordinary Shares under these options have been issued during the financial year by virtue of the exercise of such options, whether granted before or during the financial year.

     The persons to whom options under nCHIP Stock Option Plan have been granted do not have any right to participate by virtue of the options, in any share issue of any other company.

ASSET VALUES

     Before the profit and loss account and balance sheet of the company were made out, the directors of the company took reasonable steps to ascertain that:

          (a) action had been taken in relation to the writing off of bad debts and the making of provision for doubtful debts and satisfied themselves that all known bad debts had been written off and that adequate provision had been made for doubtful debts; and

          (b) any current assets which were unlikely to realise their book value in the ordinary course of business had been written down to their estimated realisable values or adequate provision had been made for the difference between those values.

     At the date of this report, the directors of the company are not aware of any circumstances which would render:

          (a) any amount written off for bad debts or the amount of the provision for doubtful debts in the group inadequate to any substantial extent; and

          (b) the values attributed to current assets in the consolidated accounts misleading.

CHARGES AND CONTINGENT LIABILITIES

     At the date of this report:

          (i) no charge on the assets of the company or any corporation in the group has arisen since the end of the financial year which secures the liabilities of any other person; and

          (ii) no contingent liability of the company or any corporation in the group has arisen since the end of the financial year.

     No contingent or other liability of the company or any corporation in the group has become enforceable or is likely to become enforceable within the period of twelve months after the end of the financial year which, in the opinion of the directors of the company, will or may affect substantially the ability of the company and of the group to meet its obligations as and when they fall due.

OTHER CIRCUMSTANCES AFFECTING THE ACCOUNTS

     At the date of this report the directors of the company are not aware of any circumstances not otherwise dealt with in this report or consolidated accounts which would render any amount stated in the accounts of the company and the consolidated accounts misleading.

UNUSUAL ITEMS AFTER THE FINANCIAL YEAR

     In the opinion of the directors of the company, no item, transaction or event of a material and unusual nature has arisen in the interval between the end of the financial year and the date of this report which is likely

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES to affect substantially the results of the operations of the company or of the group for the financial year in which this report is made.

AUDITORS

     The auditors, Ernst & Young, Certified Public Accountants, have expressed their willingness to accept re-appointment.

     On behalf of the Board of Directors,

Michael E. Marks
Director

Tsui Sung Lam
Director

13 May 1996
Singapore

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

               STATEMENT BY DIRECTORS PURSUANT TO SECTION 201(15)

     We, Michael E. Marks and Tsui Sung Lam, being two of the directors of Flextronics International Ltd., do hereby state that, in the opinion of the directors:

          (i) the balance sheets, profit and loss accounts and consolidated statement of cash flows together with the notes thereto, set out on pages 12 to 31 are drawn up so as to give a true and fair view of the state of affairs of the company and of the group as at 31 March 1996, the results of the company and of the group and cash flows of the group for the year ended on that date; and

          (ii) at the date of this statement there are reasonable grounds to believe that the company will be able to pay its debts as and when they fall due.

     On behalf of the Board of Directors,

Michael E. Marks
Director

Tsui Sung Lam
Director

13 May 1996
Singapore

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

    REPORT OF THE AUDITORS TO THE MEMBERS OF FLEXTRONICS INTERNATIONAL LTD.

     We have audited the accounts set out on pages 12 to 31 in accordance with the Statements of Auditing Guideline and Statements of Auditing Practice and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered appropriate in the circumstances.

     In our opinion:

          (a) the accounts are properly drawn up in accordance with the provisions of the Companies Act, Cap. 50 and Statements of Accounting Standard and so as to give a true and fair view of:

             (i) the state of affairs of the group and of the company as at 31 March 1996, the results of the group and of the company and the cash flows of the group for the year ended on that date; and

             (ii) the other matters required by Section 201 of the Act to be dealt with in the accounts and consolidated accounts;

          (b) the accounting and other records and the registers required by the Act to be kept by the company and by the subsidiary incorporated in Singapore, of which we are the auditors, have been properly kept in accordance with the provisions of the Act.

     We have considered the accounts and auditors' reports of all the subsidiaries for which we have not acted as auditors and the accounts of subsidiaries of which an audit is not required by law in their countries of incorporation being accounts that have been included in the consolidated accounts. The subsidiary companies audited by our associated firms and those audited by other firms are indicated in note 3 to the accounts.

     We are satisfied that the accounts of the subsidiaries that are consolidated with the accounts of the holding company are in form and content appropriate and proper for the purposes of the preparation of the consolidated accounts, and we have received satisfactory information and explanations as required by us for those purposes.

     The auditors' reports on the accounts of the subsidiaries were not subject to any qualification, and in respect of the subsidiary incorporated in Singapore, did not include any comment made under sub-section (3) of Section 207 of the Act.

ERNST & YOUNG
Certified Public Accountants
13 May 1996
Singapore

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

      PROFIT AND LOSS ACCOUNTS FOR THE FINANCIAL YEAR ENDED 31 MARCH 1996

                                                         GROUP                      COMPANY
                                                -----------------------     -----------------------
                                                  1996          1995          1996          1995
                                       NOTE     ---------     ---------     ---------     ---------
                                       ----       $'000         $'000         $'000         $'000
SALES AND OTHER OPERATING REVENUE....     4      627,685       353,705         7,324            --
                                                 =======       =======       =======        ======
OPERATING (LOSS)/PROFIT..............     5      (15,824)       14,554       (66,467)       (1,238)

                                                 -------
                                                              -------       -------       -------
Interest on hire purchase
  contracts..........................             (1,936)       (1,255)           --            --
Interest income......................                562           422            38            13
Term loan interest...................             (1,255)         (196)           --            --
Subordinated loan interest...........                (32)          (33)           --            --
Interest on bank overdraft...........                (33)           (3)           --            --
Other interest expenses..............               (769)          (88)         (280)           --
Merger expenses......................                 --        (1,216)           --          (811)
Losses from former associated
  company............................                 --        (1,086)           --            --
Redundancy costs.....................               (409)           --            --            --

                                                 -------
                                                              -------       -------       -------
                                                  (3,872)       (3,455)         (242)         (798)
                                                 -------       -------       -------        ------
(LOSS)/PROFIT BEFORE TAXATION........            (19,696)       11,099       (66,709)       (2,036)
Taxation.............................     6       (5,307)       (2,137)          (14)           (4)
                                                 -------       -------       -------        ------
(LOSS)/PROFIT AFTER TAXATION.........            (25,003)        8,962       (66,723)       (2,040)
Extraordinary item...................     7           --            --            --         1,897
                                                 -------       -------       -------        ------
(LOSS)/PROFIT FOR THE YEAR
  TRANSFERRED TO ACCUMULATED
  LOSSES.............................            (25,003)        8,962       (66,723)         (143)
                                                 =======       =======       =======        ======
STATEMENT OF ACCUMULATED LOSSES
BALANCE AT BEGINNING OF FINANCIAL
  YEAR...............................            (15,926)      (15,886)       (3,115)        6,008
Adjustment loss of n CHIP, Inc. for
  the three months ended 31 March
  1994...............................    35           --          (953)           --            --
Exchange difference arising on
  translation........................             (1,949)       (8,049)         (699)       (8,980)
Retained (loss)/profit for the
  year...............................            (25,003)        8,962       (66,723)         (143)
                                                 -------       -------       -------        ------
BALANCE AT END OF FINANCIAL YEAR.....            (42,878)      (15,926)      (70,537)       (3,115)
                                                 =======       =======       =======        ======
(LOSS)/EARNINGS PER SHARE............     8
  basic (in cents)...................             (199.5)         78.6
  fully diluted (in cents)...........                 --          74.0

 The accompanying notes to the accounts form an integral part of the accounts.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

                       BALANCE SHEETS AS AT 31 MARCH 1996

                                                                    GROUP                    COMPANY
                                                            ---------------------     ---------------------
                                                              1996         1995         1996         1995
                                                   NOTE     --------     --------     --------     --------
                                                   ----      $'000        $'000        $'000       $'000
FIXED ASSETS...................................       9      85,543       37,857           --           --
INTEREST IN SUBSIDIARY COMPANIES...............      10          --           --       98,576       50,894
GOODWILL ARISING ON CONSOLIDATION..............      11      13,418        8,443           --           --
INTANGIBLE ASSETS..............................      12       1,134          972           --           --
DEFERRED EXPENDITURE...........................      13         489          320           --           --
OTHER RECEIVABLE...............................      14       2,919           --           --           --
                                                            -------      -------      -------       ------

CURRENT ASSETS:

                                                            -------      -------      -------       ------
Cash and bank balances.........................               9,164        6,746          508          507
Trade accounts receivable......................      15     109,360       62,835           --           --
Other accounts receivable......................      16       5,680        7,166           --            5
Inventories....................................      17      73,691       42,940           --           --
Amounts due from subsidiary companies..........      18          --           --       39,664       32,811
                                                            -------      -------      -------       ------
                                                            197,895      119,687       40,172       33,323
                                                            -------      -------      -------       ------

CURRENT LIABILITIES:

                                                            -------      -------      -------       ------
Amounts due to bankers.........................      19      20,131        2,840           --           --
Term loan -- current portion...................      19       1,503           12           --           --
Trade accounts payable and accruals............              90,475       54,655           --           --
Other accounts payable.........................      20      19,767        6,500        5,445          501
Hire purchase creditors........................      21       9,431        5,554           --           --
Amounts due to subsidiary companies............      18          --           --           --          361
Taxation.......................................               3,886        2,171           11            7
Notes payable..................................      23      14,000           --       14,000           --
                                                            -------      -------      -------       ------
                                                            159,193       71,732       19,456          869
                                                            -------      -------      -------       ------
NET CURRENT ASSETS.............................              38,702       47,955       20,716       32,454
TERM LOAN......................................      19       3,576           --           --           --
HIRE PURCHASE CREDITORS........................      21      14,168        8,812           --           --
DEFERRED TAXATION..............................      28       1,394          980           --           --
NOTES PAYABLE TO FORMER SHAREHOLDERS...........      22         960          972           --           --
NOTES AND OTHER PAYABLE........................      23      21,000           --       21,000           --
                                                            -------      -------      -------       ------
                                                            101,107       84,783       98,292       83,348
                                                            =======      =======      =======       ======

CAPITAL AND RESERVES
Share capital..................................      24         132          116          132          116
Share premium..................................      25     142,919      100,338      117,033       74,452
Capital reserve................................      26         255          255          255          255
Revaluation reserve............................      27          --           --       51,409       11,640
Accumulated losses.............................             (42,878 )    (15,926 )    (70,537 )     (3,115)
                                                            -------      -------      -------       ------
                                                            100,428       84,783       98,292       83,348
Minority interest..............................                 679           --           --           --
                                                            -------      -------      -------       ------
                                                            101,107       84,783       98,292       83,348
                                                            =======      =======      =======       ======

 The accompanying notes to the accounts form an integral part of the accounts.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   FOR THE FINANCIAL YEAR ENDED 31 MARCH 1996


                                                                        1996            1995
                                                                       -------         -------
                                                                        $'000           $'000
CASH FLOW FROM OPERATING ACTIVITIES:
Operating (loss)/income before taxation..............................  (19,696)         11,099
Adjustments for:
  Loss of nCHIP, Inc. for the three months ended 31 March 1995.......       --            (953)
  Depreciation of fixed assets.......................................   13,372           6,490
  (Gain)/loss on sale of fixed assets................................     (195)             29
  Loss on sale of investment.........................................      374              --
  Loss from associated company.......................................       --           1,086
  Allowance for stock obsolescence...................................      796              61
  Amortisation of goodwill arising on consolidation..................    1,217             912
  Amortisation of intangible assets..................................      572             397
  Amortisation of organisation expenses..............................      186              86
  In process research & development written off......................   44,188              --
  Currency re-alignment..............................................    1,188          (2,515)
  Interest expense...................................................    4,025           1,575
  Interest income....................................................     (562)           (422)
                                                                        ------          ------
OPERATING INCOME BEFORE REINVESTMENT IN WORKING CAPITAL..............   45,465          17,845
CHANGES IN OPERATING ASSETS AND LIABILITIES (NET OF EFFECTS OF
  ACQUISITION)
Increase in accounts receivable......................................  (37,105)        (14,640)
Decrease/(increase) in other accounts receivable.....................    3,450          (2,456)
Increase in inventories..............................................  (24,609)           (740)
Increase/(decrease) in accounts payable..............................   18,761          (1,389)
Increase/(decrease) in other accounts payable........................    5,101          (2,087)
Decrease in deferred rental liability................................       --            (230)
                                                                        ------          ------
CASH GENERATED FROM/(USED FOR) OPERATIONS............................   11,063          (3,697)
Interest received....................................................      562             422
Interest paid........................................................   (4,025)         (1,575)
Income taxes paid....................................................   (3,668)           (443)
                                                                        ------          ------
NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES..................    3,932          (5,293)
                                                                        ======          ======

 The accompanying notes to the accounts form an integral part of the accounts.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
             FOR THE FINANCIAL YEAR ENDED 31 MARCH 1996 (CONTINUED)

                                                                                  GROUP
                                                                           -------------------
                                                                            1996        1995
                                                                           -------     -------
                                                                            $'000       $'000
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of business, net of cash acquired...............................  (21,213)     (4,379)
Purchase of fixed assets.................................................  (39,504)    (21,105)
Loan to associated company...............................................       --      (1,500)
Proceeds from sale of fixed assets.......................................    2,120         139
Redemption of preference shares in joint venture.........................       --       2,848
Intangible assets obtained...............................................       --         (91)
Deferred expenditure due to subsidiary incorporated......................      (61)       (156)
                                                                            ------      ------
NET CASH USED IN INVESTING ACTIVITIES....................................  (58,658)    (24,244)
                                                                            ======      ======
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of share capital..................................   32,174       8,705
Proceeds from/ (repayment) of bank borrowings............................   14,396     (14,444)
Repayment of term loan...................................................      144         (47)
Finance lease obtained...................................................    8,963       4,798
Repayment of loan to related party.......................................    2,037          --
(Repayment) of / proceeds from note payable..............................     (435)     (4,146)
                                                                            ------      ------
NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES......................   57,279      (5,134)
                                                                            ======      ======
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS.....................    2,553     (34,671)
Cash and cash equivalents at beginning of financial year.................    6,746      45,848
Effect of exchange rate changes..........................................     (135)     (4,431)
                                                                            ------      ------
Cash and cash equivalents at end of financial year.......................    9,164       6,746
                                                                            ======      ======

 The accompanying notes to the accounts form an integral part of the accounts.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
             FOR THE FINANCIAL YEAR ENDED 31 MARCH 1996 (CONTINUED)

     The acquisition of Assembly & Automation (Electronics) Limited ('A & A') and Astron Group Limited ('Astron') have been shown in the statement as a single item. The effect on the individual assets and liabilities is set out below:

                                                                 A & A      ASTRON       TOTAL
                                                                -------     -------     -------
                                                                 $'000       $'000       $'000
Fixed assets..................................................    5,131      21,263      26,394
Intangible assets.............................................      332         400         732
Deferred assets...............................................       --         298         298
Long term receivables.........................................       --       4,956       4,956
Research and development......................................       --      44,188      44,188
Cash and bank.................................................       --       2,950       2,950
Inventories...................................................    3,280       3,737       7,017
Debtors.......................................................    7,152       4,606      11,758
Current liabilities...........................................  (14,190)    (12,528)    (26,718)
Taxation and deferred taxation................................       --        (486)       (486)
Long term liabilities.........................................   (2,218)       (423)     (2,641)
Minority interest.............................................       --        (679)       (679)
                                                                 ------      ------      ------
NET (LIABILITIES)/ASSETS ACQUIRED.............................     (513)     68,282      67,769
Goodwill arising on acquisition...............................    6,192          --       6,192
                                                                 ------      ------      ------
                                                                  5,679      68,282      73,961
Less : Non cash consideration.................................   (1,313)    (48,485)    (49,798)
                                                                 ------      ------      ------
Cash paid.....................................................    4,366      19,797      24,163
Less : Cash of Astron.........................................       --      (2,950)     (2,950)
                                                                 ------      ------      ------
CASH FLOW ON ACQUISITION NET OF CASH ACQUIRED.................    4,366      16,847      21,213
                                                                 ======      ======      ======

 The accompanying notes to the accounts form an integral part of the accounts.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

                             NOTES TO THE ACCOUNTS

 1. SIGNIFICANT ACCOUNTING POLICIES

  (a) BASIS OF ACCOUNTING

     The accounts of the company and the group which are maintained in United States dollars, are prepared under the historical cost convention except in respect of investment in subsidiaries which is stated at valuation based on the respective subsidiaries' net assets at the balance sheet date (see paragraph (j) below). The financial statements have been prepared by translating the United States dollars accounts to Singapore dollars at the exchange rate ruling at the financial year end except for share capital and non-monetary items which have been translated at historical rates. Exchange differences on currency translation are taken to reserves.

     The accounts are prepared in accordance with applicable accounting standards.

  (b) BASIS OF CONSOLIDATION

     The consolidated accounts incorporate the accounts of the company and all its subsidiary companies. The accounting year of the company and all its subsidiary companies ends on 31 March.

     The acquisition of nCHIP, Inc. ("nCHIP") in 1995 financial year was accounted for as a pooling of interest and therefore, all prior period financial statements presented have been restated as if the acquisition took place at the beginning of such periods (see note 35).

     On acquisition of a subsidiary accounted for using purchase method, any excess of the purchase consideration over the fair value of the assets acquired at the date of acquisition is included in goodwill on consolidation and amortised on a straight line basis (see paragraph (f) below). Assets, liabilities and results of overseas subsidiaries are translated into Singapore dollars on the basis outlined in paragraph (d) below.

  (c) DEPRECIATION

     Depreciation is calculated on the straight line method to write off the cost of fixed assets over their estimated useful lives as follows :

        Freehold building.............................................  22 years
        Leasehold improvements........................................  10 years
        Plant and equipment...........................................  2 to 10 years

  (d) FOREIGN CURRENCIES

     Foreign currency assets and liabilities are converted to United States dollars at rates approximately those ruling at balance sheet date. Foreign currency transactions are converted to United States dollars at the rates ruling at the date of the transactions. All exchange differences on conversion of foreign currencies are dealt with in the profit and loss account.

     For inclusion in the consolidated accounts, the financial statements of the company and the subsidiaries are translated into Singapore dollars at year end exchange rates.

  (e) DEFERRED EXPENDITURE

     Deferred expenditure comprises preliminary expenses and is written off to profit and loss account on a straight line basis over a five-year period commencing from the date of commercial operations.

  (f) REVENUE RECOGNITION

     Revenues from the sale of manufactures products and services rendered are recognised upon passage of title to the customer which generally coincides with their delivery and passage.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

     Revenues from contract manufacturing are recognised on the percentage of completion method. Any losses are provided for as they become known.

  (g) GOODWILL ARISING ON CONSOLIDATION

     Goodwill represents the excess of the purchase price of acquired companies over the fair value of the net assets acquired. Goodwill is amortised on a straight line basis over the estimated life of the benefits received which ranges from ten to twenty-five years. On an annual basis, the company evaluates recorded goodwill for potential impairment against the current and estimated undiscounted future operating income before goodwill amortisation of the businesses to which the goodwill relates.

  (h) INTANGIBLE ASSETS

     Intangible assets comprise technical agreements, patents, trademarks and identifiable intangible assets in a subsidiary's assembled work force, its favourable lease and its customer list.

     Technical agreements are being amortised on a straight line basis over the periods not exceeding five years. Patents and trademarks are being amortised on a straight line basis over periods not exceeding seventeen years. The identifiable intangible assets in the subsidiary's assembled work force, its favourable lease and its customer list are amortised on a straight line basis over the estimated life of the benefits received of three years.

  (i) INVENTORIES

     Inventories are stated at the lower of cost and net realisable value. Cost comprises direct materials on a first-in-first-out basis and in the case of finished products, includes direct labour and attributable production overheads based on normal levels of activity. Net realisable value represents the estimated selling price less anticipated cost of disposal and after making allowance for damaged, obsolete and slow-moving items.

  (j) LEASED ASSETS

     Where assets are financed by lease agreements that give rights approximating to ownership (finance leases), the assets are capitalised under fixed assets as if they had been purchased during the periods of the leases and the corresponding lease commitments are included under liabilities. Lease payments are treated as consisting of capital and interest elements and the interest is charged to profit and loss account. Depreciation on the relevant assets is charged to profit and loss account on the basis outlined in note (c) above.

  (k) SUBSIDIARY COMPANIES

     The investments in subsidiary companies are revalued by the directors at balance sheet date at amounts equal to the attributable net assets of the subsidiaries concerned based on their audited accounts.

     An increase in carrying amount arising from the revaluation is credited to Revaluation Reserve. To the extent that a decrease in carrying amount offsets a previous increase that has been credited to Revaluation Reserve and not subsequently reversed or utilised, it is charged against that Revaluation Reserve. In all other cases, a decrease in carrying amount is charged to income. An increase on revaluation directly related to a previous decrease in carrying amount that was charged to income is credited to income to the extent that it offsets the previously recorded decrease.

     Where a subsidiary is acquired at the end of a financial year, there will be no revaluation of the subsidiary in that year of acquisition.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

  (l) FIXED ASSETS

     Fixed assets are stated at cost less accumulated depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to working condition for its intended use. Expenditure for additions, improvements and renewals are capitalised and expenditure for maintenance and repairs are charged to the profit and loss account. When assets are sold or retired, any gain or loss resulting from their disposal is included in the profit and loss account.

  (m) DEFERRED TAXATION

     Deferred taxation is accounted for under the liability method whereby the tax charge for the financial year is based on the disclosed book profit after adjusting for all permanent differences. The amount of taxation deferred on account of all timing differences is reflected in the deferred taxation account. Deferred tax benefits are not recognised unless there is reasonable expectation of their realisation.

 2. GENERAL

     The principal activity of the company, which is incorporated in Singapore, is investment holding. The principal activities of the subsidiary companies are as stated in Note 3.

     There have been no significant changes in the nature of these activities during the financial year.

 3. GROUP COMPANIES

     The subsidiary companies at 31 March 1996 are as follows:

                                                                                     PERCENTAGE OF          ORIGINAL
                                                                                      EQUITY HELD            COST OF
                                                                    COUNTRY OF       BY THE GROUP          INVESTMENT
                                                                   INCORPORATION     -------------     -------------------
                                                                     AND PLACE       1996     1995      1996        1995
       NAME OF COMPANY              PRINCIPAL ACTIVITIES            OF BUSINESS       %        %       -------     -------
    ----------------------    ---------------------------------    -------------     ----     ----     US$'000     US$'000
    SUBSIDIARY COMPANIES
    Flextronics Singapore     Design, assembly and manufacture       Singapore       100      100       3,977       3,977
    Pte Ltd                   of computer industrial grade
                              printed circuit board
                              sub-assemblies, systems assembly
                              and testing
   * Flextronics              Designs, assembly and manufacture    United States     100      100       4,017       4,017
    International (USA),      of computer industrial grade          of America
    Inc. (Formerly known      printer circuit board
    as nCHIP, Inc)            sub-assemblies, and products
                              requiring advance electronics
                              packaging; marketing and
                              procurement representative
   * Flextronics              Manufacture of components for          Hong Kong       100      100          --          --
    Manufacturing (HK) Ltd    computer equipment
   * Astron Technologies      Sales and marketing business           Mauritius       100       --          --          --
    Ltd
   * Hiromichi Limited        Dormant                                 British        100       --       2,107          --
                                                                      Virgin
                                                                      Islands
   * Flextronics              Contract manufacturer of                United         100       --       4,057          --
    International (UK) Ltd    electronics and telecommunication       Kingdom
    (Formerly known as        equipment providing turnkey
    Assembly and              manufacturing services to its
    Automation                customers
    (Electronics) Limited)

     On 29 December 1995, the US Subsidiary Companies were merged to form an enlarged company, Flextronics International (USA), Inc.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

                                                                                     PERCENTAGE OF          ORIGINAL
                                                                                      EQUITY HELD            COST OF
                                                                    COUNTRY OF       BY THE GROUP          INVESTMENT
                                                                   INCORPORATION     -------------     -------------------
           NAME OF                        PRINCIPAL                  AND PLACE       1996     1995      1996        1995
           COMPANY                       ACTIVITIES                 OF BUSINESS       %        %       -------     -------
    ----------------------    ---------------------------------    -------------     ----     ----     US$'000     US$'000
    Held by Flextronics Singapore Pte Ltd
  ** Flextronics Computer     Design, assembly and manufacture       People's        100      100           #           #
    (Shekou) Limited          of computer industrial grade          Republic of
                              printed circuit board                    China
                              sub-assemblies, systems assembly
                              and testing
  ** Flextronics Industrial   Design, assembly and manufacture       People's        100      100           #           #
    (Shenzhen) Ltd            of computer industrial grade          Republic of
                              printed circuit board                    China
                              sub-assemblies, systems assembly
                              and testing
   * Flextronics Malaysia     Design, assembly and manufacture       Malaysia        100      100           #           #
    Sdn Bhd                   of computer industrial grade
                              printed circuit board
                              sub-assemblies, systems-assembly
                              and testing
   * Flex International       Sales and marketing of computer        Malaysia        100      100           #           #
    Marketing (L) Ltd         industrial graded PCB assemblies
                              and systems assembly
   * Flextronics Purchasing   Trade of components of computer        Hong Kong       100      100           #           #
    (HK) Ltd                  equipment
   * Flextronics Sales (HK)   Investment holding                     Hong Kong       100      100           #           #
    Limited
   * Flextronics Marketing    Investment holding                     Hong Kong       100      100           #           #
    (HK) Limited
    Held by Flextronics Manufacturing (HK) Ltd
   * Astron Group Limited     Manufacturer of miniature, gold-       Hong Kong       100       --           #           #
                              finished printed circuit boards
    Held by Astron Group Ltd
   * Astron Group (China)     Manufacturer of miniature, gold-         China         96.25     --           #           #
    Ltd                       finished printed circuit boards
    Held by Flextronics International (USA) Inc.
  ** Flex Asia (UK) Ltd       Sales and marketing of computer         United         100      100           #           #
    (Formerly known as        industrial graded PCB assemblies        Kingdom
    Flextronics               and systems assembly.
    International (UK)
    Ltd)

- ---------------

 *  Audited by associated firms of Ernst & Young

**  Audited by other firms

# The shareholdings of these companies are held by subsidiaries of Flextronics International Ltd.

 4. SALES AND OTHER OPERATING REVENUE

     Sales and other operating revenue of the group represent invoiced trading sales and services to customers. Transactions within the group have been excluded.

     Sales of the company represent dividend income from subsidiaries.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

 5. OPERATING (LOSS)/PROFIT

     Operating (loss)/profit is stated after charging/(crediting) the following:

                                                             GROUP                   COMPANY
                                                      -------------------     ---------------------
                                                       1996        1995        1996          1995
                                                      -------     -------     -------       -------
                                                      US$'000     US$'000     US$'000       US$'000
Directors' remuneration
   -- directors of the company......................    1,182         786        --            --
  -- other directors of subsidiaries................      718         129        --            --
Auditors' remuneration --
  -- auditors of the company........................      109         138        84            73
  -- other auditors of subsidiaries.................      264         155        --            --
Depreciation of fixed assets........................   13,372       6,490        --            --
(Gain)/loss on sale of fixed assets.................     (195)         29        --            --
Loss on sale of investment..........................      374          --        --            --
Amortisation of deferred expenditure................      186          86        --            --
Amortisation of goodwill on consolidation...........    1,217         912        --            --
Amortisation of intangible assets...................      572         397        --            --
Allowance for provision for stock obsolescence......      796          61        --            --
Write off of in process research & development......   44,188          --        --            --
Exchange (gain)/loss................................   (1,213)        451        --            --
                                                       ------       -----     -----         -----

 6. TAXATION

     Profit for taxation in respect of profit for the financial year:

Current taxation -- Singapore.......................    1,831         460        14             4
                  -- Foreign........................    3,172       1,284        --            --
Deferred taxation (note 28).........................      118         337        --            --
Underprovision in respect of previous financial
  years.............................................      186          56        --            --
                                                       ------       -----     -----         -----
                                                        5,307       2,137        14             4
                                                       ======       =====     =====         =====

     The taxation charge for the Group differs from the amount determined by applying the Singapore income tax rate of 26% to the pre-tax profits because of non-deductible expenses, difference in tax rates applicable to overseas subsidiaries and utilisation of investment allowance.

 7. EXTRAORDINARY ITEM

     Write back of prior years' deficit arising from

    the revaluation of investment in subsidiary
      companies.........................................     --        --        --     1,897
                                                          =====     =====     =====     =====

 8. (LOSS)/EARNINGS PER SHARE

     Basic (loss)/earnings per share are calculated by dividing the net
(loss)/profit after tax of $(25,003,000) (1995: $8,962,000) with the weighted average of 12,536,000 Ordinary Shares (1995: 11,404,000 Ordinary Shares) in issue during the financial year.

     No fully diluted loss per share is calculated this year because of the net loss position. In 1995 the fully diluted earnings per share is calculated after adjusting for those shares not yet exercised under the share options to purchase Ordinary Shares.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

 9. FIXED ASSETS

                                                                         GROUP
                                                   --------------------------------------------------
                                                   FREEHOLD      LEASEHOLD       PLANT AND
                                                   BUILDING     IMPROVEMENTS     EQUIPMENT     TOTAL
                                                   --------     ------------     ---------     ------
                                                    $'000          $'000           $'000       $'000
Cost
  At beginning of financial year.................     107           6,617          67,005      73,729
  Reclassification...............................     295            (295)             --          --
  Currency realignment...........................    (144)           (874)         (7,786)     (8,804)
  Due to acquisition of subsidiaries.............   3,018          12,443          25,164      40,625
  Additions......................................   4,755           4,926          29,823      39,504
  Disposals......................................      --          (1,130)         (5,327)     (6,457)
                                                    -----          ------          ------      ------
  At end of financial year.......................   8,031          21,687         108,879      138,597
                                                    -----          ------          ------      ------
Accumulated depreciation
  At beginning of financial year.................      32           2,629          33,211      35,872
  Reclassification...............................      22             (22)             --          --
  Currency realignment...........................     (13)           (568)         (5,308)     (5,889)
  Due to acquisition of subsidiaries.............     263              57          13,911      14,231
  Charge for the financial year..................     145             928          12,299      13,372
  Disposals......................................      --            (664)         (3,868)     (4,532)
                                                    -----          ------          ------      ------
  At end of financial year.......................     449           2,360          50,245      53,054
                                                    =====          ======          ======      ======
  Charge for 1995................................       5             312           6,173       6,490
                                                    =====          ======          ======      ======
Net book value At 31 March 1996..................   7,582          19,327          58,634      85,543
                                                    =====          ======          ======      ======
  At 31 March 1995...............................      75           3,988          33,794      37,857
                                                    =====          ======          ======      ======

     Plant and equipment includes items costing $39,742,226 (1995 : $23,269,159) were purchased under hire purchase contracts (note 21).

10. INTEREST IN SUBSIDIARY COMPANIES

                                                                                 COMPANY
                                                                            ------------------
                                                                             1995        1996
                                                                            -------     ------
                                                                             $'000      $'000
Unquoted shares, at directors' valuation:
  At beginning of financial year..........................................   50,894     42,069
  Currency realignment....................................................     (717)    (4,733)
  Acquisition of subsidiary...............................................   76,911         21
  Disposal of subsidiary..................................................  (68,281)        --
  Revaluation.............................................................   39,769     13,537
                                                                             ------     ------
  At end of financial year................................................   98,576     50,894
                                                                             ======     ======

     The company's investment in subsidiary companies is stated at the attributable share of their combined net asset value. The revaluation surplus for the year is $39,769,000 (1995: $13,537,000). In 1995 financial year,
$1,897,000 was taken to the profit and loss account as an extraordinary item as the surplus was related to previous decreases in carrying amount that was charged to the profit and loss account.

     The subsidiaries acquired during the financial year have been stated at the cost of investment less any provision for diminution in net asset value.

     It is the directors' opinion that any revaluation of these subsidiaries is not necessary in the current year.

     The company's subsidiaries operating in the People's Republic of China are required to obtain approval from the relevant authorities when making foreign currency payments.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

11. GOODWILL ARISING ON CONSOLIDATION

                                                                           GROUP
                                                                     -----------------
                                                                      1996       1995
                                                                     ------     ------
                                                                     $'000      $'000
        Cost
          At beginning of financial year...........................  12,058     12,058
          Additions................................................   6,192         --
                                                                     ------     ------
          At end of financial year.................................  18,250     12,058
                                                                     ------     ------
        Amortisation
          At beginning of financial year...........................   3,615      2,703
          Amortisation for the financial year......................   1,217        912
                                                                     ------     ------
          At end of financial year.................................   4,832      3,615
                                                                     ------     ------
        Net book value at end of financial year....................  13,418      8,443
                                                                     ======     ======

12. INTANGIBLE ASSETS

                                                                           GROUP
                                                                     -----------------
                                                                      1996       1995
                                                                     ------     ------
                                                                     $'000      $'000
        Cost
          At beginning of financial year...........................   1,458      1,391
          Currency realignment.....................................      (4)       (24)
          Additions................................................     737         91
                                                                     ------     ------
          At end of financial year.................................   2,191      1,458
                                                                     ------     ------
        Amortisation
          At beginning of financial year...........................     486         97
          Currency realignment.....................................      (1)        (8)
          Amortisation for the financial year......................     572        397
                                                                     ------     ------
          At end of financial year.................................   1,057        486
                                                                     ------     ------
          Net book value at end of financial year..................   1,134        972
                                                                     ======     ======

13. DEFERRED EXPENDITURE

        Cost
          At beginning of financial year............................   595        509
          Currency realignment......................................    (8)       (70)
          Additions.................................................   359        156
          Disposals.................................................   (11)        --
                                                                      ----       ----
          At end of financial year..................................   935        595
                                                                      ----       ----
        Amortisation
          At beginning of financial year............................   275        219
          Currency realignment......................................    (4)       (30)
          Charge for the year.......................................   186         86
          Disposals.................................................   (11)        --
                                                                      ----       ----
          At end of financial year..................................   446        275
                                                                      ----       ----
        Net book value at end of financial year.....................   489        320
                                                                      ====       ====

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

14. OTHER RECEIVABLE

                                                                           GROUP
                                                                     -----------------
                                                                     1996        1995
                                                                     -----       -----
                                                                     $'000       $'000
        Loan to related party (Note 33)............................  2,919          --
                                                                     =====       =====

     The loan is secured by a corporate guarantee, bears interest at 7.15% per annum and is repayable by 4 February 1999.

15. TRADE ACCOUNTS RECEIVABLE

     Trade accounts receivable of the group are stated after provision for doubtful debts of $5,006,000 (1995: $2,499,000).

                                                                           GROUP
                                                                     -----------------
                                                                     1996        1995
                                                                     -----       -----
                                                                     $'000       $'000
        Provision for doubtful debts is analysed as:
          Balance at beginning of the financial year...............  2,499         798
          Currency realignment.....................................    (35)        (89)
          Provision during the financial year......................  2,772       1,840
          Due to acquisition of subsidiaries.......................    197          71
          Amounts written off......................................   (427)       (121)
                                                                     -----       -----
          Balance at end of the financial year.....................  5,006       2,499
                                                                     =====       =====

16. OTHER ACCOUNTS RECEIVABLE

                                                         GROUP                COMPANY
                                                    ---------------       ---------------
                                                    1996      1995        1996      1995
                                                    -----     -----       -----     -----
                                                    $'000     $'000       $'000     $'000
        Prepayments...............................  2,245     1,997          --         5
        Deposits..................................  2,100     4,418          --        --
        Sundry debtors............................  1,335       751          --        --
                                                    -----     -----       -----     -----
                                                    5,680     7,166          --         5
                                                    =====     =====       =====     =====

17. INVENTORIES

                                                                          GROUP
                                                                   -------------------
                                                                    1996         1995
                                                                   ------       ------
                                                                   $'000        $'000
        Raw materials............................................  59,083       30,860
        Work in progress.........................................  19,668       14,561
        Finished goods...........................................   1,346          182
                                                                   ------       ------
                                                                   80,097       45,603
        Deduct: Provision for obsolescence.......................  (6,406)      (2,663)
                                                                   ------       ------
                                                                   73,691       42,940
                                                                   ======       ======

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

18. AMOUNTS DUE FROM/TO SUBSIDIARY COMPANIES

     The amounts due from/to subsidiary companies are unsecured, interest free and have no fixed terms of repayment.

19. BANK BORROWINGS

                                                                          GROUP
                                                                    ------------------
                                                                     1996        1995
                                                                    ------       -----
                                                                    $'000        $'000
        Term loan (secured)
          Total outstanding.......................................   5,079          12
          Deduct current portion..................................  (1,503)        (12)
                                                                    ------       -----
        Long term portion.........................................   3,576          --
                                                                    ======       =====
        Amounts due to bankers (secured)
          Short-term advances.....................................  20,131       2,840
                                                                    ------       -----
                                                                    20,131       2,840
                                                                    ======       =====

     The group's banking facilities are secured by:

          (a) a negative pledge over a subsidiary's fixed and floating assets;
     and

          (b) guarantee from holding company and subsidiary companies.

     The weighted average interest rate on short-term advances as at year-end is 6.41% (1995: 6.438%) per annum.

20. OTHER ACCOUNTS PAYABLE

                                                           GROUP               COMPANY
                                                      ----------------     ---------------
                                                       1996      1995      1996      1995
                                                      ------     -----     -----     -----
                                                      $'000      $'000     $'000     $'000
        Miscellaneous creditors.....................   6,475     1,427        --       --
        Accruals....................................   8,917     5,073     1,070      501
        Purchase obligation earnout.................   4,375        --     4,375       --
                                                      ------     -----     -----      ---
                                                      19,767     6,500     5,445      501
                                                      ======     =====     =====      ===

     The purchase obligation earnout, payable to former shareholders of a subsidiary, is contingent upon that subsidiary meeting certain pre-tax profit for the calendar year 1996.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

21. HIRE PURCHASE CREDITORS

     At balance sheet date, future minimum instalment payments under hire purchase contracts are as follows:

                                                                           GROUP
                                                                     -----------------
                                                                      1996       1995
                                                                     ------     ------
                                                                     $'000      $'000
        1996.......................................................      --      6,905
        1997.......................................................  11,144      5,762
        1998.......................................................   8,382      3,181
        1999.......................................................   4,775        951
        2000.......................................................   2,061         19
        2001.......................................................     705         --
                                                                     ------     ------
        Total instalment payments..................................  27,067     16,818
        Amount representing interest...............................  (3,468)    (2,452)
                                                                     ------     ------
        Present value of net instalment payments...................  23,599     14,366
        Deduct: Current portion....................................  (9,431)    (5,554)
                                                                     ------     ------
        Long-term portion of hire purchase contracts...............  14,168      8,812
                                                                     ======     ======

22. NOTES PAYABLE TO FORMER SHAREHOLDERS

     This relates to note payable to former shareholders of nCHIP, Inc. The notes are interest bearing at 5.7% per annum and are secured upon some licence agreements. Repayments is schedule as follows:

                                                                            GROUP
                                                                        -------------
                                                                        1996      1995
                                                                        ---       ---
                                                                        $'000     $'000
        1997..........................................................  685       688
        1998..........................................................  142       142
        1999..........................................................  142       142
                                                                        ---       ---
        Total.........................................................  969       972
        Currency realignment..........................................   (9)       --
        Deduct: current portion.......................................   --        --
                                                                        ---       ---
                                                                        960       972
                                                                        ===       ===

23. NOTES AND OTHER PAYABLE

                                                   GROUP                    COMPANY
                                            -------------------       -------------------
                                             1996        1995          1996        1995
                                            -------     -------       -------     -------
                                             $'000       $'000         $'000       $'000
        Notes
          Promissory notes bearing
             interest at 8% per annum.....   21,000          --        21,000          --
          Deduct: Current portion.........  (14,000)         --       (14,000)         --
                                            -------                   -------
          Long term portion...............    7,000          --         7,000          --
        Other payable
        Issuance of Ordinary shares on 30
          June 1998.......................   14,000          --        14,000          --
                                            -------                   -------
                                             21,000          --        21,000          --
                                            =======                   =======

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

24. SHARE CAPITAL

                                                                   GROUP              COMPANY
                                                              ---------------     ---------------
                                                              1996      1995      1996      1995
                                                              -----     -----     -----     -----
                                                              $'000     $'000     $'000     $'000
Authorised:
  100,000,000 Ordinary Shares of $0.01 each.................  1,000     1,000     1,000     1,000
                                                              =====     =====     =====     =====
Issued and fully paid
  Balance as previously stated..............................    116        92       116        92
  Retroactive adjustment on merger of companies (note 1b)...     --        21        --        --
                                                              -----     -----     -----     -----
  Balance brought forward...................................    116       113       116        92
Issued:
  1,000,000 Ordinary Shares for cash in respect of secondary
     listing................................................     10        --        10        --
  66,908 shares as part consideration for the purchase of
     Assembly and Automation (Electronics) Ltd..............      1        --         1        --
  238,684 shares as part consideration for the purchase of
     Astron Group Ltd.......................................      2        --         2        --
  304,201 (1995: 299,543) shares for cash at a premium of
     $1,410,000 (1995: $1,363,000) by virtue of the exercise
     of share options.......................................      3         3         3         3
  2,104,611 shares on acquisition of 100% interest in nCHIP
     Inc. ..................................................     --        --        --        21
                                                              -----     -----     -----     -----
                                                                132       116       132       116
                                                              =====     =====     =====     =====

25. SHARE PREMIUM

                                                            GROUP                   COMPANY
                                                     -------------------       ------------------
                                                      1996        1995          1996        1995
                                                     -------     -------       -------     ------
                                                      $'000       $'000         $'000      $'000
Balance as previously stated.......................  100,338      74,543        74,452     74,543
Retroactive adjustment on merger of companies (note
  1b)..............................................       --      17,093            --         --
                                                     -------     -------       -------     ------
Balance brought forward............................  100,338      91,636        74,452     74,543
Premium on issue of ordinary shares................   44,230       1,363        44,230      1,363
Expenses on issuance of shares.....................   (1,649)     (1,454)       (1,649)    (1,454)
Issuance of share in merged company (note 1b)......       --       8,793            --         --
                                                     -------     -------       -------     ------
At end of financial year...........................  142,919     100,338       117,033     74,452
                                                     =======     =======       =======     ======

26. CAPITAL RESERVE

     The company, which is listed on NASDAQ in the United States of America, also prepares accounts which comply with United States generally accepted accounting principles. These accounts, which are in United States dollars, are filed with the Securities and Exchange Commission ("SEC") in the United States. During the year ended 31 March 1994, an amount of $254,885 representing the difference between the fair market value at the date of grant of certain share options to selected management employees and the exercise price of the options was charged to the profit and loss account in compliance with United States generally accepted accounting principles. No such charge was made in the preparation of the Singapore statutory accounts as there is no equivalent accounting standard in Singapore. In order to reduce the revenue reserve to that reported in the accounts prepared in compliance with United States generally accepted accounting principles, an amount of $254,885 was transferred from revenue reserve to capital reserve. Details of the share options granted are detailed in note 29.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

27. REVALUATION RESERVE

                                                                         COMPANY
                                                                   -------------------
                                                                    1996         1995
                                                                   ------       ------
                                                                   $'000        $'000
        At beginning of financial year...........................  11,640           --
        Revaluation of investment in subsidiary companies (note
          10)....................................................  39,769       11,640
                                                                   ------       ------
        At end of financial year.................................  51,409       11,640
                                                                   ======       ======

28. DEFERRED TAXATION

                                                                            GROUP
                                                                      -----------------
                                                                      1996        1995
                                                                      -----       -----
                                                                      $'000       $'000
        At beginning of financial year..............................    980        725
        Currency realignment........................................    (15)       (82)
        Provided during the year (note 6)...........................    118        337
        Changes in group structure..................................    311         --
                                                                      -----        ---
        At end of financial year....................................  1,394        980
                                                                      =====        ===

     The deferred taxation arises mainly due to excess of net book value over tax written down value of fixed assets.

29. SHARE OPTION PLANS

     The following table presents the activity for options:

                                                  OPTIONS             OPTIONS OUTSTANDING
                                                 AVAILABLE     ----------------------------------
                                                 FOR GRANT      SHARES         PRICE PER SHARE
                                                 ---------     ---------     --------------------
BALANCE AT MARCH 31, 1994......................    649,872       729,180       S$0.01 - US$6.67
nCHIP options converted to Flex options........    345,389            --      US$0.77 - US$4.74
Options granted................................   (508,501)      508,501      US$0.77 - US$16.75
Options exercised..............................         --      (143,699)     US$2.92 - US$4.33
Options cancelled..............................     33,418       (33,418)     US$2.92 - US$10.50
                                                  --------     ---------
BALANCE AT MARCH 31, 1995......................    520,178     1,060,564      US$2.92 - US$16.75
Increase in options available for grant........    600,000            --       S$0.01 - US$35.75
Options granted................................   (641,783)      641,783     US$14.75 - US$35.75
Options exercised..............................         --      (304,201)     US$0.77 - US$14.50
Options cancelled..............................     71,146       (71,146)     US$0.77 - US$24.00
                                                  --------     ---------
BALANCE AT MARCH 31, 1996......................    549,541     1,327,000
                                                  ========     =========

     In January 1995, the Company acquired nCHIP and thereby assumed the existing nCHIP employee stock options. The outstanding nCHIP employee stock options were converted into options to purchase approximately 345,389 of the Company's ordinary shares. As at 31 March 1996, options to subscribe 127,681 Ordinary Shares have been exercised.

     The above options will expire between July 1998 and March 2001.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

30. OPERATING LEASE COMMITMENTS

     At the balance sheet date, commitments for minimum rental payments under non-cancellable operating leases with a term of more than one year are as follows:

                                                                           GROUP
                                                                      ----------------
                                                                       1996      1995
                                                                      ------     -----
                                                                      $'000      $'000
        1996........................................................      --     2,725
        1997........................................................   3,047     1,098
        1998........................................................   2,494       685
        1999........................................................   2,143       499
        2000........................................................   1,606       357
        2001........................................................   1,111        --
        Thereafter..................................................   2,646     1,164
                                                                      ------     -----
                                                                      13,047     6,528
                                                                      ======     =====

31. CONTINGENT LIABILITIES

                                                         GROUP               COMPANY
                                                   -----------------     ----------------
                                                    1996       1995      1996       1995
                                                   -------     -----     -----     ------
                                                    $'000      $'000     $'000     $'000
        Contingent liabilities not provided for
          in the accounts:
          Guarantees, unsecured..................       --        --        --     10,919
                                                   =======     =====     =====     ======

32. FUTURE CAPITAL EXPENDITURE

                                                         GROUP               COMPANY
                                                   -----------------     ----------------
                                                    1996       1995      1996       1995
                                                   -------     -----     -----     ------
                                                    $'000      $'000     $'000     $'000
        Capital expenditure not provided for in
          the accounts:
          Commitments in respect of contracts
             placed..............................  640,780     5,038        --         --
          Other amounts approved by directors but
             not committed.......................       --     4,920        --         --
                                                   =======     =====     =====     ======

33. RELATED PARTY TRANSACTIONS

     (a) The following are the significant transactions entered into by the group with a company in which a director of a company acquired during the financial year has a beneficial interest :

                                                             GROUP              COMPANY
                                                        ---------------     ---------------
                                                        1996      1995      1996      1995
                                                        -----     -----     -----     -----
                                                        $'000     $'000     $'000     $'000
        Loan made (Note 14)...........................  2,919        --        --        --
        Interest received on loan made................    (38)       --        --        --
        Rent paid.....................................     49        --        --        --
                                                        =====         =         =         =

     (b) Sales during the financial year amounting to $2,986,161 (1995:
$1,473,938) were made to a company in which a director of the company was the former President and Chief Executive Officer and remained as a director during the financial year.

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES

34. SEGMENT REPORTING

     A summary of the group's operations by geographical area is as follows:

                                                                   1996         1995
                                                                 --------     --------
                                                                  $'000        $'000
        NET SALES:
        Singapore:
          Unaffiliated customers
             Domestic..........................................       914        5,358
             Export............................................    12,988       10,964
          Intercompany.........................................   109,059      100,682
                                                                 --------     --------
                                                                  122,961      117,004
                                                                 --------     --------
        USA AND UK:
          Unaffiliated customers
             Domestic..........................................   291,145       75,254
             Export............................................    19,274           --
          Intercompany.........................................        38           --
                                                                 --------     --------
                                                                  310,457       75,254
                                                                 ========     ========
        Hong Kong/China and Malaysia:
          Unaffiliated customers
             Domestic..........................................    16,573       26,458
             Export............................................   286,790      235,671
          Intercompany.........................................    85,092       43,740
                                                                 --------     --------
                                                                  388,455      305,869
                                                                 --------     --------
          Eliminations.........................................  (194,188)    (144,422)
                                                                 --------     --------
                                                                  627,685      353,705
                                                                 ========     ========
        OPERATING (LOSS)/PROFIT:
          Singapore............................................   (38,720)        (823)
          USA and UK...........................................     4,462       (1,729)
          Hong Kong/China and Malaysia.........................    18,434       17,106
                                                                 --------     --------
                                                                  (15,824)      14,554
                                                                 ========     ========
        IDENTIFIABLE ASSETS:
          Singapore............................................    45,531       35,658
          USA and UK...........................................   118,699       37,454
          Hong Kong/China and Malaysia.........................   137,168       94,167
                                                                 --------     --------
                                                                  301,398      167,279
                                                                 ========     ========

35. BUSINESS COMBINATION

     In January 1995, the Company acquired nCHIP in consideration for the issue of an aggregate of 2,450,000 Ordinary Shares of $0.01 each, in exchange for all of the outstanding capital of nCHIP. As part of the 2,450,000 Ordinary Shares to be issued, outstanding nCHIP employee stock options were converted into options to subscribe approximately 345,389 Ordinary Shares. The transaction was accounted for as a pooling

            FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARY COMPANIES of interests and therefore, all prior period financial statements presented have been restated as if the acquisition took place at the beginning of such periods.

     nCHIP had a calendar year end and, accordingly, the nCHIP profit and loss accounts for the year ended 31 December 1993 has been combined with the Company's profit and loss accounts for the financial year ended 31 March 1994. Effective 1 April 1994, nCHIP's financial year end has been changed from December to March to conform to the Company's financial year end. Accordingly nCHIP's operations for the three months ended 31 March 1994 including net sales of $3,683,549 and net loss of $953,389 have been excluded from consolidated results and have been reported as an adjustment to the 1 April 1994 accumulated loss.

36. COMPARATIVE FIGURES

     Certain comparative figures have been reclassified to conform with the current year's presentation.

                         FLEXTRONICS INTERNATIONAL LTD.
                                     PROXY
                     Annual General Meeting of Shareholders
                                August 15, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned being a member of Flextronics International Ltd. hereby appoints MICHAEL E. MARKS or failing whom TSUI SUNG LAM, as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated below, all of the Ordinary Shares of FLEXTRONICS INTERNATIONAL LTD., held of record by the undersigned on August 15, 1996 at the Annual General Meeting of Flextronics International Ltd. to be held August 15, 1996, or at any adjournment thereof.



/X/ Please mark
    votes as in
    this example


        The Board of Directors recommends a vote FOR Proposals Nos. 1, 2, 3, 4, 5 and 6. This Proxy, when properly executed, will be voted as specified above. This Proxy will be voted FOR Proposal Nos. 1, 2, 3, 4, 5 and 6 if no specification is made.

ORDINARY BUSINESS

        1.  ELECTION OF DIRECTORS

        NOMINEES:  Robert R.B. Dykes, Michael E. Marks, Andrew W. Russell

                            / / FOR     / / WITHHELD

        / /
             ---------------------------------------
             FOR all nominees except as noted above.


        / /  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW


        2.  To re-elect Stephen J.L. Rees to the Board of Directors.

            / / FOR     / / AGAINST     / / ABSTAIN

        3. To receive and adopt the Directors' Report, Auditors' Report and Audited Accounts for the 1996 fiscal year.

            / / FOR     / / AGAINST     / / ABSTAIN

        4. To reappoint Ernst & Young as independent auditors of the Company and to authorize the Directors to fix their remuneration.

            / / FOR     / / AGAINST     / / ABSTAIN

SPECIAL BUSINESS

        5. To approve an Ordinary Resolution to increase the number of options authorized under the 1993 Share Option Plan.

            / / FOR     / / AGAINST     / / ABSTAIN

        6. To approve an Ordinary Resolution relating to Ordinary Share issuances.

            / / FOR     / / AGAINST     / / ABSTAIN

        7. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

        Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        DATED:___________________________,1996

                                        ______________________________________
                                                       Signature

                                        ______________________________________

                                        ______________________________________

Note:
- ----

1. A member entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote on his or her behalf. A proxy need not also be a member.

2. Where a member appoints two or more proxies, the appointments shall be invalid unless he or she specifies the proportion of his or her shareholding (expressed as a percentage of the whole) to be represented by each proxy.

3. An instrument appointing a proxy must be left at the registered office of the Company at 36 Robinson Road #18-01 City House, Singapore 068877 or at The First National Bank of Boston, 150 Royall Street, M/S 45-01-07, Canton , Massachusetts 02021, United States of America, not less than 48 hours before the time appointed for holding the meeting.

4. Where an instrument appointing a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy, failing which the instrument may be treated as invalid.

[FLEXTRONICS INTERNATIONAL LOGO]
FLEXTRONICS INTERNATIONAL

                                   [GRAPHIC 1]



Annual Report 1996

CORPORATE PROFILE

Flextronics International offers advanced contract manufacturing services of sophisticated electronics for OEMs in the medical, consumer, computer, and communications industries. The Company offers a full range of services including printed circuit board (PCB) and multichip module (MCM) design, materials procurement and management, advanced packaging fabrication, PCB assembly, final system build, distribution, and warranty repair. The Company has facilities located in North America, Europe, and Asia.

TO OUR SHAREHOLDERS:

It is particularly gratifying to report to you after another year of rapid growth and record profitability. In just three short years, Flextronics International has grown from three manufacturing operations in Asia and revenues of $131 million, to a company with a global presence, revenues of $448 million, and among the highest profitability rates in the contract electronics manufacturing industry. I would like to review for a moment the strategies that have generated these results, and then look forward to the new opportunities available to our Company.

SETTING THE STRATEGY

During the summer of 1993, the management of Flextronics met to consider the Company's position in the industry and what strategies should be pursued to enhance that position. At the time, the Company's annual revenue was $100 million, which ranked the Company approximately twentieth by revenue in the industry worldwide. It was clear to the management that in a rapidly growing industry, it was important to be in the top five in both revenues and profits. To achieve that result, the following strategies were established:

- -    Leverage the Asian cost base to increase profitability;

- -    Add manufacturing operations in Europe and North America;

- -    Acquire or develop leading edge manufacturing technology;

- -    Expand services to include design through distribution;

- -    Broaden the customer base, and the industries served.

ACHIEVING THE OBJECTIVES

During the three years since these strategies were set, the Company grew rapidly, both internally and through acquisition. In March, 1994, Relevant Industries was acquired, which provided Flextronics with its first manufacturing operation in North America, located in San Jose, California. Relevant was a small, system level assembly supplier which also added this new service to the Company. Since then, our San Jose business has grown more than ten fold, encompasses a second building devoted to PCB assembly, and soon a third building will be built on land acquired recently. An additional PCBA manufacturing operation was opened in 1995 in Dallas, Texas, thereby providing additional capacity in North America.

         In early 1995, we acquired nCHIP, a company engaged in the design and production of multichip modules on silicon substrates. nCHIP's capabilities in a variety of packaging designs has since been expanded to include development of integrated passive components, leading edge bare die placement techniques, and research and development (with Dow Chemical) on a new low cost substrate. The revenue at nCHIP has more than doubled since its acquisition, and it now serves as the design front end for all of Flextronics' worldwide operations.

         In April, 1995, we acquired A&A, a small PCBA facility in Wales, United Kingdom, giving Flextronics its first operation in Europe. Our intention in Wales is to provide a facility for "localization" of products produced in high volume in Asia and North America yet bound for countries on the European


                [Photo of Michael E. Marks, Chairman and CEO] continent.The facility has been completely renovated, and the first localization activities are underway.

         During this time, many new customers were added, representing a variety of industries. In the medical arena, Thermoscan, Inc. and Enact Health Management Systems came on board. In telecommunications, we added Global Village Communication, Inc., Advanced Fibre Communications, Inc., and Whitetree Network Technologies, Inc. In the consumer area, we added Palm Computing, now a division of U.S. Robotics. And in computer peripherals, we added Microsoft Corporation and Visioneer, Inc., a supplier of low cost scanners.

         The results of our efforts are shown in the charts displayed here. For all years we have presented actual results and results before non-recurring items which are related primarily to aquisitions, in-process R&D, and two plant closings in the fourth quarter of fiscal 1996. Revenue has increased to $448 million from $131 million two years ago. Profits have risen even faster, from $2.9 million to $16.6 million (before non-recurring items). And Earnings Per Share has grown to $1.25 (before non-recurring items) from just $0.38 two years ago.

BECOMING A BILLION DOLLAR COMPANY

Having quickly reached our objective of being in the top five contract manufacturers in both revenue and profits (before non-recurring items), we are now turning our attention toward new strategies designed to enable Flextronics to grow to a $1 billion company. Outlined in some detail on the following pages is a new strategic focus in two areas--logistics and miniaturization.

         Our focus on logistics is an attempt to reduce costs associated with handling and management of materials. We will accomplish this by locating our factories on large campuses, where many materials will be manufactured and supplied to the assembly operation. The focus on miniaturization encompasses all of the activities at nCHIP, including bare die assembly, integrated passives, and multichip assemblies on a variety of substrates.

         The first significant step in these new directions was taken when we acquired Astron during the fourth quarter of this past fiscal year. Astron is a manufacturer of sophisticated, miniature laminate circuit boards. Astron's capabilities fit very well with those at nCHIP, and provide an even broader set of tools to be used in designing smaller, less expensive packaging for our customers. In addition, Astron has a facility situated on 15 acres of land in Doumen, China, which Flextronics now owns. This will be the site of our first campus, on which we intend to build a 300,000 square foot facility during the current fiscal year.

A TEAM EFFORT

The past year has been an eventful one. In addition to the very satisfactory financial results, our Company has become much more global in terms of operations, customers and employees. Our senior management team is comprised of Asians, Europeans and Americans. We have found this diversity serves us well as we develop strategies for the future. And our approximately 4,000 employees continue to improve their skills and flexibility which enables us to lower costs in an increasingly competitive industry. We salute them all. We also thank you, our shareholders, for your continued support.

    Best regards,

    /s/ Michael E. Marks

    Michael E. Marks
    Chairman and CEO

CHART 1                                           REVENUES
                                           ----------------------
                                                (In Millions)

                                            1994     1995     1996
                                           ------   ------   ------
                                           $131.3   $237.4   $448.3


CHART 2                                            INCOME
                                           ----------------------
                                                (In Millions)

                                            1994     1995     1996
                                           ------   ------   ------
Before non-recurring items ............     $2.9     $6.8    $ 16.6
Actual results ........................     $2.2     $6.2    $(17.4)


CHART 3                                      EARNINGS PER SHARE
                                           ----------------------

                                            1994     1995     1996
                                           ------   ------   ------
Before non-recurring items ............     $.38     $.56    $ 1.25
Actual results ........................     $.28     $.51    $(1.39)

A ROADMAP FOR SUCCESS

A ROADMAP FOR SUCCESS

In 1996, Flextronics International continued to fulfill its commitment to its original business strategy--and to see the rewards of that effort. The underlying principles of that strategy demand that the Company:

- -        keep costs low and quality high;

- -        provide a spectrum of advanced technologies and services;

- -        maintain a global presence in strategic markets;

- -        create a flexible environment to meet rapidly changing market needs.

         To achieve these goals, Flextronics developed and implemented a number of innovative programs and solutions in 1996.

DEMAND FLOW TECHNOLOGY

Perhaps most critical to the Company's success in 1996 has been its implementation of Demand Flow Technology (DFT) in most of its factories worldwide.

         An alternative to traditional manufacturing strategies, DFT is a comprehensive manufacturing and quality strategy that streamlines the entire manufacturing process, from order-taking to delivery. With DFT, products are manufactured as customers order them, parts are delivered directly to assembly lines, assembly is done using a system known as "Kanban"--an assembly technique whereby products are pulled down a manufacturing line instead of being pushed through--and goods are shipped as soon as they are built.

         In 1996, Flextronics reconfigured production lines in many of its factories to apply DFT principles. Today, these factories operate with highly efficient work "cells" that eliminate many of the non-value-added labor costs associated with building a product. As a result, the Company has begun to see the many benefits of DFT, including shrinking inventories, shorter cycle times, and significantly lower costs. DFT has also made Flextronics' manufacturing process more flexible, allowing customers to make changes in product orders even during manufacturing cycles--and allowing the Company to meet rapidly changing market needs.

DEDICATED FACTORIES

Also in 1996, Flextronics extended its dedicated factory concept to many of its manufacturing facilities and customers.

         Similar to DFT, the dedicated factory concept significantly reduces cycle times and labor costs while increasing inventory turns by optimizing the manufacturing process. Instead of operating exclusively with traditional manufacturing lines, Flextronics dedicated space within many of its factories to building specific customers' products. These "factories within factories" were then specially redesigned to manufacture the products as quickly and efficiently as possible. Some, for example, were configured to maximize repeatability, while others were redesigned to do mixed-model manufacturing.

         As with DFT, the dedicated factory concept affords Flextronics a degree of flexibility almost un-matched in the contract manufacturing industry. Rather than having to ask customers to conform to its manufacturing set-up, the Company is now able to conform to its customers' product and market needs with these dedicated factories.

COST-SAVING VENDOR PROGRAMS

To further reduce costs and improve manufacturing efficiencies, the Company developed and implemented a number of innovative vendor programs in 1996.

         With the help of key suppliers, for instance, Flextronics was able to more efficiently implement a critical ship-to-line delivery program in its factories this year. Under a new system, vendors are required to pass a rigorous quality certification review administered by Flextronics. This process ensures that suppliers deliver only the highest quality components for the Company's use, and it eliminates the need for quality inspections upon delivery. Now, certified vendors deliver directly to manufacturing lines, which reduces the costs associated with shipping, receiving, and maintaining parts inventories. This program also has increased the Company's yield and inventory turns.

         Similarly, Flextronics developed a material replenishment system in 1996 that allows the Company to use components on an as-needed basis. Again, rather than carry the cost of maintaining parts inventories on-site, Flextronics has arranged for key suppliers to provide next-day delivery of materials based on Company forecasts. Not only has this new system simplified the Company's accounting efforts, but it has also reduced manufacturing lead times and personnel requirements in receiving.

AUGMENTING THE ORIGINAL BUSINESS STRATEGY

While the original business strategy has served Flextronics well since 1993, it must be modified periodically to help the Company maintain a competitive edge.

         In 1996, Flextronics augmented its original business strategy with two new components, one dealing with product miniaturization and the other with a focus on logistics. These two enhancements--working in concert with the Company's original goals and objectives--are expected to propel Flextronics to the forefront of the contract manufacturing industry.

                               GRAPHIC 2

                Flextronics offers a number of manufacturing
                   programs designed to reduce cost and
                 increase our customers' competitiveness

                                  [GRAPHIC 3]

THERMOSCAN, INC.

When Thermoscan went looking for a contract manufacturer who could provide low cost, offshore manufacturing and cutting edge technologies, the company quickly found Flextronics. With its bare die assembly techniques, Flextronics was one of the few contract manufacturers that had both the manufacturing capability and the microelectronics technology Thermoscan needed to produce its infrared ear thermometers more efficiently and cost effectively. Flextronics' manufacturing facilities in Europe, Asia, and North America could provide Thermoscan with high-volume manufacturing in key markets worldwide. Just as importantly, though, the Company was also experienced with chip-on-board design and manufacturing, a sophisticated bare die assembly technique that enables the Company to produce smaller--but higher performing and more reliable--products at a reduced cost. Along with its advanced manufacturing, Flextronics now provides product development services for some of Thermoscan's next-generation products.

MINIATURIZATION

As a result of its original business strategy, Flextronics has achieved some of the lowest labor costs and cycle times in the industry. The challenge that lies ahead is to find additional methods for reducing the cost of production--while continuing to provide the cutting-edge technologies and services needed to make customers more competitive in their marketplaces.

         Years ago, the Company identified miniaturization as an emerging technology capable of lowering manufacturing costs while increasing product competitiveness. Today, the demand for smaller, lighter electronic products with more features and lower prices is skyrocketing--and the cost savings achieved by packing more power into smaller spaces are growing.

         As evidenced by its modified business strategy, Flextronics recognizes the critical role that miniaturization will play in the Company's short- and long-term success and is now focusing on that area of opportunity.

ADVANCED MINIATURIZATION TECHNOLOGIES

Having foreseen the importance of miniaturization, the Company developed and acquired a number of innovative new manufacturing, packaging, and component technologies for producing miniaturized electronics products.

         With the 1995 purchase of nCHIP, for example, Flextronics acquired the technical knowledge it needed to design and build products using bare die assembly techniques. These techniques--the most advanced in the industry--are used to create multichip module (MCM), chip-on-board (COB), ball grid array
(BGA), and flip-chip assemblies, and they enable the Company to build products with greater performance and reliability but for a lower cost than traditional manufacturing methods would allow.

         In 1996, Flextronics was able to extend miniaturization to the component level when it used a proprietary technology developed by nCHIP to integrate scores of resistors and capacitors into a single piece of silicon. Called an integrated passive, this miniaturized component not only takes up far less space than its traditional counterparts, but it also is considerably less expensive to make.

MICROELECTRONICS DESIGN AND MANUFACTURING

Today, Flextronics is using these advanced technologies to create--in volume--a variety of microelectronics products. And it is these technologies that provide the foundation for the Company's future in miniaturization.

         Yet it was the acquisition of Astron in 1996 that gave the Company a microelectronics manufacturing capability that is truly unique within the contract manufacturing industry.

         Astron, a Hong Kong-based company, is a leading manufacturer of miniature, gold-finished printed circuit boards. These advanced laminate substrates are used in portable computer and communications products--the very products that require nCHIP's bare die capabilities. With the Astron acquisition, Flextronics can now offer its customers a complete spectrum of advanced design and manufacturing technologies and services. From traditional pin-through-hole and surface mount (SMT) technologies to Astron's miniaturized fineline substrates and nCHIP's advanced multichip modules, Flextronics has the technical knowledge and capabilities needed to efficiently design and manufacture its customers' next-generation microelectronics products.

STRATEGIC RELATIONSHIPS AND SERVICES

To further develop its competitive edge--and the one it offers to its customers--Flextronics entered into a joint development effort with The Dow Chemical Co. in 1996. This strategic partnership will combine Dow Chemical's expertise in materials and packaging assembly with Flextronics' expertise in interconnect and electronics assembly to develop advanced packaging and interconnect technologies for the future.

         This joint effort, coupled with the Company's 1996 acquisitions and developments, positions Flextronics at the vanguard of the miniaturization movement in the contract manufacturing industry.

         Yet miniaturization is only one of the two new directions detailed in Flextronics' modified business strategy. In the coming years, the Company intends to secure its position as an industry leader with a new focus on logistics.

                               GRAPHIC 4

                Flextronics offers a complete spectrum of
                 manufacturing technologies to aid in the
                 development of next generation products.
4

                                 [GRAPHIC 5]

PALM COMPUTING, A DIVISION OF U.S. ROBOTICS

Providing customers with advanced technologies and services is an important part of Flextronics' business strategy. And for the Palm Computing Division of U.S. Robotics, it was an important reason for selecting Flextronics to help design and manufacture its Pilot connected organizer. A software firm with an idea for a powerful new organizational tool, Palm Computing recognized it needed help both in developing a hardware platform for its new device and in organizing offshore and regional manufacturing once the design was complete. Flextronics--with its engineering services and manufacturing capabilities--seemed the perfect choice. Working together, engineers at Flextronics and Palm created an initial design that not only optimized the performance and manufacturability of the new product, but that also hit the stringent cost targets and development schedules set by the customer. Then, operating as the project's prime contractor, Flextronics organized a battery of experts, including those in board layout, testing, plastics and packaging before completing final assembly. Mass production began as scheduled at Flextronics' offshore and regional manufacturing facilities, where it continues today.

INTRODUCING LOGISTICS

When Flextronics' management devised a new operational strategy in 1996, it created a plan that would not only significantly reduce the costs of manufacturing products for its customers, but that would also completely redefine the entire material acquisition and distribution cycle.

         A unique new strategy was designed to eliminate many of the non-value-added costs associated with material procurement, production, and distribution. And it is expected do so by eliminating the customer's involvement in these processes.

A NEW LEVEL OF SERVICE

With the traditional production/distribution strategy, raw materials from all over the world are brought into manufacturing facilities, where products are assembled. Finished goods are then transported to customer warehouses and, as demand requires, trucked to distribution centers and, finally, retail outlets for dispersion to end users. At best, this is an expensive process--in terms of both time and money.

         Flextronics envisions a more efficient and cost-effective method of managing the production and distribution process.

         The first step in this new strategy requires the Company to establish a series of "manufacturing campuses" in strategic locations throughout the world. Because of its proximity to Asia and Europe, Astron's 15-acre high-technology center in Doumen, China, has been earmarked as the Company's first manufacturing campus. The recently expanded 100,000-square-foot manufacturing operation in San Jose, California will eventually serve as the center of the Company's Silicon Valley manufacturing campus. A third campus is planned for Guadularaja, Mexico where we have 32-acres currently under contract.

         As these campuses are established, the Company will then implement its new logistics strategy. The idea is simple: Rather than have raw materials and components brought into these sites from all over the world, the campuses will manufacture many of the raw materials and components needed to build customer products. These campuses will also house the manufacturing facilities that will build the products--and once completed, the products will be moved to nearby warehouses where they will be distributed to end users.

         This streamlined approach to production and distribution can eliminate the need for customers to take possession of their products for warehousing or distribution. And while this logistics strategy has many advantages, the most important is cost reduction.

         With these new campuses, the Company believes it will be able to significantly reduce manufacturing overhead and, consequently, overall product costs. Producing some raw materials on-site will cut material costs considerably and shorten the supply chain. The expense of freight and handling will also drop dramatically since the components will be created at the same place from which they are distributed. Not having to move components or materials from factory to factory also will result in lower material packaging costs. These cost reductions will ultimately result in a more competitive product for our customers.

         Finally, because these manufacturing campuses will be located near major marketplaces, they will enable the Company to react more quickly to its customers' market changes--and to get products to end users even faster.

LOOKING FORWARD

Although its original business strategy was well-conceived--and successful--Flextronics believes the enhancements it made to that strategy in 1996 are necessary to the Company's continued success. Course changes are not unusual in rapidly changing industries; in fact, they are often requirements. The Company sees its new logistics strategy and focus on miniaturization as just that essential.

         In the coming year, Flextronics will continue to evaluate new technologies and services so that it may meet--and exceed--the high expectations of its customers. The Company is dedicated to being one of the world's leading contract manufacturers and, for the reasons outlined above, looks forward to 1997 with enthusiasm.

  GRAPHIC 6 - Logistics: The production and distribution strategy of tomorrow.

   Raw materials  - Manufacturing Campus located close to major market place
                            Distribution - End User

                                  [GRAPHIC 7]

MICROSOFT CORPORATION

By establishing itself in the three most strategic markets worldwide--North America, Europe, and Asia--Flextronics responded to its customers' needs for globalized manufacturing. It also opened the door to potential customers, like Microsoft, that were looking for a contract manufacturer with just that kind of exposure. When Microsoft began its exhaustive search for a strategic manufacturing partner, it started by reviewing over 100 companies, evaluating each one for quality, manufacturing locations and costs, among other things. After nine months, only one name remained--and Flextronics was chosen to produce Microsoft's computer peripheral devices. The Company's regional manufacturing capabilities, particularly in Europe and Asia, and its cost competitiveness strongly influenced Microsoft's decision--as did the fact that Flextronics does only contract manufacturing and has no products of its own, thereby respecting its customers' proprietary technology. Today, Flextronics manufactures the Microsoft mouse for European and Asian markets and is an integral part of Microsoft's U. S. product development team--reviewing next generation product designs for manufacturability and testability, and designing complete board layouts based on Microsoft's functionality requirements.

                           FLEXTRONICS INTERNATIONAL'S

                       DESIGN AND MANUFACTURING FACILITIES


               GRAPHIC 7 - World Map with Flextronics' locations

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

         Except for the historical information contained herein, the matters discussed below and elsewhere herein contain forward-looking statements regarding the future performance of the Company and future events that involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. This document, and the documents that the Company files from time to time with the Securites and Exchange Commission, such as its reports on Form 10-K, Form 10-Q, Form 8-K and its proxy materials, contain additional important factors that could cause actual results to differ from the Company's current expectations and the forward-looking statements contained herein.

OVERVIEW

         The Company was organized in Singapore in 1990 to acquire the Asian contract manufacturing operations and certain U.S. design, sales and support operations of Flextronics, Inc. (the "Predecessor"), which had been in the contract manufacturing business since 1982. The acquisition of the selected operations of the Predecessor for approximately $39.0 million was completed in June 1990 and was financed with approximately $20.0 million of secured long-term bank debt, $4.0 million of subordinated debt and $15.0 million of equity. After such acquisition, the equity investors held approximately 55% of the outstanding share capital of the Company. The Company's results of operations for periods following the 1990 acquisition and through March 1994 reflect the interest expense associated with the indebtedness incurred in connection with this transaction.

         In July 1993 a group of new investors acquired a controlling interest in the Company through the acquisition of substantially all of the interest in the Company that had been retained by the Predecessor, a direct equity investment of $3.2 million in the Company and the purchase of a portion of the shares acquired by the investors in the 1990 acquisition. In December 1993 the Company raised an additional $7.0 million of equity capital from investors ($3.7 million of which represented the conversion of its outstanding subordinated debt into equity). In March 1994 the Company raised $32.5 million in an initial public offering of Ordinary Shares. In August 1995 the Company raised an additional $22.3 million in a public offering of Ordinary Shares.

         In April 1995, the Company acquired Assembly & Automation (Electronics) Limited ("A&A"), a contract manufacturer located in Wales, in exchange for an aggregate of $2.9 million and 66,908 Ordinary Shares. The Company's financial statements for fiscal 1996 include the operating results of A&A from April 12, 1995 to March 31, 1996.

Flextronics International Ltd.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

         In February 1996, the Company acquired Astron Group Limited ("Astron") for (i) $13,440,605 in cash, (ii) $15 million in promissory notes payable over a two year period and bearing interest at a rate of 8% per annum, and (iii) Ordinary Shares of S$0.01 each in the capital of the Company with a value of $6,507,000. In addition, the Company will issue Ordinary Shares with a value of $10 million to the former Astron shareholders on June 30, 1998 and will pay an earnout of up to an additional $12.5 million in cash and Ordinary Shares calculated in accordance with a formula based upon Astron's pre-tax profit for calendar year 1996, on or about March 31, 1997. The Company has included $3.125 million or 25% of the earnout goals in fiscal 1996 as the management believes that Astron will most probably be able to meet the profit target for the first quarter. The Company has also entered into consulting agreements with the former Chairman of Astron, which include confidentiality provisions and a convenant not to compete. The agreements provide for the payment of an annual fee, plus a $15 million payment to be made on June 30, 1998. The Company's financial statements for fiscal 1996 include two months of Astron's operating results.

         In the fourth quarter of fiscal 1996 the Company wrote off $31.6 million of in-process research and development associated with the acquisition of Astron and also recorded one time charges totalling $2.5 million for costs associated with the closing of one of the Company's Malaysia plants and its Shekou, China operations. Without taking into account these write-offs and charges, the Company's net income and earnings per share in fiscal 1996 were $16.6 million and $1.25, respectively.

         The Company's subsidiaries, with the exception of Astron, are interdependent and are not managed for stand alone results. Certain operational functions for the entire Company, such as marketing and administration, may be carried out by a subsidiary in one country. In addition, the Company may from time to time shift responsibilities from a subsidiary in one country to a subsidiary in another country, thereby changing the operating results of the impacted subsidiaries but not the Company as a whole. For these reasons, the Company believes that changes in results of operations in the individual countries in which it operates are not necessarily reflective of material changes in the Company's overall results.

         The selected financial data set forth below as of March 31, 1994, 1995 and 1996, and for the fiscal years ended March 31, 1993, 1994, 1995 and 1996 has been derived from consolidated financial statements of the Company which have been audited by Ernst & Young, independent auditors, whose report thereon is included elsewhere herein. The Company accounted for the January 1995 acquisition of nCHIP as a pooling of interest. Therefore, the financial data presented below for fiscal years 1992, 1993, 1994 and 1995 include the historical results of nCHIP. These historical results are not necessarily indicative of the results to be expected in the future.

     Fiscal Year Ended March 31,                        1992         1993         1994         1995         1996
     -----------------------------------------------------------------------------------------------------------
     (in thousands except per share amounts)
     STATEMENT OF OPERATIONS DATA:
     Net  sales                                     $ 80,729    $ 100,759    $ 131,345    $ 237,386    $ 448,346
     Cost of sales                                    73,361       91,794      117,392      214,865      406,457
                                                    ------------------------------------------------------------
     Gross profit                                      7,368        8,965       13,953       22,521       41,889
     Selling, general and administrative expenses      7,252        7,131        8,667       11,468       18,587
     Research and development                          2,737           81          202           91       31,562
     Goodwill/intangible assets amortization             399          388          419          755        1,061
     Provision for plant closings                        202         --            830         --          2,454
                                                    ------------------------------------------------------------
        Operating income (loss)                       (3,222)       1,365        3,835       10,207      (11,775)
     Interest expense and other, net                   2,898        2,329        1,376        1,043        1,846
     Merger expenses                                    --           --           --            816         --
     Income (loss) from joint venture                   --           --            (70)        (729)        --
                                                    ------------------------------------------------------------
        Income (loss) before income taxes             (6,120)        (964)       2,389        7,619      (13,621)
     Provision for income taxes                          398          264          654        1,463        3,791
     Extraordinary gain                                 --           --            416         --           --
                                                    ------------------------------------------------------------
        Net income (loss)                           $ (6,518)   $  (1,228)   $   2,151    $   6,156    $ (17,412)
                                                    ============================================================
     Net income (loss) per share                    $  (0.89)   $   (0.17)   $    0.28    $    0.51    $   (1.39)
                                                    ============================================================
     Weighted average Ordinary Shares
        and equivalents                                7,284        7,382        7,730       12,103       12,536
                                                    ============================================================
     March 31,                                          1992         1993         1994         1995         1996
     -----------------------------------------------------------------------------------------------------------
     BALANCE SHEET DATA:
     Working capital                                $    856    $  (1,201)   $  30,669    $  33,425    $  27,676
     Total assets                                     41,734       52,430      103,129      116,117      214,588
     Long-term debt and capital lease
        obligations, excluding current portion         7,514       17,243        4,755        6,890       28,360
     Shareholders' equity                             (1,040)      (2,256)      46,703       57,717       70,779

Flextronics International Ltd.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

         The following table sets forth, for the periods indicated, certain statement of operations data expressed as a percentage of net sales.

Fiscal Year Ended March 31,                         1994       1995       1996
- ------------------------------------------------------------------------------
Net  sales                                         100.0%     100.0%     100.0%
Cost of sales                                       89.4       90.5       90.7
                                                   ---------------------------
   Gross profit                                     10.6        9.5        9.3
Selling, general and administrative expenses         6.6        4.9        4.2
Goodwill/intangible assets amortization              0.3        0.3        0.2
Provision for plant closings                         0.6         --        0.5
Research and development                             0.2         --        7.0
                                                   ---------------------------
   Operating income (loss)                           2.9        4.3       (2.6)
Interest expense and other, net                      1.0        0.5        0.4
Merger expenses                                       --        0.3         --
Income (loss) from joint venture                    (0.1)      (0.3)        --
                                                   ---------------------------
   Income (loss) before income taxes                 1.8        3.2       (3.0)
Provision for income taxes                           0.5        0.6        0.9
Extraordinary gain                                   0.3         --         --
                                                   ---------------------------
   Net income (loss)                                 1.6%       2.6%      (3.9%)
                                                   ===========================

NET SALES

         Net sales in fiscal 1996 increased 89% to $448 million from $237 million in fiscal 1995. This increase was primarily due to higher sales to existing customers, including Lifescan (a Johnson & Johnson Company), Visioneer, Microcom and Global Village Communications, sales to new customers in the computer and medical industries such as Apple Computer and Thermoscan and the inclusion of A&A's and Astron's sales after their acquisitions in April 1995 and February 1996, respectively. As expected, sales to IBM declined significantly due to IBM's efforts to consolidate more of its manufacturing business internally. The Company expects sales in the first quarter of fiscal 1997 to be approximately the same as the sales in the fourth quarter of fiscal 1996 due to softening of the PC peripheral business during this period.

         Net sales in fiscal 1995 increased 81% to $237 million from $131 million in fiscal 1994. This increase was primarily the result of higher sales to existing customers, including Lifescan (a Johnson & Johnson Company), IBM and Interbold and sales to new customers in the consumer electronics industries such as Phonex, International Components Corporation and Global Village Communications.

GROSS PROFIT

         Gross profit is affected by, among other things, product mix, component costs, product life cycles, unit volumes, start up of new manufacturing facilities and new product introductions. Gross profit margin declined slightly to 9.3% in fiscal 1996 as compared to 9.5% in fiscal 1995 mainly due to the additional costs associated with new manufacturing facilities in Texas and China that were opened in the fourth quarter of fiscal 1995 and the expansion of nCHIP's MCM fab facility. The decrease in gross profit margin was also attributable to a reduction in certain selling prices in order to remain competitive.

         Gross margin decreased to 9.5% in fiscal 1995 as compared to 10.6% in fiscal 1994, principally as a result of the consolidation of nCHIP's results of operations with the Company and sales to new customers, which typically entail higher expenses and lower margin initially.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses in fiscal 1996 increased to $18.6 million from $11.5 million in fiscal 1995, but decreased as percentage of net sales to 4.2% in fiscal 1996 from 4.9% in fiscal 1995. The increase in absolute dollars was principally due to costs associated with the expanded facilities in China and Texas, increased sales personnel and market research activities in U.S. and the inclusion of A&A's and Astron's selling and general administrative expenses after their acquisitions in April, 1995 and February, 1996, respectively. The Company anticipates that selling, general and administrative expenses will continue to increase in absolute dollars.

         Selling, general and administrative expenses in fiscal 1995 increased to $11.5 million from $8.7 million in fiscal 1994, but decreased as a percentage of net sales to 4.9% in fiscal 1995 from 6.6% in fiscal 1994. The increase in absolute dollars was principally due to costs associated with increases in corporate administrative expenses and provision for doubtful accounts, the

Flextronics International Ltd.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


inclusion of Relevant's selling and general administrative expenses, and provision for severance payment to certain nCHIP personnel.

GOODWILL AND INTANGIBLE ASSETS

         Goodwill, which represents the excess of the purchase price of an acquired company over the fair market value of its net assets, and intangible assets are amortized on a straight line basis. Goodwill amortization increased from $510,000 in fiscal 1995 to $725,000 in fiscal 1996 primarily due to the goodwill from the Company's acquisition of A&A. Intangible asset amortization increased from $245,000 in fiscal 1995 to $336,000 in fiscal 1996 primarily due to the acquisition of A&A and Astron.

         Due to the acquisition of Relevant, goodwill amortization increased from $398,000 in fiscal 1994 to $510,000 in fiscal 1995 and intangible assets amortization increased from $21,000 in fiscal 1994 to $245,000 in fiscal 1995.

PROVISION FOR PLANT CLOSINGS

         The provision for plant closings of $2.5 million in fiscal 1996 includes a $1.0 million provision for inventory exposure and $1.3 million associated with the write-off of certain obsolete equipment at one of the Company's facilities in Malaysia and in Shekou, China. The provision for plant closings were related to the Company ceasing its satellite receiver product line in Malaysia and the closing of its manufacturing operations in Shekou, China. These plant closings reflect the Company's strategy to move away from a large number of small facilities and toward larger, campus type operations. Production from the Shekou facility has been moved to the Company's plant in Xixiang, China.

RESEARCH AND DEVELOPMENT

         In connection with the Astron acquisition the Company engaged Duff & Phelps Capital Markets Co. ("DPCM") to determine the fair market value of Astron's research and development assembly in process. ("In-Process R&D"). The valuation of the In-Process R&D was performed using the discounted cashflow technique whereby the future cashflow expected to be generated is determined by the current level of technology investment by Astron. DPCM determined the valuation to be between $31 million and $37 million, and the Company has written off $31.6 million of In-Process R&D in fiscal 1996.

INTEREST EXPENSE AND OTHER, NET

         Interest expense and other, net increased to $1.8 million in fiscal 1996 from $1.0 million in fiscal 1995. The increase reflects interest incurred in connection with additional indebtedness used to finance the cash portion of the A&A and Astron acquisitions, to purchase machinery and equipment for capacity expansion and to finance the Company's working capital requirements. The Company has recorded an unrealized foreign exchange gain of $872,000 in fiscal 1996 compared to a foreign exchange loss of $303,000 in fiscal 1995 due to weaker Malaysian Ringgit and Singapore dollars.

         Interest expense and other, net decreased to $1.0 million in fiscal 1995 from $1.4 million in fiscal 1994. The decrease reflects lower interest expense during this period as a result of the repayment of long term bank debt in March 1994 and repayment of short-term advances in April 1994, and higher income earned on cash balances for the first six months of fiscal 1995.

MERGER EXPENSES

         The Company recorded a one-time non-operating charge of approximately $816,000 as a result of the nCHIP acquisition in January 1995.

INCOME (LOSS) FROM JOINT VENTURE

         Flextracker, the joint venture with HTS in which the Company previously owned a 49% interest, commenced operations in June 1993. According to the equity method of accounting, the Company previously did not recognize revenue from sales by Flextracker, but based on its ownership interest recognized 49% of the net income or loss of the joint venture. Due to start-up costs and manufacturing inefficiencies, the Company recognized a loss of $729,000 and $70,000 associated with its interest in Flextracker in fiscal 1995 and fiscal 1994 respectively. The Company initially contributed $2.5 million for a 49% interest in Flextracker and HTS contributed $2.6 million for the remaining 51% interest. In April 1994 the Company and HTS each loaned $1 million to Flextracker. In December 1994, the Company acquired all of the net assets of Flextracker (except the $1.0 million loan made by HTS to Flextracker) for approximately $3.3 million.

PROVISION FOR INCOME TAXES

         The Company is structured as a holding company with several operating subsidiaries. The Company conducts its operations in Asia primarily through its manufacturing and marketing subsidiaries incorporated in Singapore, Malaysia, Hong Kong

Flextronics International Ltd.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

and China, and each of these subsidiaries is subject to taxation in the country in which it has been formed. The Company's manufacturing subsidiaries have been granted certain tax relief in each of these countries, resulting in lower taxes than would otherwise be the case under ordinary tax rates. The ordinary corporate tax rates for calendar 1995 were 26%, 16.5% and 15% in Singapore, Hong Kong and China, respectively, and 30% on manufacturing operations in Malaysia. In addition, the tax rate is de minimis in Labuan, Malaysia and Mauritius where the Company's offshore marketing and distribution subsidiaries are located.

         The Company's consolidated effective tax rate for any given period is calculated by dividing the aggregate taxes incurred by each of the operating subsidiaries and the holding company by the Company's consolidated pretax income. Losses incurred by any subsidiary or by the holding company are not deductible by the other entities in the calculation of their respective local taxes. For example, the charge for the closing of one plant in Malaysia in fiscal 1996 was incurred by a Malaysian subsidiary that did not have income against which this charge could be offset. Similarly, interest on senior debt, which was an obligation of the holding company, produced losses for that company. Losses of the Hong Kong subsidiary and holding company were not deducted from the income of the other subsidiaries. In addition, nCHIP's historical losses and the accounting of its acquisition as a pooling of interests have negatively impacted the Company's pre-tax performance, resulting in a higher effective tax rate for the prior periods.

         The Company's consolidated effective tax rate was 27.8% and 19.2% in fiscal 1996 and 1995 respectively. Variations in the Company's consolidated effective tax rates are primarily attributable to the differences in the relative amount of holding company interest expense compared to the amount of pretax income in the respective periods, as well as the impact of nCHIP's historical losses and the accounting of its acquisition as a pooling of interests. In addition, the provision for plant closings of $2.5 million and the $31.6 million write-off of In-Process R&D in fiscal 1996 have contributed to the higher consolidated effective tax rate in that period. If the provision for plant closings and In-Process R&D written off are excluded from such calculation, the Company's fiscal 1996 effective tax rate would have been 18.6%.

         The Company's Singapore operations were previously granted "Pioneer Status", which expired on July 31, 1990. Under such status the Singapore subsidiary's manufacturing income had been exempt from tax. The Company has reached an agreement with the Economic Development Board of Singapore for a specified amount of investment allowances on approved fixed capital expenditures. This investment allowance, which has certain conditions and expired in July 1995, has been utilized by the Company to reduce taxable income of the Singapore subsidiary since fiscal 1991. The Company's Malaysian manufacturing subsidiary has been granted a five-year pioneer incentive which provides a tax exemption on manufacturing income in Johore, Malaysia. To date, this incentive has had a limited impact on the Company due to the relatively short history of its Malaysian operations and its losses carry forward. The Company's facility in China is located in a "Special Economic Zone" and is an approved "Product Export Enterprise" which qualifies for a special corporate income tax rate of 10%. This special tax rate is subject to the Company exporting more than 70% of its total value of products manufactured in China, and the Company's status as a Product Export Enterprise is reviewed annually by the Chinese government authorities. The Company's investments in its plant in Xixiang, China and Astron fall under the "Foreign Investment Scheme" which entitles the Company to apply for a five year tax incentive. The Company has applied for the tax incentive and believes that it will be approved by the relevant tax authorities, although there can be no assurance in this regard. If approval is received, the Company's tax rates on income from this facility during the incentive period will be 0% in years 1 and 2 and 7 1/2 % in years 3 through 5. In fiscal 1993, the Company transferred its offshore marketing and distribution functions to a newly formed marketing subsidiary located in Labuan, Malaysia, where the tax rate is de minimis. In February 1996, the Company transferred Astron's sales and marketing business to a newly formed subsidiary in Mauritius, where the tax rate is at 0% .

         The Company has structured its operations in Asia in a manner designed to maximize income in countries where tax incentives have been extended to encourage foreign investment or where income tax rates are low. If tax incentives are not renewed upon expiration, if the tax rates applicable to the Company are rescinded or changed, or if tax authorities were to challenge successfully the manner in which profits are recognized among the Company's subsidiaries, the Company's taxes would increase and its results of operations and cash flow would be adversely affected. Substantially all of the products manufactured by the Company's Asian subsidiaries are sold to U.S. based customers. While the Company believes that profits from its Asian operations are not sufficiently connected to the U.S. to give rise to U.S. federal or state income taxation, there can be no assurance that U.S. tax authorities will not challenge the Company's position or, if such challenge is made, that the Company will prevail in any such disagreement. If the Company's Asian profits became subject to U.S. income taxes, the Company's taxes could increase and its results of operations and cash flow could be adversely affected. The expansion by the Company of its operations in the U.S may increase its effective tax rate.

         There are no Singapore exchange controls or other restrictions on the export or import of capital. The remittance of dividends or other payments by the Company to non-resident shareholders is therefore not subject to any restriction. Singapore

Flextronics International Ltd.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


does not currently have a double tax treaty with the United States of America. However, under the current Singapore tax rules, there is no Singapore withholding tax on payments of dividends or other distributions by the Company to its non-resident shareholders.

EXTRAORDINARY GAIN

         The extraordinary gain of $416,000 in fiscal 1994 represents the forgiveness of accrued interest on the Company's outstanding subordinated debt, the principal amount of which was converted into equity in December 1993.

VARIABILITY OF RESULTS

         The Company has experienced, and expects to continue to experience, significant periodic and quarterly fluctuations in the Company's results of operations. These factors include, among other things, timing of orders, volume of orders relative to the Company's capacity, customers' announcement and introduction of new products or new generations of products, evolutions in the life cycles of customers' products, timing of expenditures in anticipation of future orders, effectiveness in managing manufacturing processes, changes in cost and availability of labor and components, mix of orders filled, and changes or anticipated changes in economic conditions. In addition, the Company's operating results are affected adversely by seasonality (principally in Malaysia and China during each fourth fiscal quarter due to local holiday seasons). The market segments served by the Company are also subject to economic cycles and have in the past experienced, and are likely in the future to experience, recessionary periods. A recessionary period affecting the industry segments served by the Company could have a material adverse effect on the Company's results of operations. Results of operations in any period should not be considered indicative of the results to be expected for any future period, and fluctuations in operating results may also result in fluctuations in the price of the Company's Ordinary Shares.

LIQUIDITY AND CAPITAL RESOURCES

         The Company has funded its operations from the proceeds of public offerings of equity securities, cash generated from operations, bank debt and lease financing of capital equipment. At March 31, 1994 the outstanding balance on the Company's total borrowing was $10.5 million, substantially all of which was repaid in April 1994 with a portion of the net proceeds of the Company's initial public offering. The Company has obtained a $48 million line of credit from several banks and is negotiating for a $50 million, two year revolving credit facility to replace the existing facilities.

         Cash used for operating activities was $710,000 and $3.4 million for fiscal 1996 and 1995, respectively. Cash provided by operating activities for fiscal 1996 was comprised primarily of net profit of $16.6 million (excluding In-Process R&D written off and provision for plant closings), depreciation, amortization and allowance for doubtful accounts and obsolescence. Cash used for operating activities was primarily comprised of increases in accounts receivable and inventories reflecting higher sales in fiscal 1996. Cash provided by operating activities for fiscal 1995 was comprised primarily of net income, depreciation amortization allowance for doubtful debts, loss from the Flextracker joint venture and cash used for operating activities for fiscal 1995 was comprised mainly of an increase in accounts receivable and inventories.

         Cash used for investing activities during fiscal 1996 consisted primarily of $15.8 million of expenditures for machinery and equipment in the Company's Texas, China and California manufacturing facilities as well as payment of $15.2 million for the cash portion of the A&A and Astron acquisitions. Cash used for investing activities for fiscal 1995 was $10.2 million which consisted mainly of purchases of property and equipment in three Asia plants and payment for the acquisition of the net assets of FlexTracker.

         Cash provided by financing activities was $31.6 million in fiscal 1996 which consisted primarily of $22.3 million from the sale of 1,000,000 newly issued Ordinary Shares and net bank borrowings of $12.3 million. Cash used for financing activities was $10.8 million for fiscal 1995 which consisted primarily of repayment of bank borrowings and notes payable, offset in part by proceeds from issuance of share capital and increased capital lease financing.

         The Company's allowances for doubtful accounts increased from $1.8 million at March 31, 1995 to $3.6 million at March 31, 1996. The Company allowance for inventory obsolescence increased from $ 1.9 million at March 31, 1995 to $ 4.6 million at March 31, 1996. The increases in the allowances were due to the increases in sales and inventories during fiscal 1996 and the $1 million provision for inventory exposure relating to the closing of the satellite receiver product line in one of the Company's Malaysia plants.

         The Company presently anticipates that its capital expenditures in fiscal 1997 will be approximately $20 million to $25 million. The Company believes that existing cash, together with anticipated cash flow from operations and amounts available under its credit facilities, will be sufficient to fund its operations through fiscal 1997.

Flextronics International Ltd.

CONSOLIDATED BALANCE SHEETS

March 31,                                                                       1995         1996
- -------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)
ASSETS
Current assets:
   Cash                                                                    $   4,751    $   6,546
   Accounts receivable, net of allowance for doubtful accounts of $1,760
      and $3,576 at March 31, 1995 and 1996 respectively                      44,250       78,114
   Inventories                                                                30,193       52,637
   Other current assets                                                        4,527        3,827
   Deferred income taxes                                                         220          260
                                                                           ----------------------
Total current assets                                                          83,941      141,384
                                                                           ----------------------
PROPERTY AND EQUIPMENT:
   Machinery and equipment                                                    43,358       77,771
   Building                                                                      283        5,736
   Leasehold improvements                                                      3,891       15,491
                                                                           ----------------------
                                                                              47,532       98,998
   Accumulated depreciation and amortization                                 (21,774)     (37,896)
                                                                           ----------------------
Net property and equipment                                                    25,758       61,102
                                                                           ----------------------
OTHER NON-CURRENT ASSETS:
   Goodwill, net of accumulated amortization of $1,976 and $2,701,
      at March 31, 1995 and 1996 respectively                                  4,964        8,662
   Intangible assets, net of accumulated amortization of $306 and $642,
      at March 31, 1995 and 1996 respectively                                    624          775
   Deposits and other                                                            226          580
   Receivables from related party                                               --          2,085
   Other investments                                                             520         --
   Deferred income taxes                                                          84         --
                                                                           ----------------------
Total other non-current assets                                                 6,418       12,102
                                                                           ----------------------
   Total assets                                                            $ 116,117    $ 214,588
                                                                           ======================
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Bank borrowings                                                         $   2,000    $  14,379
   Notes payable                                                                --         10,000
   Current portion of long-term debt                                               9        4,198
   Current portion of capital lease                                            3,911        6,736
   Accounts payable                                                           38,489       64,625
   Accrued payroll                                                             2,549        5,606
   Other accrued liabilities                                                   2,029        5,389
   Income taxes payable                                                        1,529        2,775
                                                                           ----------------------
Total current liabilities                                                     50,516      113,708
                                                                           ----------------------
NON CURRENT LIABILITIES:
   Notes payable to shareholders                                                 684          686
   Long-term debt, less current portion                                         --          2,554
   Other payable                                                                --         15,000
   Capital lease, less current portion                                         6,206       10,120
   Deferred income taxes                                                         994        1,256
   Commitments (Notes 4 and 5)                                                  --           --
                                                                           ----------------------
Total non-current liabilities                                                  7,884       29,616
Minority interests                                                              --            485
                                                                           ----------------------
SHAREHOLDERS' EQUITY:
   Ordinary Shares, S$.01 par value:
      Authorized -- 100,000,000 shares at
         March 31, 1995 and 1996
      Issued and outstanding -- 11,603,496
         shares at March 31, 1995 and
         13,213,289 shares at March 31, 1996                                      73           85
   Additional paid-in capital                                                 62,882       93,634
   Accumulated deficit                                                        (5,238)     (22,940)
                                                                           ----------------------
Total shareholders' equity                                                    57,717       70,779
                                                                           ----------------------
Total liabilities and shareholders' equity                                 $ 116,117    $ 214,588
                                                                           ======================

See accompanying notes.

Flextronics International Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended March 31,                                                           1994         1995         1996
- -------------------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)
Net sales                                                                 $ 131,345    $ 237,386    $ 448,346
Cost of sales                                                               117,392      214,865      406,457
                                                                          -----------------------------------
Gross profit                                                                 13,953       22,521       41,889
Selling, general and administrative expenses                                  8,667       11,468       18,587
Goodwill amortization                                                           398          510          725
Intangible assets amortization                                                   21          245          336
Provision for plant closings                                                    830         --          2,454
Research and development                                                        202           91       31,562
                                                                          -----------------------------------
Operating income/(loss)                                                       3,835       10,207      (11,775)
Interest expense                                                             (1,778)        (740)      (2,718)
Merger expenses                                                                --           (816)        --
Foreign exchange gain (loss)                                                    402         (303)         872
Income (loss) from joint venture                                                (70)        (729)        --
                                                                          -----------------------------------
Income (loss) before income taxes and cumulative effect of change in
   accounting for income taxes                                                2,389        7,619      (13,621)
Provision for income taxes                                                       97        1,463        3,791
                                                                          -----------------------------------
Income (loss) after income taxes, before cumulative effect of change in
   accounting for income taxes and extraordinary gain                         2,292        6,156      (17,412)
Cumulative effect as of March 31, 1994 of change in accounting
   for income taxes                                                             557         --           --
                                                                          -----------------------------------
Income (loss) before extraordinary gain                                       1,735        6,156      (17,412)
Extraordinary gain                                                              416         --           --
                                                                          -----------------------------------
Net income (loss)                                                         $   2,151    $   6,156    $ (17,412)
                                                                          ===================================
Earnings per share:
Net income (loss) before cumulative effect of change in accounting
   for income taxes and extraordinary gain                                $    0.30    $    0.51    $   (1.39)
Cumulative effect of accounting change                                        (0.07)        --           --
                                                                          -----------------------------------
Net income (loss) before extraordinary gain                               $    0.23    $    0.51    $   (1.39)
Extraordinary gain                                                             0.05         --           --
                                                                          -----------------------------------
Net income (loss) per share                                               $    0.28    $    0.51    $   (1.39)
                                                                          ===================================
Weighted average outstanding Ordinary Shares and equivalents                  7,730       12,103       12,536
                                                                          ===================================

See accompanying notes.

Flextronics International Ltd.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                          Class "A"             Class "B"                                                Total
                                          Convertible    Convertible Redeemable                  Additional              Share-
                                      Preference  Shares  Preference   Shares   Ordinary Shares    Paid-in   Retained   holders'
                                        Shares    Amount    Shares     Amount    Shares  Amount    Capital   Earnings    Equity
- --------------------------------------------------------------------------------------------------------------------------------
(In thousands)
BALANCE AT MARCH 31, 1993               2,700     $ 15         51      $ --      2,404   $16     $ 10,662   $(12,949)  $ (2,256)
Issuance of "A" Convertible
   Preference Shares for cash              27        2         --        --         --    --           65         --         67
Issuance of Ordinary Shares for
   cash and from capitalization of
   Subordinated Note Payable               --       --         --        --      2,968    19       10,449         --     10,468
Compensation expense related to
   stock options                           --       --         --        --         --    --          159         --        159
Issuance of Ordinary Shares for
   acquisition of subsidiary               --       --         --        --        600     4        3,998         --      4,002
Issuance of Ordinary Shares in the
   initial public offering (net)           --       --         --        --      2,500    15       32,088         --     32,103
Exercise of stock options                  --       --         --        --         54    --           --         --         --
Conversion of Preference Shares
   to Ordinary Shares                  (2,727)     (17)       (51)       --      2,778    17           --         --         --
Net income for the year                    --       --         --                   --    --           --      2,151      2,151
Transaction by pooled companies:
   Issuance of common stock                --       --         --        --         --    --            9         --          9
                                       ----------------------------------------------------------------------------------------
BALANCE AT MARCH 31, 1994                  --     $ --         --      $ --     11,304   $71     $ 57,430   $(10,798)  $ 46,703
nCHIP fiscal year conversion               --       --         --        --         --    --           --       (596)      (596)
Issuance of Ordinary Shares                --       --         --        --        300     2          925         --        927
Expenses related to issuance
   of Ordinary Shares                      --       --         --        --         --    --         (968)        --       (968)
Net income for the year                    --       --         --        --         --    --           --      6,156      6,156
Transactions by pooled companies:
   Issuance of common stock                --       --         --        --         --    --           37         --         37
   Issuance of preference stock            --       --         --        --         --    --        5,458         --      5,458
                                       ----------------------------------------------------------------------------------------
BALANCE AT MARCH 31, 1995                  --     $ --         --      $ --     11,604   $73     $ 62,882   $ (5,238)  $ 57,717
Issuance of Ordinary Shares for
   acquisition of subsidiaries             --       --         --        --        305     2        7,443         --      7,445
Issuance of Ordinary Shares                --       --         --        --        304     2        1,007         --      1,009
Secondary listing                          --       --         --        --      1,000     8       23,492         --     23,500
Expenses related to secondary listing      --       --         --        --         --    --       (1,190)        --     (1,190)
Currency translation adjustments           --       --         --        --         --    --           --       (290)      (290)
Net loss for the year                      --       --         --        --         --    --           --    (17,412)   (17,412)
                                       ----------------------------------------------------------------------------------------
BALANCE AT MARCH 31, 1996                  --     $ --         --      $ --     13,213   $85     $ 93,634   $(22,940)  $ 70,779
                                       ========================================================================================

See accompanying notes.

Flextronics International Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS


Year Ended March 31,                                                         1994        1995        1996
- ---------------------------------------------------------------------------------------------------------
(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income  (loss)                                                    $  2,151    $  6,156    $(17,412)
   Adjustments to reconcile net income to cash provided
      by operating activities:
         nCHIP fiscal year conversion                                          --        (596)         --
         Depreciation and amortization of equipment
            and leasehold improvements                                      4,202       5,370       9,344
         Amortization of goodwill                                             398         510         725
         Amortization of intangible assets                                     21         245         336
         Loss / (gain) on disposal of property and equipment                  368          56        (121)
         Loss on disposal of investment                                        --          --         266
         Write-off of property and equipment                                   20          --          --
         Extraordinary gain                                                  (416)         --          --
         Allowance for doubtful debts                                         (32)      1,211       1,475
         Allowance for stock obsolescence                                    (120)         43         631
         Compensation expense relating to stock option plan                   159          --          --
         Loss from joint venture                                               70         729          --
         In process research and development written off                       --          --      31,562
         Provision for plant closure                                           --          --       2,454
         Deferred income taxes                                                339         237          84
                                                                         --------------------------------
                                                                         $  7,160    $ 13,961    $ 29,344
   CHANGES IN OPERATING ASSETS AND LIABILITIES:
         Trade accounts receivable                                       $ (8,306)   $(15,057)   $(28,965)
         Notes receivable                                                      --          --        (500)
         Inventories                                                       (5,863)     (3,156)    (19,209)
         Other accounts receivable                                           (572)     (2,430)      2,889
         Due from joint venture                                            (1,588)         --          --
         Deposits and other                                                  (121)        311        (140)
         Accounts payable                                                  14,812       2,995      14,143
         Other accounts payable                                             1,283        (841)        727
         Deferred rent                                                     (1,302)       (143)       (120)
         Income taxes payable                                                 111         933       1,121
                                                                         --------------------------------
            Cash provided by (used for) operating activities             $  5,614    $ (3,427)   $   (710)
                                                                         --------------------------------

Flextronics International Ltd.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended March 31,                                                         1994        1995        1996
- ---------------------------------------------------------------------------------------------------------
(In thousands)
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                   $ (5,246)   $ (7,536)   $(15,812)
   Proceeds from sale of property and equipment                             2,301          38         228
   Intangibles arising from acquisition of subsidiaries                        --         (62)         --
   Other investments                                                         (120)         --         886
   Investment in joint venture                                             (2,529)         --          --
   Restricted cash                                                            379          --          --
   Loan to joint venture                                                       --      (1,000)         --
   Redemption of preference shares in joint venture                            --       1,730          --
   Payment for business acquired, net of cash acquired                         --      (3,343)    (15,152)
   Repayment of loan from related party                                        --          --         815
                                                                         --------------------------------
Cash used for investing activities                                       $ (5,215)   $(10,173)   $(29,035)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings from (repayments to) banks                                 $  1,177    $ (9,417)   $ 12,280
   Proceeds from (repayment of) long-term debt                            (13,008)         (8)      1,803
   Repayment of capital lease obligations                                  (1,998)     (4,310)     (5,767)
   Proceeds from issuance of share capital                                 38,598       5,454       1,009
   Proceeds from notes payable                                              1,449          --          --
   Payments on notes payable                                                 (224)     (2,535)        (17)
   Proceeds from secondary listing                                             --          --      22,310
                                                                         --------------------------------
      Cash provided by (used for) financing activities                     25,994     (10,816)     31,618
                                                                         --------------------------------
   Increase (decrease) in cash and cash equivalents                      $ 26,393    $(24,416)   $  1,873
   Effect of exchange rate changes on cash and cash equivalents                --          --         (78)
   Cash and cash equivalents at beginning of period                         2,774      29,167       4,751
                                                                         --------------------------------
      Cash and cash equivalents at end of period                         $ 29,167    $  4,751    $  6,546
                                                                         ================================
SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid (refunded) for:
      Interest                                                           $  1,579    $    779    $  2,482
      Income taxes                                                           (200)        297       2,656

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Equipment acquired under capital lease obligations                         494       8,338      11,556
   Additional ordinary shares issued upon conversion
      of subordinated note debt                                             3,658          --          --
   Purchase of subsidiaries financed by issuance of
      600,000 ordinary shares valued at $6.67                               4,002          --          --
      66,908 ordinary shares valued at $14.019                                 --          --         938
      238,684 ordinary shares valued at $27.262                                --          --       6,507

See accompanying notes.

Flextronics International Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION OF THE COMPANY

Flextronics International Ltd. was incorporated in the Republic of Singapore on May 31, 1990 as Flex Holdings Pte Limited. The subsidiary companies are located in Singapore, Malaysia, Hong Kong, the People's Republic of China, United Kingdom, Mauritius and the United States. The Company was incorporated to acquire the Asian and certain U.S. operations of Flextronics Inc. (the "Predecessor"). The Predecessor had been involved in contract manufacturing operations in Singapore since 1982, Hong Kong since 1983 and the People's Republic of China since 1987.

         The Company offers advanced contract manufacturing services of sophisticated original equipment manufacturers (OEMs) in the communications, computer, consumer and medical electronics industries. Flextronics offers a full range of services including microelectronics packages and printed circuit board
(PCB) assembly design and fabrication, material procurement, inventory management, PCB assembly, final system box build and distribution.

         The Company's fiscal year-end is March 31. The Company follows accounting policies which are in accordance with principles generally accepted in the United States.

2. SUMMARY OF ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of Flextronics International Ltd. and its subsidiaries (together "the Company"), after elimination of all significant intercompany balances and transactions. Investments in affiliates owned 20% or more and corporate joint ventures in which the Company does not have control, but has the ability to exercise significant management influence over operating and financial policies, are accounted for by the equity method. Other securities and investments are generally carried at cost.

         All dollar amounts included in the financial statements and in the notes herein are U.S. dollars unless designated as Singapore dollars (S$).

FOREIGN EXCHANGE

The Company, with the exception of certain subsidiaries, considers the U.S. dollar as its functional currency. This is because the majority of the Company's sales are billed and collected in U.S. dollars, and the majority of the Company's purchases, such as raw materials, are invoiced and paid in U.S. dollars.

         Accordingly, transactions in currencies other than the functional currency are measured and recorded in U.S. dollars using the exchange rate in effect at the date of the transaction. At each balance sheet date, recorded monetary balances that are denominated in currencies other than the functional currency are adjusted to reflect the rate at the balance sheet date. All gains and losses resulting from the translation of accounts designated in other than the functional currency are reflected in the determination of net income in the year in which they occur.

         For inclusion in the consolidated financial statements, all assets and liabilities of foreign subsidiaries having a functional currency other than the U.S. dollar are translated into U.S. dollars at the exchange rate ruling at the balance sheet date and the results of these foreign subsidiaries are translated into U.S. dollars at the weighted average exchange rates. Exchange differences due to such currency translations are recorded in shareholders' equity.

CASH AND CASH EQUIVALENTS

For purposes of statement of cash flows, the Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the related assets (two to twenty-two years).

CONCENTRATION OF CREDIT RISK

The Company is a turnkey manufacturer of sophisticated electronics for original equipment manufacturers engaged in the computer, medical, consumer and communications industries. Financial instruments which potentially subject the Company to concentration of credit risk are primarily accounts receivable and cash equivalents. The Company performs ongoing credit evaluations of its customers' financial conditions and, generally, requires no collateral from its customers. The Company maintains cash and cash equivalents with various financial institutions. These financial institutions are located in many different geographic locations throughout the world.

         The allowance for doubtful accounts the Company maintains is based upon the expected collectibility of all accounts receivable.

GOODWILL

Goodwill represents the excess of the purchase price of acquired companies over the fair value of the net assets acquired. Goodwill is amortized on a straight line basis over the estimated life of the benefits received which ranges from ten to twenty-five years. On an annual basis, the Company evaluates recorded goodwill for potential impairment against the current and estimated undiscounted future operating income before goodwill amortization of the businesses to which the goodwill relates.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INTANGIBLE ASSETS

Intangible assets comprise technical agreements, patents, trademarks and identifiable intangible assets in a subsidiary's assembled work force, its favourable lease and its customer list.

         Technical agreements are being amortized on a straight line basis over periods not exceeding five years. Patents and trademarks are being amortized on a straight line basis over periods not exceeding seventeen years. The identifiable intangible assets in the subsidiary's assembled work force, its favourable lease and its customer list are amortized on a straight line basis over the estimated life of the benefits received of three years.

INVENTORIES

Inventories are stated at the lower of cost or market value. Cost is comprised of direct materials on a first-in-first-out basis and in the case of finished products and work-in-progress includes direct labor and attributable production overheads based on normal levels of activity. The components of inventories are as follows (in thousands):

March 31,                                                 1995             1996
- -------------------------------------------------------------------------------
Raw materials                                         $ 21,691         $ 42,202
Work-in-process                                         10,249           14,049
Finished goods                                             128              962
                                                      -------------------------
                                                        32,068           57,213
Less: allowance for obsolescence                        (1,875)          (4,576)
                                                      -------------------------
                                                      $ 30,193         $ 52,637
                                                      =========================

REVENUE RECOGNITION

Revenue from product sales and services are recognized on delivery and acceptance of the goods.

Flextronics International Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INCOME TAXES

Effective April 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by SFAS Statement No. 109, "Accounting for Income Taxes".

NET INCOME PER SHARE

Net income per share is computed using the weighted average number of Ordinary Shares and Ordinary Share equivalents outstanding during the respective periods. Ordinary Share equivalents include Ordinary Shares issuable upon the exercise of stock options (using the treasury stock method). Pursuant to Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 83, Ordinary Shares and Ordinary Share equivalents issued by the Company during the twelve-month period prior to the initial public offering have been included in the calculation of Ordinary Shares and Ordinary Share equivalents using the treasury stock method and the initial public offering price of US $14 per share as if they were outstanding for all periods presented.

(in thousands, except per share data)               1994      1995      1996
- ----------------------------------------------------------------------------
Supplemental net income (loss) per share          $ 0.32   $  0.51   $ (1.39)
Weighted average ordinary shares                   6,740    12,103    12,536

         Supplemental net income/(loss) per share is calculated in accordance with Accounting Principles Board Opinion No.15 (APB 15). The supplemental net income/(loss) per share amounts are presented for comparison purposes because under APB 15 the effect of options is excluded from the net income/(loss) per share calculation if anti-dillutive, whereas, under SAB No. 83, such options are considered outstanding even if the effect of including them is anti-dillutive.

RETROACTIVE RESTATEMENTS

The consolidated financial statements give retroactive effect to the acquisition of nCHIP, Inc. ("nCHIP") in January 1995 which was accounted for as a pooling of interest.

         FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES ACCEPTED IN SINGAPORE

         A separate financial statement for the same period has been prepared in accordance with accounting principles accepted in Singapore.

3. BANK BORROWINGS

LINE OF CREDIT

Three of the Company's subsidiaries have obtained from several banks working capital lines of credit, totalling approximately US$48 million, representing overdraft facilities, bridging loan, short term cash advances, letters of credit and letters of guarantee and trust receipts. Interest on borrowings is charged within the range 5.75% to 7.125% per annum.

     The lines of credits are collateralized by:
     (a) negative pledge on assets of all the group entities;
     (b) corporate guarantees from the Company and its subsidiaries;

         These lines of credits require that the Company maintains certain financial ratios and other covenants. As at March 31, 1996, the Company was in compliance with its covenants.

         As of March 31, 1996, the Company had utilized the following credit facilities under the above lines of credit (in thousands):

Short term cash advances                      $ 14,379
Letters of credits and guarantees             $  1,003
                                              ========

The remaining unused portion of lines of credit total $32.5 million

         The weighted average interest rates on borrowings are as follows:

March 31,                               1995     1996
- -----------------------------------------------------
Interest on borrowings                 6.438%    6.41%
                                       ==============

4. LONG TERM DEBT

Long-term debt consisted of the following at March 31 1996.

                                                         1995          1996
- ---------------------------------------------------------------------------
Term loan at 4.5%                                         $--       $   333
Mortgage loans at 10.5%                                    --         2,244
Other loans at 8%                                           9         1,050
Purchase obligation earnout                                --         3,125
                                                          -----------------
                                                            9         6,752
Less: current portion                                      (9)       (4,198)
                                                          -----------------
                                                          $--       $ 2,554
                                                          =================

         Maturities of long-term debt for the five years succeeding March 31, 1996 are $4,198,000 by March 31, 1997, $740,000 by March 31, 1998, $645,000 by
March 31, 1999, $358,000 by March 31, 2000 and $358,000 by March 31, 2001.

         The purchase obligation earnout is contingent upon Astron Group Limited meeting certain pre-tax profit for the calender year 1996.

5. LEASE COMMITMENTS

CAPITAL LEASE

Following is a schedule by fiscal year, of future minimum lease payments under capital lease obligations for certain machinery and equipment, together with the present value of the net minimum lease payments (in thousands) :

Fiscal Years Ending March 31,
     1997                                                              $  7,960
     1998                                                                 5,987
     1999                                                                 3,411
     2000                                                                 1,472
     2001                                                                   503
     Thereafter                                                              --
                                                                       --------
Total installment payments                                               19,333
Amount representing interest                                             (2,477)
                                                                       --------
Present value of net installment payments                                16,856
Less: current portion                                                     6,736
                                                                       --------
Long-term portion of capital lease                                     $ 10,120
                                                                       ========

         Items costing $28,387,304 (1995: $15,993,603) with accumulated amortization $8,780,878 (1995: $4,168,453) purchased under capital leases have been included in machinery and equipment as of March 31, 1996. Lease amortization is included in depreciation expense.

OPERATING LEASES

The Company leases some of its facilities under operating leases. Future minimum lease payments under operating leases with a term of more than one year are as follows (in thousands):

Fiscal Years Ending March 31,
     1997                              $2,177
     1998                               1,782
     1999                               1,530
     2000                               1,147
     2001                                 793
     Thereafter                         1,890
                                       ------
                                       $9,319
                                       ======

Flextronics International Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         The facilities lease of one of the subsidiaries provides for escalating rental payments over the lease period. Rent expense is being recognized on a straight-line basis over the term of the lease period.

         Total operating lease expense for the Company was $1,263,019, $1,956,733 and $2,211,077 for the years ended March 31, 1994, 1995 and 1996 respectively.

6. CAPITAL COMMITMENTS

One of the subsidiaries, Flextronics (Malaysia) Sdn. Bhd. has contracted to purchase $457,714 of fixed assets as of March 31, 1996. These fixed assets have not been delivered and are therefore not provided for in the accounts as of March 31, 1996.

7. INCOME TAXES

The domestic and foreign components of income (loss) before taxes are as follows:

March 31,
(in thousands)                 1994      1995      1996
- -------------------------------------------------------
Singapore                    $ (412)  $(1,529) $(21,917)
Foreign                       2,801     9,148     8,296
                             --------------------------
                             $2,389   $ 7,619  $(13,621)
                             ==========================

         Income tax expense consists of the following :

March 31,
(in thousands)                  1994     1995     1996
- ------------------------------------------------------
Current:
   Singapore                 $   226  $   366  $ 1,441
   Foreign                        89      860    2,266
                             -------------------------
                                 315    1,226    3,707
                             -------------------------
Deferred:
   Singapore                     339      237       74
   Foreign                        --       --       10
                             -------------------------
                                 339      237       84
                             -------------------------
                             $   654  $ 1,463  $ 3,791
                             =========================

         Total income tax expense differs from the amount computed by applying the Singapore statutory income tax rate of 26% (1995 and 1994: 27%) to income before taxes as follows :

March 31,
(in thousands)                                     1994        1995        1996
- -------------------------------------------------------------------------------
Computed expected income taxes                  $   645     $ 2,057     $(3,541)
Effect of Singapore income tax
   incentives                                      (278)         --         (82)
Effect of losses from non-incentive
   Singapore operations                             255         367       8,472
Effect of foreign operations                       (667)     (1,609)     (1,785)
Non-deductible items:
   Amortization of goodwill
     and intangibles                                113         205         270
   Loss on sale of investments                       --          --          69
   Joint venture losses                              --         216          --
Others                                               29         227         388
                                                -------------------------------
                                                     97       1,463       3,791
Cumulative effect of March 31, 1993
   of change from deferral method to
   liability method                                 557          --          --
                                                -------------------------------
                                                $   654     $ 1,463     $ 3,791
                                                ===============================

   The components of deferred income taxes are as follows (in thousands):

March 31,                                                             1995          1996
- ----------------------------------------------------------------------------------------
Deferred tax liabilities:
   Fixed assets                                                   $  1,466      $  1,365
   Others                                                              486           193
                                                                  ----------------------
                                                                     1,952         1,558
                                                                  ----------------------
Deferred tax assets
   Provision for stock obsolescence                                   (249)         (677)
   Provision for doubtful debts                                       (180)         (343)
   Net operating losses carry forwards                             (11,032)      (11,020)
   Unabsorbed capital allowances
     carried forwards                                                 (731)         (438)
   Investment allowance                                                (84)           --
   Others                                                             (118)         (699)
                                                                  ----------------------
                                                                   (12,394)      (13,177)
Valuation allowance                                                 11,132        12,615
                                                                  ----------------------
Net deferred tax liability                                        $    690      $    996
                                                                  ======================

         The net deferred tax liability is classified as follows:

   Non-current liability                                          $    994      $  1,256
   Current asset                                                      (220)         (260)
   Non-current asset                                                   (84)           --
                                                                  ----------------------
                                                                  $    690      $    996
                                                                  ======================

         The Company has been granted the following tax incentives:

         (i) Investment allowance on approved fixed capital expenditure incurred within 5 years after August 1, 1990 subject to a maximum of $2,700,000 for its Singapore operations was granted by the Economic Development Board of Singapore. This investment allowance has been utilized by the Company to reduce taxable income of its Singapore subsidiary since 1991. This allowance is however fully utilized at the end of the year.

         (ii) Pioneer status granted to one of its Malaysian subsidiary for a period of 5 years under the Promotion of Investment Act, 1986. This pioneer incentive provides a tax exemption on manufacturing income of this subsidiary.

         (iii) Product Export Enterprise incentive for a lower rate for its China operations. The Company's operations in China is located in a "Special Economic Zone" and is an approved "Product Export Enterprise" which qualifies for a special corporate income tax rate of 10%. This special tax rate is subject to the Company exporting more than 70% of its total value of products manufactured in China. The Company's status as a Product Export Enterprise is reviewed annually by the Chinese government authorities.

         A portion of the Company's sales are carried out by its subsidiary in Labuan, Malaysia where the Company has opted to pay the Labuan tax authorities a fixed amount of US$8,000 tax each year in accordance with the Labuan tax legislation. Also a portion of the Company's sales are carried out by its subsidiary, an offshore ordinary company, in Mauritius where the tax rate is at 0% for such companies.

8. SHAREHOLDERS' EQUITY

EXERCISE OF OPTIONS

During the year, certain employees exercised their options to purchase 304,201 Ordinary Shares at an exercise price of US$0.77 to US$14.50 per share.

         ACQUISITION OF FLEXTRONICS INTERNATIONAL (UK) LIMITED ("FILUK) (FORMERLY KNOWN AS ASSEMBLY & AUTOMATION (ELECTRONICS) LIMITED)

         On April 12, 1995, the Company acquired all the outstanding stock of FILUK in exchange for $2,878,860 in cash and 66,908 Ordinary Shares of the Company, valued at $14.019 per share.

         ACQUISITION OF ASTRON GROUP LIMITED ("ASTRON")

         On February 2, 1996, the Company acquired all the

Flextronics International Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


outstanding stock of Astron in exchange for $13,440,605 in cash; 238,684 Ordinary Shares of the Company, valued at $27.262 per share; issuance of a $10 million promissory note due one year after acquisition date; issuance of a $5 million promissory note due two years after acquisition date and the issuance of $10 million of Ordinary Shares of the capital of the Company on June 30, 1998. The promissory notes shall bear interest at the rate of 8% per annum.

         FOREIGN CURRENCY PAYMENTS IN THE COMPANY'S SUBSIDIARIES OPERATING IN THE PEOPLE'S REPUBLIC OF CHINA

         The Company's subsidiaries operating in the People's Republic of China are required to obtain approval from the relevant authorities when making foreign currency payments.

9. SHARE OPTION PLANS

In July 1993, the Company adopted an Executives' Share Option Scheme ("SOS") and an Executives' Incentive Share Scheme ("ISS") for selected management employees of the Company. The Company granted stock options for 344,520 Ordinary Shares exercisable at $2.92 per share (fair market value at date of the grant) under the SOS and stock options for 54,618 Ordinary Shares at S$0.01 per share (fair market value at date of grant was $2.92 per share) under the ISS. In February 1994, 53,748 Ordinary Shares were issued due to the exercise of the options under ISS. During fiscal 1994, the Company amortized the full compensation expense of $159,303. In March 1994, 53,748 Ordinary Shares were issued due to the exercise of the options granted under ISS.

         On December 1, 1993, the Company adopted the 1993 Share Option Plan (the "Plan") that provides for the grant of incentive stock options, automatic option grants and non-statutory stock options to employees and other qualified individuals to purchase Ordinary Shares of the Company. At March 31, 1995, the Company had reserved 900,000 Ordinary Shares for issuance under the Plan. In August 1995 the Company's 1993 Share Option Plan was amended to reserve an additional 600,000 Ordinary Shares for issuance.

         In January 1995, the Company acquired nCHIP and thereby assumed the existing nCHIP stock option plan and the employee stock options outstanding thereunder. The outstanding nCHIP employee stock options were converted into options to purchase approximately 345,389 of the Company's Ordinary Shares.

         As at March 31,1996, options to purchase 1,327,000 Ordinary Shares at a weighted average exercise price of $12.63 per share were outstanding under the share option plans. The following table presents the activity for options:

                                               Options outstanding
                                 ----------------------------------------------
                                       Options
                                 available for
                                         grant     Shares       Price per share
- -------------------------------------------------------------------------------
Balance at March 31, 1994              649,872    729,180      S$0.01 - US$6.67
nCHIP options converted
   to Flex options                     345,389         --     US$0.77 - US$4.74
Options granted                       (508,501)   508,501    US$0.77 - US$16.75
Options exercised                           --   (143,699)    US$2.92 - US$4.33
Options cancelled                       33,418    (33,418)   US$2.92 - US$10.50
                                      -----------------------------------------
Balance at March 31, 1995              520,178  1,060,564    US$2.92 - US$16.75
Increase in options available
   for grant                           600,000         --     S$0.01 - US$35.75
Options granted                       (641,783)   641,783   US$14.75 - US$35.75
Options exercised                           --   (304,201)   US$0.77 - US$14.50
Options cancelled                       71,146    (71,146)   US$0.77 - US$24.00
                                      -----------------------------------------
Balance at March 31, 1996              549,541  1,327,000
                                      ===================

10. PROVISION FOR PLANT CLOSURE

The provision for plant closure of $2,454,000 relates to the downsizing of the Malaysia and Shekou, China manufacturing operations. The provision includes $1 million provision for inventory exposure and $200,000 provision for doubtful debts related to one specific project in Malaysia. An amount of $1,254,000 associated with certain obsolete equipment at the Company's facilities in Malaysia and Shekou, China has been written off.

11. EXTRAORDINARY ITEM

In July 1993, the Company recognized $416,000 of extraordinary gain in connection with the forgiveness of accrued interest on a subordinated note.

12. RELATED PARTY TRANSACTIONS

For the year ended March 31, 1996, the Company had net sales of $2,132,972 to Metcal, Inc., a precision heating instrument company. Prior to becoming the Company's Chief Officer in January 1994, Michael E. Marks was the President and Chief Executive Officer of Metcal, Inc.. Michael E. Marks remained as a director of Metcal, Inc. during the year ended March 31, 1996.

         For the year ended March 31, 1995, the Company had net sales of $989,220 to Metcal, Inc..

         Following the acquisition of Astron, its Managing Director, Stephen JL Rees, was made a director of the Company on April 15, 1996. At the date of the Astron acquisition a loan of $2,908,000 to Mayfield International Limited (`Mayfield'), a company in which Stephen JL Rees has a beneficial interest, was outstanding. At March 31, 1996 the loan balance amounted to $2,085,082. The loan is secured by a corporate guarantee from Mayfield's holding company and it bears interest at 7.15% per annum, earning $26,911 in the period. Astron has also rented an office from Mayfield, and rentals charged to Astron during the period amounted to $34,669.

         In May 1993, Flextronics (Malaysia) Sdn. Bhd. sold plant and machinery to FlexTracker Sdn. Bhd. valued at $2,033,315. In December 1993, Flextronics (Malaysia) Sdn. Bhd. repurchased a portion of such plant and machinery from FlexTracker Sdn. Bhd. worth $251,654. The sale and purchase of plant and machinery represent the net book value recorded in the parties' books at the date of transfer. During the year ended March 1994, Flextronics (Singapore) Pte. Ltd. purchased $8,692,917 worth of materials on behalf of FlexTracker Sdn. Bhd. The transfer of these materials to FlexTracker Sdn. Bhd. was at original cost of the materials.

13. MERGERS, ACQUISITIONS AND STRATEGIC INVESTMENTS

CURRENT YEAR

On April 12, 1995, the Company acquired all of the issued share capital of Assembly & Automation (Electronics) Limited, a private limited company incorporated in the UK that provides contract manufacture of electronics and telecommunications equipment, for a total consideration of $4.1 million by way of cash and the issuance of 66,908 Ordinary Shares. The transaction has been accounted for under the purchase method, and accordingly, the purchase price has been allocated to the assets and liabilities assumed based upon their estimated fair market values at the date of acquisition. The excess of the purchase price over the fair market value of the net tangible assets acquired aggregated approximately $4.6 million of which $237,000 was allocated to intangibles which are being amortized on a straight line basis over their estimated useful life of three years.

Flextronics International Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill is amortized over twenty years.

         On February 2, 1996, the Company acquired all of the issued share capital of Astron Group Limited, a private limited company incorporated in the Hong Kong who is a manufacturer of circuit boards used in electronics and telecommunications, for a consideration of $45.6 million by way of cash; issuance of 238,864 Ordinary Shares and $10 million of Ordinary Shares of the Company on June 30, 1998; and the issuance of promissory notes bearing interest at 8%. The Company will pay an earnout of up to $12.5 million contingent upon Astron meeting certain pre-tax profit for calendar year 1996, and, in addition, to the $45.6 million the Company has included $3.125 million of the earnout as part of the purchase consideration. The transaction has been accounted for under the purchase method, and accordingly, the purchase price has been allocated to the assets and liabilities assumed based upon their estimated fair market values at the date of acquisition. The valuation of Astron's In-process research & development was determined by an independent corporate valuation firm to be between $31 million to 37 million, and the Company has written off $31.6 million in the consolidated financial statements this year. An amount of $250,000 was allocated to intangibles which are being amortized on a straight line basis over their estimated useful life of three years.

         The Company has entered into consulting agreements with the former Chairman of Astron, which provide for an annual fee, plus a $15 million payment to be made and expensed on June 30, 1998 subject to certain terms and conditions to be met, which include continuation of employment and non-competition clauses.

         The consolidated financial statements contain the results of the acquired companies from the date of acquisition.

         The following unaudited proforma information of the Company reflects the results of operations for the year ended March 31, 1995 and 1996 as if the acquisitions of Assembly & Automation (Electronics) Limited and Astron Group Limited had occurred as of April 1, 1994 and after giving effect to certain adjustments including amortizing of intangibles and goodwill. The unaudited proforma information is based on acquired entities' results of operations for the years ended December 31, 1994 and 1995 as the fiscal year end of these entities and the rest of the group are non co-terminus. These proforma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisitions actually took place at April 1, 1994 or of operating results which may occur in the future.

(in thousands, except per share data unaudited)
Year ended March 31,                 1995        1996
- -----------------------------------------------------
Net Sales                        $273,872    $466,039
Net income/(loss)                (28,017)      13,413
Net income/(loss) per share        (2.26)        1.00

PREVIOUS YEARS

In January 1995, the Company acquired nCHIP by the issuance of 2,104,602 ordinary shares of S$0.01 par value each, in exchange for all of the outstanding capital of nCHIP. In addition, outstanding nCHIP employee stock options were converted into options to purchase approximately 345,389 of the Company's ordinary shares. The transaction was accounted for as a pooling of interests and therefore, all prior period financial statements presented have been restated as if the acquisition took place at the beginning of such periods.

         nCHIP has a calendar year end and, accordingly, the nCHIP statement of income for the year ended December 31, 1993 have been combined with the Company's statement of income for the fiscal years ended March 1994. Effective April 1, 1994 nCHIP's fiscal year end has been changed from December 31 to March 31 to conform to the Company's fiscal year-end. Accordingly, nCHIP's operations for the three months ended March 31, 1994 including net sales of $ 2,302,218 and net loss of $ 595,868 have been excluded from consolidated results and have been reported as an adjustment to the April 1, 1994 consolidated retained earnings.

         Separate results of operations for the period prior to the acquisition are as follows:

                                            Unaudited
                            Fiscal year   nine months
                                  ended         ended
                               March 31   December 31
(in thousands)                     1994          1994
- -----------------------------------------------------
Net sales
     Company                $   122,948   $   163,249
                            -------------------------
     nCHIP                        8,397         7,623
                            =========================
     Combined               $   131,345   $   170,872
Net income
     Company                $     2,896   $     7,626
                            -------------------------
     nCHIP                         (745)       (3,400)
                            =========================
     Combined               $     2,151   $     4,226
Other changes in
   shareholders' equity
     Company                $    50,098   $      (144)
     nCHIP                            9         5,287
                            -------------------------
     Combined               $    50,107   $     5,143
                            =========================

         As of December 20, 1994, the Company had a 49% interest in FlexTracker and accounted for this investment using the equity method. On December 30, 1994, the Company acquired the net assets (except the $1.0 million loan made by the joint venture partner, HTS, to FlexTracker) for approximately $3.3 million.

         On March 1, 1994, the Company acquired all of the outstanding stock of Relevant, a company that provides high value-added, high quality, just-in-time manufacturing services to original equipment manufacturers in the computer and electronics industry, for approximately $4.0 million. The transaction has been accounted for under the purchase method, and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair market values at the date of acquisition. Such allocation has been based on the valuation by an independent corporate valuation firm. The excess of the purchase price over the fair market value of the net tangible assets acquired aggregated approximately $2.4 million and are being amortized on a straight-line basis over their estimated useful life of twenty-five years.

         The operating results of Relevant are included in the Company's consolidated results of operations from the date of acquisition.

         The following unaudited pro forma information of the Company reflects the results of operations for the years ended March 31, 1994 and 1995 as if the acquisitions of nCHIP, the net assets and business of Flextracker and Relevant had occured as of April 1, 1993 and after giving effect to certain adjustments including amortization of intangibles and goodwill. The unaudited pro forma information is based on certain acquired entities' results of operations for the years ended December 31, 1993 and 1994 as the fiscal year end of these entities and the rest of the group are not co-terminus. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisition actually took place at April 1, 1993 or of operating results which may occur in the future.

(in thousands, except per share data unaudited)
Year ended March 31,                        1994       1995
- -----------------------------------------------------------
Net Sales                              $ 155,349  $ 255,733
Net income before Extraordinary Gain          92      4,301
Net income after Extraordinary Gain          508      4,301
Net income per share                        0.07       0.36

Flextronics International Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14. SEGMENT REPORTING

The Company operates in one primary business segment - providing sophisticated electronics assembly and turnkey manufacturing services to a select group of original equipment manufacturers engaged in the computer, medical, consumer electronics and communications industries. Sales to major customers who accounted for more than 10% of net sales were as follows:

March 31,                      1994     1995     1996
- -----------------------------------------------------
CUSTOMER
Visioneer                      0.44%    1.70%   13.14%
Lifescan                       22.8%    20.1%   14.10%
IBM                            14.4%     7.7%    2.80%
Global Village                   --     4.50%   10.50%

         Sales for similar classes of products within the Company's business segment is presented below (in thousands):

March 31,
(in thousands)                                  1994          1995          1996
- --------------------------------------------------------------------------------
PRODUCT TYPE
Medical                                     $ 30,076      $ 49,152      $ 78,322
Computer, computer peripherals
   & telecommunication                        64,865       120,818       285,881
Industrial                                        --            --         9,664
Consumer products                             15,792        47,515        23,858
MCMs                                           8,397        11,847        19,817
Disk drive/tape drive                          4,331            --            --
Others                                         7,884         8,054        30,804
                                            ------------------------------------
                                            $131,345      $237,386      $448,346
                                            ====================================

         A summary of the Company's operations by geographical area for the three years ended March 31, 1994, 1995 and 1996 was as follows (in thousands):

March 31,
(in thousands)                               1994           1995           1996
- -------------------------------------------------------------------------------
Net Sales:
   Singapore:
    Unaffiliated customers
       Domestic                         $  29,151      $   3,596      $     653
       Export                                  --          7,358          9,277
    Intercompany                           32,849         67,572         77,899
                                        ---------------------------------------
                                           62,000         78,526         87,829
   Hong Kong/China and Malaysia:
    Unaffiliated customers
      Domestic                              6,452         17,757         11,838
      Export                               83,668        158,169        204,850
    Intercompany                           21,415         29,356         60,780
                                        ---------------------------------------
                                          111,535        205,282        277,468
   USA/UK:
      Unaffiliated customers
         Domestic                          12,074         50,506        207,961
         Export                                --             --         13,767
      Intercompany                             --             --             27
                                        ---------------------------------------
                                           12,074         50,506        221,755
   Eliminations                           (54,264)       (96,928)      (138,706)
                                        ---------------------------------------
                                        $ 131,345      $ 237,386      $ 448,346
                                        =======================================
Income (loss) from operations:
   Singapore                            $     553      $      90      $ (27,674)
    Hong Kong/China and
      Malaysia                              2,913         11,392         12,843
    USA/UK                                    369         (1,275)         3,056
                                        ---------------------------------------
                                        $   3,835      $  10,207      $ (11,775)
                                        =======================================
Identifiable assets:
   Singapore                            $  46,115      $  23,426      $  31,998
   Hong Kong/China and
    Malaysia                               49,956         66,315         97,977
   USA/UK                                   7,058         26,376         84,613
                                        ---------------------------------------
                                        $ 103,129      $ 116,117      $ 214,588
                                        =======================================

         Geographic revenue transfers are based on selling prices to unaffiliated companies, less discounts. Income (loss) from operations is net sales less operating expenses, goodwill amortization and provision for plant closings, but prior to interest or other expenses and income taxes.

         The Company's subsidiaries, with the exception of Astron Group Limited, are interdependent and are not managed for stand alone results. Certain operational functions for the entire Company, such as marketing and administration, may be carried out by a subsidiary in one country. In addition, the Company may from time to time shift responsibilities from a subsidiary in one country to a subsidiary in another country, thereby changing the operating results of the impacted subsidiaries but not the Company as a whole. For these reasons, the Company believes that changes in results of operations in the individual countries in which it operates are not necessarily reflective of material changes in the Company's overall results.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders Flextronics International Ltd.

We have audited the accompanying consolidated balance sheets of Flextronics International Ltd., as of March 31, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with U.S. Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Flextronics International Ltd. at March 31, 1995 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 1996, in conformity with U.S. Generally Accepted Accounting Principles.


ERNST & YOUNG

Singapore
May 13, 1996

Flextronics International Ltd.

CORPORATE DIRECTORY

OFFICERS
Michael E. Marks
Chairman of the Board and
Chief Executive Officer

Tsui Sung Lam
President, Chief Operating Officer
and Director

Dennis P. Stradford
Senior Vice President

Goh Chan Peng
Chief Financial Officer

Hans D. Nilsson
Managing Director, Europe

Teo Buck Song
Vice President, Purchasing

Michael McNamara
Vice President, Flextronics International and President, U.S. Operations

Bruce McWilliams
Vice President, Flextronics International and President of nCHIP

Stephen Rees
Chairman, Astron Group Ltd.

[PHOTO]
(Clockwise, back to front:) Dennis Stradford, Ash Bhardwaj, Stephen Rees, S.L. Tsul, B.S.
Teo, C.P. Goh, Michael Marks, Michael McNamara,
Hans Nilsson, Bruce McWilliams.

DIRECTORS
Robert R.B. Dykes
Bernard J. Lacroutte
Tsui  Sung Lam
Michael E. Marks
Michael Moritz
Stephen J.L. Rees
Andrew W. Russell
Richard L. Sharp

WESTERN HEMISPHERE HEADQUARTERS
Flextronics International Ltd.
2241 Lundy Avenue
San Jose, CA 95131
U.S.A.
Tel: +1.408.428.1300
Fax: +1.408.428.0420

EASTERN HEMISHPERE HEADQUATERS
Flextronics International Ltd.
514 Chai Chee Lane
#04-13
Bedok Industrial Estate
Singapore 469029
Tel: +65.449.5255
Fax: +65.448.6040

WORLDWIDE FACILITIES
Singapore
Doumen, People's Republic of China
Xixiang, People's Republic of China
Senai, Johore, Malyasia
Kwai Chung, Hong Kong
San Jose, California, U.S.A.
Westford, Massachusetts, U.S.A.
Richardson, Texas, U.S.A.
Wales, United Kingdom

INVESTOR RELATIONS
For shareholder or investor related inquiries contact:
Investor Relations
Flextronics International
2241 Lundy Avenue
San Jose, CA 95131
U.S.A.
Tel: +1.408.383.7722
Fax: +1.408.526.9215

TRANSFER AGENT AND REGISTRAR
For questions regarding misplaced share certificates, changes of address or the consolidation of accounts, please contact the Company's transfer agent:
The First National Bank of Boston
435 Tasso Street
Suite 250
Palo Alto, CA 94301
U.S.A.
Tel: +1.415.853.1483

LEGAL COUNSEL
Brobeck, Phleger & Harrison LLP
San Francisco, California, U.S.A.

INDEPENDENT AUDITORS
Ernst & Young, Singapore

STOCK LISTING
The Company's Ordinary Shares are traded over-the-counter on the Nasdaq National Market System under the symbol FLEXF.


================================================================================

ANNUAL MEETING

The annual meeting of the shareholders will be held at 9:00 A.M. on August 15, 1996 at the Sheraton San Jose Hotel, 1810 Barber Lane, Milpitas, California 95035 U.S.A. Tel: +1.408.943.0600


                                         [LOGO] Printed on recycled paper.

                                         (C)1996 Flextronics International Ltd.
Flextronics International Ltd.           All Rights Reserved.

[FLEXTRONICS INTERNATIONAL LOGO]
FLEXTRONICS
INTERNATIONAL

2241 Lundy Avenue
San Jose, CA 95131 U.S.A.
www.flextronics.com

                                    APPENDIX


                                 ANNUAL REPORT

                         FLEXTRONICS EDGAR DESCRIPTIONS


 1.  Cover Page

         [photograph of selected items the Company manufactures for its clients]

 2.  Page   -- Shareholder letter

         [photograph of Chief Executive Officer Michael E. Marks]

 3.  Page 1

         [graphical charts depicting the Company's revenue, income and earnings per share for fiscal years 1994, 1995 and 1996]

 4.  Page 2

         [graphical chart depicting sample manufacturing programs the Company offers]

 5.  Page 3

         [photograph of selected Thermoscan, Inc. products and components]

 6.  Page 4

         [graphical chart depicting a spectrum of manufacturing technologies the Company offers]

 7.  Page 5

         [photograph of certain Palm Computing products and components]

 8.  Page 6

         [graphical chart depicting production and distribution strategies]

 9.  Page 7

         [photograph of certain Microsoft Corporation products and components]

10.  Page 8

        [map illustrating Plextronics' design and manufacturing facilities]

11.  Page 25

        [photographs of Messers. Stradford, Bhardwaj, Rees, Goh, Marks, Tsui, Nilsson, Teo, McNamara, McWilliams.]